   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          PENTEGRA DENTAL GROUP, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          8021                  76-0545043
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                           --------------------------

     PENTEGRA DENTAL GROUP, INC.                     GARY S. GLATTER
  2999 NORTH 44TH STREET, SUITE 650         2999 NORTH 44TH STREET, SUITE 650
        PHOENIX, ARIZONA 85018                    PHOENIX, ARIZONA 85018
            (602) 952-1200                            (602) 952-1200
  (Address, including zip code, and       (Name and address, including zip code,
telephone number, including area code,     and telephone number, including area
 of registrant's principal executive           code, of agent for service)
               offices)

                           --------------------------

                                    COPY TO:

                                RICHARD S. ROTH
                             JACKSON WALKER L.L.P.
                                 1100 LOUISIANA
                                   SUITE 4200
                              HOUSTON, TEXAS 77002
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If the securities being registered on this Form are to be offered are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED        PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
                                                  1,500,000
Common Stock, par value $.001 per share.....      shares(2)            $4.09375           $6,140,625            $1,812
Convertible Subordinated Debt
  Securities(3).............................     $50,000,000             100%            $50,000,000           $14,750

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee with respect to the Common Stock are computed on the basis of the average of the high and low prices of the Common Stock on September 26, 1998, as reported on The American Stock Exchange.

(2) This Registration Statement also includes 735,217 shares of Common Stock which have been previously registered by the Registrant on Registration Statement No. 333-49473 and for which the Registrant has previously paid registration fees of $3,735.

(3) Includes such indeterminate number of shares of Common Stock as shall be issuable on conversion of the Convertible Subordinated Debt Securities being registered hereunder. No additional consideration will be received for the Common Stock and therefore no registration fee is required pursuant to Rule 457(i).
                           --------------------------

    Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus which is a part of this Registration Statement also relates to 735,217 shares of Common Stock of the Registrant covered by Registration Statement No. 333-49473 (including all amendments thereto) previously filed by the Registrant on Form S-4.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 1998
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

 [LOGO]
                          PENTEGRA DENTAL GROUP, INC.
                                  COMMON STOCK

                          CONVERTIBLE DEBT SECURITIES

    Pentegra Dental Group, Inc. ("Pentegra" or the "Company") may offer and issue 2,235,217 shares of its common stock, $.001 par value per share (the "Common Stock"), and $50,000,000 aggregate principal amount of convertible subordinated debt securities (the "Convertible Debt Securities") covered by this Prospectus in business combination transactions involving its acquisition, directly or indirectly, of businesses or other operating assets. Pentegra expects that (i) the terms of these business combination transactions will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired, (ii) the shares of Common Stock issued will be valued at prices reasonably related to market prices prevailing either at the time an acquisition agreement is executed or at or about the time of delivery of the shares and (iii) the Convertible Debt Securities issued will be valued at prices reasonably related to their principal amount. It does not expect to pay any underwriting discounts or commissions, but may pay finder's fees from time to time with respect to specific business combination transactions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Pentegra will pay all expenses of this offering.

    The Convertible Debt Securities will be convertible in whole or in part into shares of common stock, par value $.001 per share ("Common Stock"), of Pentegra at any time on or after their respective Convertibility Commencement Date (as defined herein) and at or before maturity, unless previously redeemed, at their Conversion Price (as defined herein) as the applicable prospectus supplement or supplements (each, a "Prospectus Supplement") and pricing supplement or supplements (each, a "Pricing Supplement") hereto will specify, subject to adjustment in certain events.

    The Convertible Debt Securities will be (i) unsecured obligations of Pentegra, (ii) subordinate to all present and future Senior Indebtedness (as defined in the Indenture described herein or any applicable supplement to that Indenture or Prospectus Supplement relating to one or more series of Convertible Debt Securities) of Pentegra and (iii) effectively subordinated to all indebtedness and other liabilities of subsidiaries of Pentegra.

    Persons receiving the Convertible Debt Securities offered hereby may be contractually required to hold some portions of those Convertible Debt Securities for periods of up to two years. In addition, pursuant to the provisions of Rule 145 under the Securities Act, the volume limitations and certain other requirements of Rule 144 under the Securities Act will apply to resales of those Convertible Debt Securities by affiliates of the businesses the Company acquires for a period of one year (or such shorter period as the Securities and Exchange Commission (the "Commission") may prescribe).

    As of September 1, 1998, 7,581,681 shares of Common Stock were issued and outstanding, of which 2,875,000 are registered and available for unrestricted trading in public markets unless owned by affiliates of Pentegra. The Common Stock is listed on The American Stock Exchange, under the symbol "PEN." Application will be made to list the shares offered hereby on The American Stock Exchange. On September 28, 1998, the last reported sales price of the Common Stock on The American Stock Exchange was $3.875 per share.

    All expenses of this offering (this "Offering") will be paid by Pentegra. No underwriting discounts or commissions will be paid in connection with the issuance of shares by Pentegra in business combination transactions, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an Underwriter within the meaning of the Securities Act.

                               ------------------

          THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                                ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1998.

                               PROSPECTUS SUMMARY

    UNLESS OTHERWISE INDICATED BY THE CONTEXT, REFERENCES HEREIN TO (I) "PENTEGRA" OR THE "COMPANY" INCLUDE PENTEGRA DENTAL GROUP, INC. AND ITS WHOLLY OWNED SUBSIDIARY, PENTEGRA INVESTMENTS, INC. ("PII") AND (II) "AFFILIATED PRACTICES" MEAN THE DENTAL PRACTICES WITH WHICH THE COMPANY HAS AFFILIATED AND THOSE DENTAL PRACTICES, IF ANY, WITH WHICH IT MAY ENTER INTO SIMILAR RELATIONSHIPS IN THE FUTURE. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                  THE COMPANY

    Pentegra Dental Group, Inc. was recently formed to provide management, administrative, development and other services to dental practices throughout the United States. The Company's approach to dental practice management (the "Pentegra Dental Program") was developed by Dr. Omer K. Reed, the Chairman of the Board of the Company, and is designed to increase revenues and lower costs at Affiliated Practices while freeing the practicing dentists to focus on the delivery of high-quality care. The Company will earn management service fees under long-term service agreements with Affiliated Practices (the "Service Agreements"). In most cases, service fees payable to the Company under the Service Agreements represent a share of the Affiliated Practices' operating profits, thereby providing incentives for the Company and the Affiliated Practices to work together to maximize practice profitability. The Company will also seek to grow by acquiring and affiliating with additional dental practices.

    The Company has entered into Service Agreements with 64 professional corporations or associations owned by the dentist-owners of the Affiliated Practices, which include 95 dentists and 75 dental offices located in 20 states. The Company acquired substantially all of the tangible and intangible assets, and assumed certain liabilities, of the Affiliated Practices. The Affiliated Practices are primarily general dentistry practices, but also include specialists such as periodontists, pedodontists and oral surgeons. In addition, the Company acquired from Dr. Reed and certain of his affiliates (the "Pentegra/Napili Transaction") the assets of a consulting firm, Pentegra, Ltd., which was founded in 1988, and a seminar company, Napili, International, Inc. ("Napili"), which was founded in 1963. The clinical, administrative and marketing training developed and provided by these companies to practicing dentists and their teams are the foundation for the Pentegra Dental Program. The Pentegra Dental Program is available exclusively to Affiliated Practices.

    The Health Care Finance Administration ("HCFA") estimates that in 1995 approximately $43 billion was spent in the United States on dental services, and projects annual dental expenditures will reach $79 billion in the year 2005. In a 1995 survey, the American Dental Association ("ADA") reported that there were approximately 153,000 active dentists in the United States, approximately 88% of whom were practicing either alone or with only one other dentist. In recent years, dentists have begun to consolidate into affiliated groups and with practice management companies. Dentists who affiliate with practice management companies gain several benefits, such as opportunities to achieve economies of scale, to implement cost management techniques and to gain access to capital for new equipment and other working capital needs.

    The Company's objective is to become a leader in providing dental practice management services. In order to achieve this objective, the Company's strategy includes the following elements:

    - FOCUS ON TRADITIONAL FEE-FOR-SERVICE DENTAL CARE. According to the 1997 Mercer Consulting Group Survey of Employer-Sponsored Health Plans, approximately 86% of the respondents in that survey reported that they offer their employees dental plans that pay for dental services on a fee-for-service basis. The Company believes that fee-for-service care is high-quality, highly profitable and professionally rewarding for dentists.

    - INCREASE PRODUCTIVITY AND PROFITABILITY OF AFFILIATED PRACTICES BY IMPLEMENTING THE PENTEGRA DENTAL PROGRAM. The Pentegra Dental Program involves implementing techniques designed to increase revenues and lower costs, as well as methods to make the dentist and his or her practice team more efficient in the delivery of dental care.

    - LOWER OPERATING COSTS BY ACHIEVING ECONOMIES OF SCALE. The Company believes that, as a result of its size and resources, it will be able to provide Affiliated Practices with certain management functions at lower cost than if the Affiliated Practices were to perform the services by themselves.

    - FREE THE DENTIST TO FOCUS MORE TIME ON THE PRACTICE OF DENTISTRY. The Company will relieve practicing dentists of administrative tasks. The Company believes its management and administrative support will substantially reduce the amount of time affiliated dentists are required to spend on administrative matters and enable them to dedicate more time and effort toward the growth of their professional practices.

    - GROW THROUGH ACQUISITIONS AND AFFILIATIONS OF ADDITIONAL DENTAL PRACTICES. The Company will generally seek to affiliate with practices that have high potential for future growth, particularly through implementation of the Pentegra Dental Program, an established reputation for high-quality care and a strategic fit either in an existing market or as an entry into a new market.

    The Pentegra Dental Program is based on a cooperative approach that emphasizes patient wellness and involves the dentist and his or her patient mutually agreeing on a program to achieve and maintain optimal oral health. The Company believes that the average dentist has the skills necessary to diagnose and provide appropriate care to patients, but many of them have not developed the skills needed to obtain patient acceptances of, and commitments to, the treatment plans. As a result, a significant amount of recommended care may not be completed, with correspondingly lower revenues to the dentists. The Company will provide training and support to assist affiliated dentists and their teams to communicate effectively with each patient regarding the type and value of care needed, to obtain the patient's commitment to a treatment plan and then to implement the agreed-upon treatment. In order to promote operational efficiency and assure quality of care at Affiliated Practices, the Company's information systems will monitor patient treatment plans and track the number and type of procedures performed by each practice. Additionally, the Company will provide the Affiliated Practices with billing and collections, purchasing, inventory management, invoice processing and payment, payroll processing, patient scheduling and financial reporting and analysis relating to the implementation of the Pentegra Dental Program.

    The Service Agreements with Affiliated Practices have initial terms of 40 years, subject to earlier termination under certain circumstances. Pursuant to the Service Agreements, the Company is the exclusive manager and administrator of non-dental services relating to the operation of the Affiliated Practices and, among other things, (i) administers the billing and collections for the Affiliated Practices, (ii) provides the necessary clerical, accounting and other non-dental services to the Founding Affiliated Practices and (iii) provides facilities and equipment for the Affiliated Practices. The service fees payable by the Affiliated Practices to the Company under the Service Agreements were determined in arm's length negotiations among the parties. Generally the service fees are computed based on (i) a percentage of revenues less operating expenses,
(ii) a percentage of revenues not to exceed a percentage of revenues less operating expenses, (iii) a specific fixed service fee or (iv) some combination of these. See "Business-- Service Agreements."

                              RECENT DEVELOPMENTS

    In connection with its initial public offering (the "IPO") in March 1998, the Company acquired substantially all the tangible and intangible assets and assumed certain liabilities of, and entered into agreements to provide long-term management services to, 77 dentists operating in 63 offices located in 18 states (the "Founding Affiliated Practices"). From the date of the IPO through August 31, 1998, the Company has affiliated with an additional 13 practices and 18 dentists operating in 12 offices, increasing the total number of existing Affiliated Practices to 64. During that period, the Company also funded two dental practice acquisitions by dentists party to a Service Agreement with the Company, which practices were "tucked-in" to an existing Affiliated Practice. These additional practices expand the Company's geographical base into Illinois and Oklahoma. In addition to these affiliations, the Company is negotiating and will continue to negotiate to affiliate with additional dental practices; however, although the Company intends to aggressively pursue these and other affiliations, there can be no assurance that any of such affiliations will be consummated.

                                  THE OFFERING

Common Stock offered by the Company.........  2,235,217 shares
Common Stock to be outstanding after this
  Offering(1)...............................  9,816,898 shares
American Stock Exchange symbol..............  PEN

---------

(1) Includes 3,859,251 shares of Common Stock issued in connection with the Company's affiliation with its Affiliated Practices (the "Affiliations"), 847,430 shares of Common Stock issued pursuant to an Exchange Agreement whereby each outstanding share of Common Stock, par value $0.01 per share, of PII was exchanged for a share of Common Stock (the "Share Exchange") and 2,875,000 shares of Common Stock issued in the IPO, and excludes (i) an aggregate of 724,666 shares of Common Stock issuable upon exercise of stock options granted under the Company's 1997 Stock Compensation Plan (the "1997 Stock Compensation Plan") at an exercise price equal to $8.50 per share and
    (ii) 1,275,334 shares reserved for future issuance under the 1997 Stock Compensation Plan. See "Management-- 1997 Stock Compensation Plan."

                                  RISK FACTORS

    The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

                             SUMMARY FINANCIAL DATA
                                 (IN THOUSANDS)

    Due to the fact that the Company has had no significant operations prior to March 30, 1998, no comparative results have been included in this Prospectus. The Company changed its fiscal year end from December 31, to March 31, effective for the year beginning April 1, 1998. The summary historical financial information presented below has been derived from the financial statements of Pentegra Dental Group, Inc. included in this Prospectus. For certain information concerning the Affiliations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 of Notes to the Pentegra Dental Group, Inc. financial statements.

                                                  FOR THE PERIOD FROM
                                                  INCEPTION (FEBRUARY
                                                   21, 1997) THROUGH    THREE MONTHS     THREE MONTHS
                                                     DECEMBER 31,           ENDED            ENDED
                                                         1997          MARCH 31, 1998    JUNE 30, 1998
                                                  -------------------  ---------------  ---------------
Statement of Operations Data:
Revenue.........................................       $      --          $      --        $   7,412
Expenses
  Clinical salaries, wages and benefits.........              --                 --            2,836
  Dental supplies and lab fees..................              --                 --            1,220
  Rent..........................................              --                 --              550
  Advertising and marketing.....................              --                 --              111
  General and administrative....................             709                550              876
  Depreciation and amortization.................              --                 --              171
  Other expenses................................             645              1,250              751
                                                         -------            -------           ------
    Total operating expenses....................           1,354              1,800            6,515
                                                         -------            -------           ------
  Earnings (loss) from operations...............          (1,354)            (1,800)             897
    Interest income (expense)...................              --               (160)              40
                                                         -------            -------           ------
  Income (loss) before income taxes.............          (1,354)            (1,960)             937
    Income taxes................................              --                 --              263
                                                         -------            -------           ------
  Net income (loss).............................          (1,354)            (1,960)             674
                                                         -------            -------           ------
  Preferred stock dividend......................              --             (1,070)              --
                                                         -------            -------           ------
  Earnings (loss) attributable to common stock..       $  (1,354)         $  (3,030)       $     674
                                                         -------            -------           ------
                                                         -------            -------           ------
Earnings per share:                                                                        $    0.10
                                                                                              ------
                                                                                              ------
Weighted average number of shares outstanding:                                                 6,886
                                                                                              ------
                                                                                              ------

                                                                                         JUNE 30, 1998
                                                                                        ---------------
Balance Sheet Data:
Cash and cash equivalents.............................................................     $   3,094
Working capital.......................................................................         3,792
Total assets..........................................................................        18,812
Stockholders' equity..................................................................        15,270
Other Financial Data:
Ratio of earnings to fixed charges(1).................................................          5.03x

---------

(1) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, and fixed charges. Fixed charges include interest expense and a percentage of rents which management deems representative of an interest factor. The ratio of earnings to fixed charges is not presented as of any date other than June 30, 1998, because the Company had no significant operations prior to March 30, 1998.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING AN INVESTMENT IN THE COMMON STOCK. STATEMENTS MADE IN THIS PROSPECTUS THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INCLUDE THOSE RELATING TO THE COMPANY'S FUTURE PLANS AND EXPECTED EVENTS, OUTCOMES AND RESULTS. ALTHOUGH THE COMPANY BELIEVES IT HAS A REASONABLE BASIS FOR EACH SUCH STATEMENT, SUCH STATEMENTS ARE BY THEIR NATURE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THOSE DESCRIBED BELOW, AND THE COMPANY CANNOT AND DOES NOT PROVIDE ANY ASSURANCE AS TO SUCH PLANS OR EXPECTED EVENTS, OUTCOMES OR RESULTS. PROSPECTIVE PURCHASERS SHOULD THEREFORE EXERCISE CAUTION IN MAKING AN INVESTMENT DECISION.

ABSENCE OF COMBINED OPERATING HISTORY; NO PRIOR OPERATING EXPERIENCE

    The Company was incorporated in 1997 and conducted no operations prior to March 30, 1998 other than in connection with the IPO and the Affiliations. The Company acquired substantially all the assets and assumed certain liabilities of the Founding Affiliated Practices concurrently with the closing of the IPO. In connection with the Affiliations, the Company entered into Service Agreements with the Founding Affiliated Practices for initial terms of 40 years (subject to early termination by either party for "cause," which includes a material default by or bankruptcy of the other party). See "Business--Service Agreements." Historically, the Founding Affiliated Practices have operated as separate independent entities. There can be no assurance that the process of integrating the management and administrative functions of the Founding Affiliated Practices will be successful or that the Company's management will be able to manage these operations effectively or implement the Company's operating or expansion strategies successfully. Failure by the Company to implement its operating and expansion strategies successfully would have a material adverse effect on the Company. See "Business--Business Strategy" and "--Service Agreements."

RELIANCE ON AFFILIATED PRACTICES AND DENTISTS

    The Company will receive fees for management services provided to the Affiliated Practices under the Service Agreements. It will not employ dentists or control the practice of dentistry by the dentists employed by the Affiliated Practices, and its management services revenue generally will depend on revenue generated by the Affiliated Practices. In some cases, the management fees will be based on the costs and expenses the Company incurs in connection with providing management services. While the laws of some states permit the Company to participate in the negotiations by Affiliated Practices of managed care contracts, preferred provider arrangements and other negotiated price agreements, the Affiliated Practices will be the contracting parties for those relationships, and the Company will be dependent on its Affiliated Practices for the success of any such relationships. Accordingly, the profitability of those payor relationships, as well as the performance of the individual dentists employed by the Affiliated Practices, will affect the Company's profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" and "Business--Service Agreements."

    The revenue of the Affiliated Practices (and, therefore, the success of the Company) is dependent on fees generated by the dentists employed by the Affiliated Practices. In connection with the Service Agreements, substantially all of the dentist-owners of the Founding Affiliated Practices entered into a five-year employment agreement with the professional corporation or other entity with which that dentist is affiliated (and which is a party to a Service Agreement). The dentist employment agreements provide that the employee dentist will not compete with the Affiliated Practice during the term of the agreement and following the termination of the agreement for a term of two years in a specified geographical area. In most states, however, a covenant not to compete will be enforced only to the extent it is necessary to protect a legitimate business interest of the party seeking enforcement, does not unreasonably restrain the party against whom enforcement is sought and is not contrary to the public interest. This determination is made based on all the facts and circumstances of the specific case at the time enforcement is sought. Thus, there can be no assurance that a court will enforce such a covenant in a given situation. In addition, no judicial precedents have addressed whether a dental practice management company's interest under a management or service agreement will be viewed as the type of protectable business interest that would permit it to enforce such a covenant or to require an affiliated practice to enforce such covenants against an employee dentist. A substantial reduction in the number of dentists employed by or associated with the Affiliated Practices could have a material adverse effect on the financial performance of the Company. Failure by the Affiliated Practices to employ a sufficient number of dentists (whether by renewals of existing employment agreements or otherwise) would have a material adverse effect on the Company. See "Business--Dentist Employment Agreements."

DEPENDENCE ON MANAGEMENT INFORMATION SYSTEMS

    The success of the Company's business strategy will be dependent on, among other things, the successful implementation of new management information systems and other operating systems to permit the effective integration of the administrative operations of the Affiliated Practices into the Company's operations. For example, the Company will be required to integrate its financial information system with existing practice management systems at the Affiliated Practices, which may be different from those used by the Company. Any significant delay or increase in expense associated with the conversion and integration of management information systems used by Affiliated Practices could have a material adverse effect on the successful implementation of the Company's expansion strategy. In addition, the Company will have some systems that are decentralized, including cash collections. Accordingly, the Company will rely on local staff for certain functions, including transferring cash from the Affiliated Practices to the Company. See "Business--Management Information Systems."

RISKS ASSOCIATED WITH EXPANSION STRATEGY

    GENERAL

    The success of the Company's expansion strategy will depend on a number of factors, including the Company's ability to (i) identify attractive and willing candidates to become Affiliated Practices in suitable markets and in suitable locations within those markets, (ii) affiliate with acceptable Affiliated Practices on favorable terms, (iii) adapt the Company's structure to comply with present or future legal requirements affecting the Company's arrangements with Affiliated Practices and comply with regulatory and licensing requirements applicable to dentists and facilities operated and services offered by dentists,
(iv) obtain suitable financing to facilitate its expansion program and (v) expand the Company's infrastructure and management to accommodate expansion. A shortage of available dentists with the skills and experience sought by the Company would have a material adverse effect on the Company's expansion opportunities, and the Company anticipates facing substantial competition from other companies to establish affiliations with additional dental practices. In addition, there can be no assurance that the Company's expansion strategy will be successful, that modifications to the Company's strategy will not be required or that the Company will be able to manage effectively and enhance the profitability of additional Affiliated Practices. There can be no assurance that the Company will be able to achieve planned growth, that the assets of dental practices will continue to be available for acquisition by the Company, that the Company will be able to realize expected operating and economic efficiencies from pending or future affiliations or that future affiliations with additional Affiliated Practices will be profitable. See "--Competition," "--Immediate and Substantial Dilution and Absence of Dividends," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview" and "Business--Business Strategy."

    POTENTIAL DILUTION OF EXISTING STOCKHOLDERS; NONCASH AMORTIZATION CHARGES

    Using shares of Common Stock as consideration for (or in order to provide financing for) future acquisitions could result in significant dilution to then-existing stockholders. In addition, future acquisitions accounted for as purchases may result in substantial annual noncash amortization charges for intangible assets in the Company's statements of operations.

NEED FOR ADDITIONAL FINANCING

    The Company's expansion program will require substantial capital resources. Capital is needed not only for the acquisition of the assets of additional Affiliated Practices, but also for the effective integration, operation and expansion of the Affiliated Practices. The Affiliated Practices may from time to time require capital for renovation and expansion and for the addition of equipment and technology, and there can be no assurance that an Affiliated Practice to which the Company advances working capital loans for these purposes will be able to repay those loans in full. The Company will require additional capital from outside financing sources in order to continue its expansion program. There can be no assurance that the Company will be able to obtain additional funds when needed on satisfactory terms or at all. Any significant limitation on the Company's ability to obtain additional financing could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

PROCEEDS OF IPO PAID TO AFFILIATES

    The Company paid, out of the net proceeds from the IPO, an aggregate of approximately $7.7 million to promoters (including $6.4 million to be paid to the dentist-owners of the Founding Affiliated Practices as the cash portion of the consideration in the Affiliations), officers and directors of the Company. Of this amount, approximately $6.4 million was paid to the owners of the Founding Affiliated Practices, including approximately $216,326 to Ronnie L. Andress, D.D.S., $150,092 to James H. Clarke, Jr., D.D.S., $143,183 to Mack E. Greder, D.D.S., $144,017 to Roger Allen Kay, D.D.S., and $295,830 to Ronald M. Yaros, D.D.S. (each of whom is a member of the Board of Directors of the Company (the "Board of Directors"). In addition, the Company paid $100,000 of the net proceeds from the IPO as the cash portion of the consideration to purchase substantially all of the tangible and intangible assets of Pentegra, Ltd. and Napili, both of which entities are affiliates of Dr. Reed, the Company's Chairman of the Board. The Company also used approximately (i) $1.7 million of the proceeds from the IPO in connection with the repurchase and redemption of all of the issued and outstanding shares of preferred stock of PII (the "Repurchase and Redemption"), including approximately $37,500 to Dr. Reed, $37,500 to Gary S. Glatter, $37,500 to George M. Siegel, $334 to James L. Dunn, Jr., $667 to J. Michael Casas, $37,500 to Dr. Greder and $37,500 to Dr. Kay (each of whom is a member of the Board of Directors or an officer of the Company), and (ii) approximately $836,000 of the proceeds from the IPO in connection with the repayment of $350,000 aggregate principal amount of 9.5% promissory notes and $486,000 aggregate principal amount of 15.0% notes (all of which promissory notes were issued by the Company to fund certain IPO and operating expenses), including principal amounts of approximately $20,000 to James H. Clarke, Jr., D.D.S., $20,000 to Mack E. Greder, D.D.S., $10,000 to Roger Allen Kay, D.D.S., $5,000 to James W. Medlock, D.D.S., $15,000 to Ronald
M. Yaros, D.D.S. and approximately $35,000 to George M. Siegel. See "Certain Transactions--Organization of the Company."

GOVERNMENT REGULATION

    Various federal and state laws regulate the dental services industry. Regulatory oversight includes, but is not limited to, considerations of fee splitting, corporate practice of dentistry, prohibitions on fraud and abuse, restrictions on referrals and self-referrals, advertising restrictions, restrictions on delegation and state insurance regulation.

    CORPORATE PRACTICE OF DENTISTRY AND FEE SPLITTING RESTRICTIONS

    The laws of many states, including all the states in which the Founding Affiliated Practices are located other than New Mexico and Wisconsin, prohibit business corporations such as the Company from engaging in the practice of dentistry or employing dentists to practice dentistry. The specific restrictions against the corporate practice of dentistry, as well as the interpretation of those restrictions by state regulatory authorities, vary from state to state. The restrictions are generally designed to prohibit a non-dental entity

(such as the Company) from controlling the professional assets of a dental practice (such as patient records and payor contracts), employing dentists to practice dentistry (or, in certain states, employing dental hygienists or dental assistants), or controlling the content of a dentist's advertising or professional practice. The laws of many states, including all the states in which the Founding Affiliated Practices are located other than Alaska, Maine, Massachusetts, New Mexico and Wisconsin, also prohibit dentists from sharing professional fees with non-dental entities. State dental boards do not generally interpret these prohibitions as preventing a non-dental entity from owning non-professional assets used by a dentist in a dental practice or providing management services to a dentist for a fee, provided certain conditions are met. The Company believes that its operations will not contravene any applicable restriction on the corporate practice of dentistry. There can be no assurance, however, that a review of the Company's business relationships by courts or regulatory authorities will not result in determinations that could prohibit or otherwise adversely affect the operations of the Company or that the regulatory environment will not change, requiring the Company to reorganize or restrict its existing or future operations. The laws regarding fee-splitting and the corporate practice of dentistry and their interpretation are enforced by regulatory authorities with broad discretion. There can be no assurance that the legality of the Company's business or its relationship with the Affiliated Practices will not be successfully challenged or that the enforceability of the provisions of any Service Agreement will not be limited.

    FRAUD AND ABUSE LAWS AND RESTRICTIONS ON REFERRALS AND SELF-REFERRALS

    Many states in which the Founding Affiliated Practices are located, including California, Florida, Illinois, Maine, Maryland, Michigan, New York, Oklahoma, Texas and Washington, have fraud and abuse laws that, in many cases, apply to referrals for items or services reimbursable by any insurer, not just by Medicare and Medicaid. A number of states, including many of the states in which the Founding Affiliated Practices are located, also impose significant penalties for submitting false claims for dental services. In addition, most of the states in which the Founding Affiliated Practices are located, including Alaska, Arizona, California, Florida, Illinois, Louisiana, Maine, Maryland, Michigan, New York, Oklahoma, Texas and Washington, have laws prohibiting paying or receiving any remuneration, direct or indirect, that is intended to induce referrals for health care items or services, including dental items and services. Many states in which the Founding Affiliated Practices are located either prohibit or require disclosure of self-referral arrangements and impose penalties for the violation of these laws. Many states, including Alaska, Florida and Maine, limit the ability of a person other than a licensed dentist to own or control equipment or offices used in a dental practice. Some of these states allow leasing of equipment and office space to a dental practice under a bona fide lease, if the equipment and office remain under the control of the dentist.

    ADVERTISING RESTRICTIONS AND LIMITATIONS ON DELEGATION

    Some states prohibit the advertising of dental services under a trade or corporate name. Some states, including Texas, require all advertisements to be in the name of the dentist. A number of states also regulate the content of advertisements of dental services and the use of promotional gift items. In addition, many states impose limits on the tasks that may be delegated by dentists to hygienists and dental assistants. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion.

    INSURANCE REGULATION

    There are certain state insurance regulatory risks associated with the Company's anticipated role in negotiating and administering managed care contracts on behalf of the Affiliated Practices. The application of state insurance laws to third-party payor arrangements, other than fee-for-service arrangements, is an unsettled area of law with little guidance available. State insurance laws are subject to broad interpretation by regulators and, in some states, state insurance regulators may determine that the

Company or the Affiliated Practices are engaged in the business of insurance because of the capitation features (or similar features under which an Affiliated Practice assumes financial risk) that may be contained in managed care contracts. In the event the Company or an Affiliated Practice is determined to be engaged in the business of insurance, the Company or the Affiliated Practice could be required to either seek licensure as an insurance company or change the form of its relationships with the third-party payors. There can be no assurance that the Company's operations would not be adversely affected if the Company or any of the Affiliated Practices were to become subject to state insurance regulations.

    HEALTH CARE REFORM

    The United States Congress has considered various types of health care reform, including comprehensive revisions to the current health care system. It is uncertain what legislative proposals, if any, will be adopted in the future or what actions federal or state legislatures or third-party payors may take in anticipation of or in response to any health care reform proposals or legislation. There can be no assurance that applicable federal or state laws and regulations will not change or be interpreted in the future either to restrict or adversely affect the Company's relationships with dentists or the operation of Affiliated Practices. See "Business--Government Regulation."

RISKS ASSOCIATED WITH COST CONTAINMENT INITIATIVES

    The health care industry, including the dental services market, is experiencing a trend toward cost containment, as third-party and government payors seek to impose lower reimbursement rates on providers. The Company believes this trend will continue and will increasingly affect dental services. This may result in a reduction in per-patient and per-procedure revenue from historical levels. There can be no assurance that any reductions in revenues and operating margins could be offset through cost reductions, increased volume, introduction of new procedures or otherwise. Accordingly, significant reductions in payments to Affiliated Practices or other changes in reimbursement by third-party payors for dental services performed by Affiliated Practices may have a material adverse effect on the Company.

RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS; CAPITATED FEE REVENUE

    The Company believes that managed care arrangements are becoming more prevalent in certain sectors of the dental services industry. As an increasing percentage of the population is covered by managed care organizations that provide dental coverage, the Company believes its future success may be dependent, in part, on its ability to assist the Affiliated Practices in negotiating contracts with dental health maintenance organizations, insurance companies, self insurance plans and other private third-party payors pursuant to which services will be provided on some type of fee-for-service or capitated basis by some of its Affiliated Practices. Under certain capitated contracts, the health care provider accepts a predetermined amount per patient per month as its sole payment in exchange for providing a specific schedule of services to enrollees. These contracts shift much of the risk of providing health care from the payor to the provider. To the extent that an Affiliated Practice enters into capitated managed care arrangements, it will be exposed to the risk that the cost of providing dental care required by these contracts exceeds the amount the Affiliated Practice receives for providing such care. If those costs exceed the revenues received for the service provided, the Affiliated Practice will remain responsible under its Service Agreement for reimbursing the Company for all of the costs associated with providing those services, even if no service fee is due thereunder. To the extent an Affiliated Practice enters into additional managed care contracts, it may achieve greater predictability of revenues but greater unpredictability of expenses due to the fluctuating costs of the services provided. There can be no assurance that the Company will be able to negotiate on behalf of the Affiliated Practices satisfactory arrangements on a capitated basis, regardless of the amount of risk sharing. In addition, to the extent that patients or enrollees covered by certain of these contracts require, in the aggregate, more frequent or extensive care than anticipated, operating margins may be reduced, or the revenues derived from these agreements may be insufficient to cover the costs of the services provided. As a result, Affiliated Practices would be at risk for additional costs which would reduce or eliminate any earnings for the Affiliated Practices under these contracts, with a corresponding reduction in or elimination of the service fee payable to the Company in those cases where the Service Agreements provide for percentage-based service fees.

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

    Dr. Reed, the Company's Chairman of the Board, and the other executive officers and directors of the Company as a group beneficially own approximately 1.5% and 11.2%, respectively, of the outstanding shares of Common Stock. These persons, if acting in concert, will be able to exercise control over the Company's affairs, elect the entire Board of Directors and (subject to Section 203 of the Delaware General Corporation Law ("DGCL")) control the outcome of any matter submitted to a vote of stockholders.

CONFLICTS OF INTEREST; WORKING CAPITAL LOANS TO AFFILIATED PRACTICES

    Each of Drs. Reed, Andress, Clarke, Greder, Kay and Yaros is the sole shareholder of a Founding Affiliated Practice and a professional corporation or association owned by them will be a party to a Service Agreement with the Company. In connection with the provision of management services by the Company to the Affiliated Practice owned by these dentists, there are conflicts of interest that may arise from time to time in connection with negotiating terms of working capital loans from the Company to that practice, if any, and certain other arrangements under the Service Agreement.

BOARD COMPOSITION

    The Company's Bylaws provide that a majority of the members of the Board of Directors must be licensed dentists who are affiliated with Affiliated Practices. As a result, there is a limited group of persons from which candidates to fill these board positions may be selected, and it is not anticipated that many of these persons will have had prior experience as board members of publicly held companies. This provision could also discourage potential acquisition proposals, delay or prevent a change in control of the Company or limit the price that certain investors might be willing to pay in the future for shares of Common Stock. In addition, each of Dr. Reed and the other board members who own an Affiliated Practice is a party to a Service Agreement with the Company. In connection with the provision of management services by the Company to the Affiliated Practices owned by those dentists, conflicts of interest may arise. See "--Certain Anti-takeover Provisions," "Security Ownership of Certain Beneficial Owners and Management" and "Certain Transactions."

DEPENDENCE ON KEY PERSONNEL

    The Company's future performance depends in significant part on the continued service of its senior management, including Dr. Reed and Gary S. Glatter, the President and Chief Executive Officer of the Company. There can be no assurance that these individuals will continue to work for the Company. Loss of services of those persons could have a material adverse effect on the Company. The success of the Company's growth strategy will also depend on the Company's ability to attract and retain additional high quality personnel. See "Business--Employees" and "Management."

COMPETITION

    The Company anticipates facing substantial competition from other companies to establish affiliations with additional dental practices. The Company is aware of several publicly traded dental practice management companies that have operations in jurisdictions where one or more of the Affiliated Practices conduct business (including Apple Orthodontix, Inc., Birner Dental Management Services, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Dental Care Alliance, Inc., Gentle Dental Service Corp., Monarch Dental Corporation, OrthAlliance, Inc. and Orthodontic Centers of America, Inc.) and several companies pursuing similar strategies in other segments of the health care industry. Certain of these competitors have greater financial and other resources than the Company and have operations in areas where the Company may seek to expand in the future. Additional companies with similar objectives are expected to enter the Company's markets and compete with the Company. In addition, the business of providing dental services is highly competitive in each market in which the Company will operate. Each of the Affiliated Practices faces local competition from other dentists, pedodontists (dentists specializing in the care of children's teeth) and other providers of specialty dental services (such as periodontists, orthodontists and oral surgeons) some of whom have more established practices. There can be no assurance that the Company or the Affiliated Practices will be able to compete effectively with their respective competitors, that additional competitors will not enter their markets or that additional competition will not have a material adverse effect on the Company or the Affiliated Practices. See "Business-- Competition."

MALPRACTICE RISKS OF PROVIDING DENTAL SERVICES

    The Affiliated Practices provide dental services to the public and are exposed to the risk of professional liability and other claims. In recent years, dentists have become subject to an increasing number of lawsuits alleging malpractice and related legal theories. Some of these lawsuits may involve large claims and significant defense costs. Any suits involving the Company or dentists at the Affiliated Practices, if successful, could result in substantial damage awards to the claimants that may exceed the limits of any applicable insurance coverage. Although the Company will not control the practice of dentistry by the Affiliated Practices, it could be asserted that the Company should be held liable for malpractice of a dentist employed by an Affiliated Practice. Each Affiliated Practice has undertaken to comply with all applicable regulations and legal requirements, and the Company maintains liability insurance for itself. There can be no assurance, however, that a future claim or claims will not be successful or, if successful, will not exceed the limits of available insurance coverage or that such coverage will continue to be available at acceptable costs. Malpractice insurance, moreover, can be expensive and varies from state to state. Successful malpractice claims asserted against the Affiliated Practices (or their dentists) or the Company may have a material adverse effect on the Company. See "Business--Litigation and Insurance."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

    The market price of the Common Stock of the Company could be adversely affected by the sale of substantial amounts of the Common Stock in the public market. The shares of Common Stock and the Convertible Debt Securities registered hereby are freely tradable unless acquired by affiliates of the Company.

    Concurrently with the closing of the IPO, the owners of the Founding Affiliated Practices received, in the aggregate, 3,094,468 shares of Common Stock as a portion of the consideration for the assets of their practices. Certain other stockholders of the Company hold, in the aggregate, an additional 847,430 shares of Common Stock. Those shares are not being offered and sold pursuant to this Prospectus. All of those 3,941,898 shares were issued in transactions that have not been registered under the Securities Act and, accordingly, such shares may not be sold except in transactions registered under the Securities Act or pursuant to an exemption from registration. In addition, the Company's executive officers, directors and current stockholders and the persons acquiring shares of Common Stock in connection with the Affiliations have agreed with the Company that they will not sell any of the shares of Common Stock owned by them immediately after the consummation of the Affiliations for a period of one year following the closing of the IPO, subject to their right to exercise certain piggy-back registration rights. After the expiration of that restricted period, all of those shares may be sold in accordance with Rule 144 under the Securities Act, subject to the applicable volume limitations, holding period and other requirements of Rule 144.

    The 2,235,217 shares of Common Stock issuable pursuant to this Prospectus will generally be freely tradable by nonaffiliates after their issuance, unless the resale thereof is contractually restricted. The Company anticipates that the agreements entered into in connection with its future acquisitions will contractually restrict the resale of all or a portion of the shares issued in those transactions for varying periods of time.

    In April 1998, the Company registered 1,500,000 shares of Common Stock for use by the Company as all or a portion of the consideration to be paid in future affiliation transactions. As of September 1, 1998, approximately 764,783 of these shares had been issued to the dentist owners of the Company's new Affiliated Practices. These shares are, and the remaining approximately 735,217 of these shares (which are being offered and sold pursuant to this Prospectus) will be, generally freely tradeable upon issuance; however, each party that has received these shares of Common Stock has contractually agreed with the Company not to sell any of such shares for a period of one year from receipt.

    The Company has outstanding under the 1997 Stock Compensation Plan options to purchase approximately 724,666 shares of Common Stock. The Company has registered the shares issuable upon exercise of options granted under the 1997 Stock Compensation Plan. See "Management--1997 Stock Compensation Plan" and "Shares Eligible for Future Sale."

SUBORDINATION OF THE CONVERTIBLE DEBT SECURITIES

    The Convertible Debt Securities are subordinate in right of payment to all current and future Senior Indebtedness of Pentegra. Unless a Prospectus Supplement provides otherwise for one or more series of Convertible Debt Securities, Senior Indebtedness includes all secured indebtedness of Pentegra for money borrowed. As of June 30, 1998, there is no outstanding Senior Indebtedness to which the Convertible Debt Securities would have been subordinated. The Indenture under which Pentegra will issue the Convertible Debt Securities (the "Indenture") will not, unless provided otherwise by a supplement thereto relating to one or more series of Convertible Debt Securities, limit the amount of additional indebtedness, including Senior Indebtedness, which Pentegra can create, incur, assume or guarantee. By reason of the subordination of the Convertible Debt Securities, if any insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of Pentegra occurs, the assets of Pentegra will be available to pay the amounts due on the Convertible Debt Securities only after all Senior Indebtedness has been paid in full.

    Substantially all the subsidiaries of Pentegra have guaranteed the payment of its obligations under the Company's $15.0 million revolving credit facility (the "Credit Facility"), and the stock of those subsidiaries has been pledged by Pentegra as collateral securing those obligations.

LIMITATIONS ON REPURCHASE OF CONVERTIBLE DEBT SECURITIES IF A REPURCHASE EVENT
  OCCURS

    If a Repurchase Event, which consists of either a Change in Control or a Termination of Trading (each as defined herein), occurs, each holder of Convertible Debt Securities will have the right, at his option, to require Pentegra to repurchase all or a portion of his Convertible Debt Securities at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the repurchase date. Pentegra's ability to repurchase Convertible Debt Securities following a Repurchase Event (i) may be limited by the terms of the Senior Indebtedness and the subordination provisions of the Indenture and any applicable supplement to the Indenture and (ii) will depend on the availability of sufficient funds and compliance with applicable securities laws. Accordingly, no assurance can be given Pentegra will repurchase any Convertible Debt Securities following a Repurchase Event. The term "Repurchase Event" is limited to certain specified transactions and may not include other events, such as a highly leveraged business combination or reorganization not involving a Repurchase Event, that might adversely affect the financial condition of Pentegra or result in a downgrade of the credit rating (if any) of the Convertible Debt Securities. See "Description of the Convertible Debt Securities."

LIMITED MARKET FOR THE CONVERTIBLE DEBT SECURITIES

    No market currently exists for any series of the Convertible Debt Securities, and no assurance can be given (i) a market will develop for any series of the Convertible Debt Securities, (ii) as to the liquidity or sustainability of any market that may develop or (iii) as to the ability of holders to sell their Convertible Debt Securities at any price. Future trading prices of the Convertible Debt Securities will depend on many factors, including, among others, prevailing interest rates, the Company's operating results, the price of the Common Stock and the market for similar securities.

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

    Prior to the IPO, there was no public market for the Common Stock, and there can be no assurance that an active trading market will develop or, if a trading market does develop, that it will continue after the IPO or this Offering. The securities markets have, from time to time, experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. These fluctuations often substantially affect the market price of a company's common stock. The market prices for securities of medical and dental practice management companies have in the past been, and can be expected to be, particularly volatile. The market price of the Common Stock could be subject to significant fluctuations in response to numerous factors, including variations in financial results or announcements of material events by the Company or its competitors. Regulatory changes, developments in the health care industry or changes in general conditions in the economy or the financial markets could also adversely affect the market price of the Common Stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

    Certain provisions of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws and of the DGCL could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of the Company or limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. The Certificate of Incorporation provides for "blank check" preferred stock, which may be issued without stockholder approval and provides for a "staggered" Board of Directors. In addition, certain provisions of the Company's Bylaws restrict the right of the stockholders to call a special meeting of stockholders, to nominate directors, to submit proposals to be considered at stockholders' meetings and to adopt amendments to the Bylaws, and the Bylaws require that at least a majority of the members of the Board of Directors be licensed dentists who are affiliated with Affiliated Practices. The Company also is subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business acquisitions with an "interested stockholder" for a period of three years following the date such stockholder became an interested stockholder. In addition, a "Change of Control" (as defined in the Credit Facility) constitutes an event of default under the Credit Facility, which could impede or prevent a change of control or depress the price of the Common Stock. See "Description of Capital Stock" and "Description of the Convertible Notes."

                                  THE COMPANY

    The Company conducted no operations prior to March 30, 1998 other than in connection with the IPO and the Affiliations. PII was formed in February 1997 and changed its name from "Pentegra Dental Group, Inc." to "Pentegra Investments, Inc." in July 1997. PII then organized Pentegra Dental Group, Inc. as its wholly owned subsidiary in July 1997 to, among other things, complete the IPO, the Affiliations, the Share Exchange, the Pentegra/Napili Transaction and the Repurchase and Redemption. The Company's principal executive offices are located at 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018, and its telephone number is (602) 952-1200.

                              RECENT DEVELOPMENTS

    In connection with its initial public offering (the "IPO") in March 1998, the Company acquired substantially all the tangible and intangible assets and assumed certain liabilities of, and entered into agreements to provide long-term management services to, 77 dentists operating in 63 offices located in 18 states (the "Founding Affiliated Practices"). From the date of the IPO through August 31, 1998, the Company has affiliated with an additional 13 practices and 18 dentists operating in 12 offices, increasing the total number of existing Affiliated Practices to 64. During that period, the Company also funded two dental practice acquisitions by dentists party to a Service Agreement with the Company, which practices were "tucked-in" to an existing Affiliated Practice. These additional practices expand the Company's geographical base into Illinois and Oklahoma. In addition to these affiliations, the Company is negotiating and will continue to negotiate to affiliate with additional dental practices; however, although the Company intends to aggressively pursue these and other affiliations, there can be no assurance that any of such affiliations will be consummated.

                          PRICE RANGE OF COMMON STOCK

    The following table sets forth the range of high and low sale prices for the Common Stock on the American Stock Exchange for the periods indicated:

                                                                                  LOW       HIGH
                                                                               ---------  ---------
Year ending December 31, 1998:
  1st quarter (beginning March 25 through March 31, 1998)....................  $    8.00  $    8.50
  2nd quarter................................................................  $    6.25  $    9.00
  3rd quarter (through September 28, 1998)...................................  $    3.88  $    8.82

    As of September 24, 1998 there were approximately 124 holders of record of Common Stock, as shown on the records of the transfer agent and registrar for the Common Stock. The number of record holders does not bear any relationship to the number of beneficial owners of the Common Stock.

                                DIVIDEND POLICY

    It is the Company's current intention to retain earnings for the foreseeable future to support operations and finance expansion. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend on, among other things, the Company's earnings, financial condition, cash flow from operations, capital requirements, expansion plans, the income tax laws then in effect, the requirements of Delaware law and restrictions that may be imposed by the Company's future financing arrangements.

                            SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

    Due to the fact that the Company has had no significant operations prior to March 30, 1998, no comparative results have been included in this Prospectus. The selected historical financial data of the Company should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and the notes thereto included in this Prospectus. The selected historical financial data of the Company as of June 30, 1998 and for the periods from inception, February 21, 1997, through December 31, 1997, the three months ended March 31, 1998 and the three months ended June 30, 1998, set forth below, have been derived from the financial statements of Pentegra Dental Group, Inc. included in this Prospectus. In May 1998, the Company changed its fiscal year end from December 31 to March 31, effective for the year beginning April 1, 1998. For certain information concerning the Affiliations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 4 of Notes to the Pentegra Dental Group, Inc. financial statements.

                                                                           FOR THE PERIOD
                                                                           FROM INCEPTION
                                                                            (FEBRUARY 21,
                                                                            1997) THROUGH    THREE MONTHS    THREE MONTHS
                                                                            DECEMBER 31,    ENDED MARCH 31,      ENDED
                                                                                1997             1998        JUNE 30, 1998
                                                                           ---------------  ---------------  -------------
STATEMENT OF OPERATIONS DATA:
Revenue..................................................................     $      --        $      --       $   7,412
Expenses
  Clinical salaries, wages and benefits..................................            --               --           2,836
  Dental supplies and lab fees...........................................            --               --           1,220
  Rent...................................................................            --               --             550
  Advertising and marketing..............................................            --               --             111
  General and administrative.............................................           709              550             876
  Depreciation and amortization..........................................            --               --             171
  Other expenses.........................................................           645            1,250             751
                                                                                -------          -------          ------
      Total operating expenses...........................................         1,354            1,800           6,515
                                                                                -------          -------          ------
Earnings (loss) from operations..........................................        (1,354)          (1,800)            897
  Interest income (expense)..............................................            --             (160)             40
                                                                                -------          -------          ------
Income (loss) before income taxes........................................        (1,354)          (1,960)            937
  Income taxes...........................................................            --               --             263
                                                                                -------          -------          ------
  Net income (loss)......................................................        (1,354)          (1,960)            674
                                                                                -------          -------          ------
  Preferred stock dividend...............................................            --           (1,070)             --
                                                                                -------          -------          ------
  Earnings (loss) attributable to common stock...........................     $  (1,354)       $  (3,030)      $     674
                                                                                -------          -------          ------
                                                                                -------          -------          ------
Earnings per share.........................................................................................    $    0.10
                                                                                                                  ------
                                                                                                                  ------
  Weighted average number of shares outstanding............................................................        6,886
                                                                                                                  ------
                                                                                                                  ------

                                                                                                          JUNE 30, 1998
                                                                                                          --------------
BALANCE SHEET DATA:
Cash and cash equivalents...............................................................................    $    3,094
Working capital.........................................................................................         3,792
Total assets............................................................................................        18,812
Stockholders' equity....................................................................................        15,270

OTHER FINANCIAL DATA:
  Ratio of earnings to fixed charges(1).................................................................          5.03x

----------

(1) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, and fixed charges. Fixed charges include interest expense and a percentage of rents which management deems representative of an interest factor. The ratio of earnings to fixed charges is not presented as of any date other than June 30, 1998, because the Company had no significant operations prior to March 30, 1998.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY. SUCH STATEMENTS ARE ONLY PREDICTIONS AND THE ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. THE HISTORICAL RESULTS SET FORTH IN THIS DISCUSSION AND ANALYSIS ARE NOT INDICATIVE OF TRENDS WITH RESPECT TO ANY ACTUAL OR PROJECTED FUTURE FINANCIAL PERFORMANCE OF THE COMPANY. THIS DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE PRO FORMA BALANCE SHEET, THE FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO INCLUDED IN THIS PROSPECTUS.

OVERVIEW

    The Company provides practice management services to fee-for-service dental practices in the United States. On March 30, 1998, the Company acquired simultaneously with the closing of its IPO, substantially all of the tangible and intangible assets, and assumed the liabilities, of the 50 Founding Affiliated Practices. The Company also began to provide practice management services to professional corporations or associations owned by the dentist-owners of the Founding Affiliated Practices (one of which split into two separate dental practices immediately after the IPO) pursuant to long-term management service agreements entered into at the time of the Affiliations. Since the IPO, the Company has affiliated with 13 practices. The Company expects that its future growth will come from (i) implementing a comprehensive operating strategy designed to drive internal growth of the affiliated practices and (ii) entering into management service agreements with new affiliated practices. The Company manages 64 dental practices, which include 95 dentists and 75 dental offices in 20 states.

    The expenses incurred by the Company in fulfilling its obligations under the management service agreements will be generally of the same nature as the operating costs and expenses that would have otherwise been incurred by the affiliated practices, including salaries, wages and benefits of practice personnel (excluding dentists and certain other licensed dental care professionals), dental supplies and office supplies used in administering their practices and the office (general and administrative) expenses of their practices. In addition to the operating costs and expenses discussed above, the Company incurs personnel and administrative expenses in connection with maintaining a corporate office, which provides management, practice enhancements, administrative and business development services.

RESULTS OF OPERATIONS (UNAUDITED)

    Following completion of the IPO and the Affiliations on March 30, 1998, the Company began operations effective April 1, 1998. Management service fee recognition and related expenses began April 1, 1998. The Company began managing 51 dental practices in 18 states. At August 31, 1998, the Company managed 64 practices in 75 offices in 20 states.

COMPONENTS OF REVENUES AND EXPENSES

    Under the terms of the typical management services agreement with an Affiliated Practice, the Company becomes the exclusive manager and administrator of all non-dental services relating to the operation of the Affiliated Practice. The obligations of the Company include assuming responsibility for the operating expenses incurred in connection with managing the dental centers. These expenses include salaries, wages and related costs of non-dental personnel, dental supplies and laboratory fees, rental and lease expenses, promotion and marketing costs, management information systems and other operating expenses incurred at the Affiliated Practices. In addition, the Company incurs general and administrative expenses related to the financial and administrative management of dental operations, insurance, training and development and other typical corporate expenditures. As compensation for its services under the typical services agreement and subject to applicable law, the Company is paid a management fee comprised of two components: (1) the costs incurred by it on behalf of the Affiliated Practice, and (2) a management fee either fixed in amount or an amount usually approximating 35% of the Affiliated Practice's operating profit, before dentist compensation ("Service Fee"). Therefore, net revenues represent amounts earned by the Company under the terms of its management services agreements with the Affiliated Practices, which generally equate to the sum of the Service Fees and the operating expenses that the affiliated practices paid to the Company under the service agreements.

NET REVENUE

    Net revenue generated for the three months ended June 30, 1998 was $7.4 million. During the three months ended June 30, 1998, the Company affiliated with 10 practices in addition to the Founding Affiliated Practices, and funded one dental practice "tuck-in" acquisition by a dentist party to a Service Agreement. For the three months ended June 30, 1998, dental center revenues aggregated to approximately $10.9 million.

OPERATING EXPENSES

    The Company incurred operating expenses of approximately $6.5 million (87.9% of net revenue) for the three months ended June 30, 1998. Operating expenses consisted primarily of salaries, wages and benefits, dental supplies and laboratory fees, rent, advertising and marketing, and general and administrative expenses.

    General and administrative expenses include primarily the corporate expenses of the Company. These corporate expenses include salaries, wages and benefits, rent, consulting fees, travel (primarily related to practice development), office costs and other general corporate expenses. For the three months ended June 30, 1998, general and administrative expenses totaled approximately $876,000, which represented 11.8% of net revenue. The Company expects that general and administrative expenses will increase as the Company adds personnel and related costs necessary to manage its affiliated practices and execute its affiliation strategy.

INCOME TAX EXPENSE

    The Company incurred income tax expense of approximately $263,000 for the three months ended June 30, 1998, which represented a 28% tax rate. The difference between the effective tax rate and the statutory rate reflects the anticipated utilization of the operating loss carryforwards.

LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 1998, the Company had a working capital balance of approximately $3.8 million. Current assets included approximately $3.1 million in cash and $3.3 million in accounts receivable, due entirely from Affiliated Practices. Current liabilities consisted of approximately $3.0 million in accounts payable and accrued liabilities, mostly related to expenses of the Affiliated Practices. The Company believes that cash on hand, together with the availability under its Credit Facility will be sufficient to execute its affiliation strategy. On June 1, 1998 the Company closed a revolving bank credit facility with Bank One, Texas, N.A., which provides the Company with a revolving line of credit of up to $15.0 million, to be used for general corporate purposes including financing of acquisitions, capital expenditures and working capital. The credit facility is collateralized by liens on certain of the Company's assets, including its rights under the management service agreements and accounts receivable. The credit facility contain restrictions on the incurrence of additional indebtedness and payment of dividends on the Common Stock. Additionally, compliance with certain financial covenants is required and the lender has approval rights with respect with acquisitions exceeding certain limits. At June 30, 1998, no amounts were outstanding under the revolving line of credit.

    Cash used for investing activities for the three months ended June 30, 1998 included $252,000 for purchases of capital equipment, mostly for assets acquired in new practice affiliations, and $2.8 million for the purchase of intangibles associated with those new practice affiliations.

    Cash generated from financing activities in the three-month period ended June 30, 1998 included the issuance of 375,000 shares of stock with the exercise of the over-allotment option which provided cash to the Company of approximately $2.9 million. Uses of cash during the three-month period ended June 30, 1998 by financing activities included the payment of costs related to the IPO totaling approximately $1.0 million, and the repayment of debt assumed in the initial public offering of $392,000. These payments related to liabilities recognized at March 31, 1998.

ACCOUNTING TREATMENT

    In accordance with Staff Accounting Bulletin No. 48, "Transfers of Nonmonetary Assets by Promoters or Shareholders" ("SAB 48"), the acquisition of the assets and assumption of certain liabilities pursuant to the Affiliations from certain promoters of the Company (the dentists who own the Founding Affiliated Practices) has been accounted for by the Company at the transferors' historical cost basis. The Common Stock issued in the Affiliations has been recorded at the historical net book value of the net assets being acquired, as reflected on the books of the Founding Affiliated Practices. Cash consideration paid to the promoters in the Affiliations of approximately $6.4 million and the assumption of approximately $220,000 of net assets of the Founding Affiliated Practices has been treated for accounting purposes as a dividend to the promoters. See "Business--Summary of Terms of Affiliations" and "Certain Transactions--Organization of the Company."

RECENT PRONOUNCEMENTS

    In June 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 131 establishes standards for reporting segment information by public enterprises in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports to shareholders. Both of these statements are effective for fiscal years beginning after December 15, 1997. The Company believes implementation of SFAS Nos. 130 and 131 will not have a material effect on its financial position, results of operations or cash flows.

    In November 1997, the Emerging Issues Task Force of the FASB (the "EITF") reached a consensus relating to the conditions under which a physician or dental practice management company would consolidate the accounts of an affiliated physician or dental practice. The Company believes that its accounting policies conform to the EITF consensus.

                                    BUSINESS

OVERVIEW

    Pentegra Dental Group, Inc. was recently formed to provide management, administrative, development and other services to dental practices throughout the United States. The Company's approach to dental practice management, the Pentegra Dental Program, was developed by Dr. Omer K. Reed, the Chairman of the Board of the Company, and is designed to increase revenues and lower costs at Affiliated Practices while freeing the practicing dentists to focus on the delivery of high-quality care. The Company will earn management service fees under long-term service agreements with Affiliated Practices (the "Service Agreements"). In most cases, service fees payable to the Company under the Service Agreements represent a share of the Affiliated Practices' operating profits, thereby providing incentives for the Company and the Affiliated Practices to work together to maximize practice profitability. The Company will also seek to grow by acquiring and affiliating with additional dental practices.

    The Company has entered into Service Agreements with its Affiliated Practices, which include 95 dentists and 75 dental offices located in 20 states. In addition, the Company acquired from Dr. Reed the assets of a consulting firm, Pentegra, Ltd., which was founded in 1988, and a seminar company, Napili, which was founded in 1963. The clinical, administrative and marketing training developed and provided by these companies to practicing dentists and their teams are the foundation for the Pentegra Dental Program. The Pentegra Dental Program is available exclusively to Affiliated Practices.

    The Company believes it has several advantages that would lead dental practices to seek to affiliate with the Company: (i) the Company and the Founding Affiliated Practices focus on providing traditional fee-for-service dental care, which the Company believes is highly profitable and professionally rewarding for dentists; (ii) the Pentegra Dental Program offers proven techniques to increase practice profitability substantially; (iii) both the Company and the Affiliated Practices will have incentives to work together to maximize practice profitability; and (iv) affiliation with the Company will enable Affiliated Practices to benefit from professional management techniques, economies of scale in administrative and other functions, and enable affiliated dentists to dedicate more time and effort towards the growth of their practices.

INDUSTRY

    The Health Care Finance Administration ("HCFA") estimates that in 1995, approximately $43 billion was spent in the United States on dental services. HCFA projects annual dental expenditures to increase at an average annual rate of six percent per year, reaching $79 billion in the year 2005. The Company believes there are several factors that will drive growth in dental expenditures in the United States, including (i) the aging of the population, which increases the demand for restorative and maintenance procedures (E.G., crowns, bridges and implants) that tend to be more profitable than routine procedures (E.G., cleanings and fillings); (ii) the increasing attention to dental health and wellness, with greater emphasis on personal appearance, which increases the demand for general dentistry services and, in particular, cosmetic dental procedures (E.G., porcelain bonding and bleaching), which also tend to be more profitable than routine procedures; and (iii) the increasing percentage of the population covered by some form of dental insurance, which, according to the National Center for Health Statistics, makes patients more likely to seek treatment from their dentist.

    Payments for dental services are made either directly by patients or by third-party payors. Third-party payors primarily consist of private insurance indemnity plans, preferred provider organizations ("PPOs") and dental health maintenance organizations and other managed care programs ("DHMOs"). Private indemnity insurance companies typically pay for a patient's dental care on a fee-for-service basis, while PPO plans pay on a discounted fee-for-service basis. DHMO plans typically pay on a per-person, per-month basis regardless of the level of service provided to the patient. In the case of both PPOs and DHMOs, patients typically must pay on a fee-for-service basis for any services outside the limited range of dental procedures covered. According to the 1997 Mercer Consulting Group survey of Employer-

Sponsored Health Plans, approximately 86% of the respondents in that survey reported that they offer their employees dental plans that pay for dental services on a fee-for-service basis, while approximately 22% of the plans surveyed are PPO and DHMO plans (I.E., discounted fee-for-service payments or capitated payments). According to HCFA, only approximately four percent of all payments for dental care are made under the Medicaid program (which provides limited coverage for indigent children), with no coverage being provided by the Medicare program.

    In a 1995 survey, the ADA reported that there were approximately 153,000 active dentists in the United States, approximately 88% of whom were practicing either alone or with only one other dentist. In recent years, dentists have begun to consolidate into affiliated groups and with practice management organizations. Dentists who affiliate with practice management companies gain several benefits, such as opportunities to achieve economies of scale, to implement cost management techniques and to gain access to capital for new equipment and other working capital needs.

BUSINESS STRATEGY

    The Company's objective is to become a leader in providing dental practice management services. In order to achieve this objective, the Company's strategy includes the following elements:

    - FOCUS ON TRADITIONAL FEE-FOR-SERVICE DENTAL CARE. According to the 1997 Mercer Consulting Group Survey of Employer-Sponsored Health Plans, approximately 86% of the respondents in that survey reported that they offer their employees dental plans that pay for dental services on a fee-for-service basis. The Company believes that fee-for-service care is high-quality, highly profitable and professionally rewarding for dentists.

    - INCREASE PRODUCTIVITY AND PROFITABILITY OF AFFILIATED PRACTICES BY IMPLEMENTING THE PENTEGRA DENTAL PROGRAM. The Pentegra Dental Program involves implementing techniques designed to increase revenues and lower costs, as well as methods to make the dentist and his or her practice team more efficient in the delivery of dental care.

    - LOWER OPERATING COSTS BY ACHIEVING ECONOMIES OF SCALE. The Company believes that, as a result of its size and resources, it will be able to provide Affiliated Practices with certain management functions at lower cost than if the Affiliated Practices were to perform the services by themselves.

    - FREE THE DENTIST TO FOCUS MORE TIME ON THE PRACTICE OF DENTISTRY. The Company will relieve practicing dentists of administrative tasks. The Company believes its management and administrative support will substantially reduce the amount of time affiliated dentists are required to spend on administrative matters and enable them to dedicate more time and effort toward the growth of their professional practices.

    - GROW THROUGH ACQUISITIONS AND AFFILIATIONS OF ADDITIONAL DENTAL PRACTICES. The Company will generally seek to affiliate with practices that have high potential for future growth, particularly through implementation of the Pentegra Dental Program, an established reputation for high-quality care and a strategic fit either in an existing market or as an entry into a new market.

SERVICES AND OPERATIONS

    THE PENTEGRA DENTAL PROGRAM

    The Company intends to implement the Pentegra Dental Program at each Affiliated Practice. The Pentegra Dental Program was developed by Dr. Reed through Pentegra, Ltd. and Napili. Napili was founded in 1963 and has conducted technical and management seminars for over 15,000 practicing dentists, including many who have attended these seminars more than once. As a result of demand by attendees of Napili seminars, Dr. Reed established Pentegra, Ltd. in 1988 to provide hands-on, on-site training and services to small groups of dentists. Pentegra, Ltd. and Napili no longer operate independently and their services are available exclusively to Affiliated Practices.

    The Company focuses on traditional fee-for-service practices, which generate revenue by providing care to their established patient bases and typically grow through patient referrals. The Company believes that the average dentist has the skills necessary to diagnose and provide appropriate care to patients, but many of them have not developed the skills needed to obtain patient acceptances of, and commitments to, the treatment plans. As a result, a significant amount of recommended care may not be completed, with correspondingly lower revenues to the dentists.

    The Pentegra Dental Program is based on a cooperative approach that emphasizes patient wellness and involves the dentist and his or her patient mutually agreeing on a program to achieve and maintain optimal oral health. The Company will provide seminars and on-site training and support to assist affiliated dentists (who will control the practice of dentistry at Affiliated Practices) and their teams to communicate effectively with each patient regarding the type and value of care needed, obtain the patient's commitment to a treatment plan and then implement the agreed-upon treatment plan. An initial on-site consulting and training session will be provided to Affiliated Practices lasting from one to three days, with subsequent sessions provided as necessary. At each initial session, the Company will perform an analysis that includes on-site observation of the dental practice, monitoring of the clinical staff and patient flow, as well as a review of the charting and record documentation of the care provided. The purpose of this analysis is to identify areas where improvements might be made in the day-to-day operations of the dental practice, including changes in personnel and facility utilization, patient scheduling and communication (both between the dentist and his or her staff and between all dental practice personnel and its patients). In addition, the dental practice's personnel, including its dentists, are introduced to techniques designed to (i) improve communication among them and (ii) sensitize them to becoming more confident and consistent in their communications with patients in order to ensure that each patient is fully informed and agrees with the dentist on a mutually acceptable treatment plan. The Company and the Affiliated Practices will monitor the patients' treatment plans by using active recall systems to ensure that scheduled treatments are actually performed. The Pentegra Dental Program stresses quality of care and personal attention, both of which the Company believes are highly valued by patients and help achieve treatment plan acceptance. The Company intends to develop and maintain a statistical database for each Affiliated Practice to define and measure the standard of care and assure that the desired standards are being achieved.

    The Pentegra Dental Program also analyzes and rationalizes fee structures to increase profitability. The Company believes that typical fee structures do not accurately reflect all direct and indirect costs of various procedures. In order to address this, the Company will use time-related cost allocation models to recommend fee structures for Affiliated Practices that are designed to reflect the true cost of procedures and, hence, increase profitability.

    In addition, the Pentegra Dental Program focuses on increasing the productivity of the dentist and his or her team. The Company will seek to increase the use of hygienists and production at the Affiliated Practices. A number of dental services can be provided by hygiene teams with only limited involvement by the dentist, thereby enabling dentists to use their extra time on higher margin procedures requiring greater expertise and skill. The Company will also monitor the Affiliated Practices' patient scheduling and time spent with patients, and will provide office design services, in order to increase utilization of existing dental equipment and personnel.

    MANAGEMENT INFORMATION SYSTEMS

    The Company utilizes an integrated server-based information system to track important operational and financial data related to each Affiliated Practice's performance. The Company's management information system allows the Company to collect from each Affiliated Practice, on a daily basis, data on patients seen, number and type of procedures performed, billing and collections, and other data needed for financial reporting and analysis. The Company then compiles and analyze this data in order to promote efficiency and assure high quality care at Affiliated Practices, as well as maintain necessary financial controls. The Company's management information system will also enable the Company to centralize certain functions, such as accounts payable and payroll processing, and achieve economies of scale.

    The centralized data repository of the Company's management information system has been completed. The Company's financial reporting system is operational at all of the Founding Affiliated Practices, and will be installed promptly at all future Affiliated Practices as they affiliate with the Company. Any significant delay or increase in expense associated with the conversion and integration of management information systems used by Affiliated Practices could have a material adverse effect on the successful implementation of the Company's expansion strategy. In addition, the Company will have some systems that will remain decentralized for at least some time, such as cash collections. Accordingly, the Company will rely on local staff for certain functions.

    OTHER PRACTICE MANAGEMENT SERVICES

    The Company provides other practice management services to the Affiliated Practices, including staffing, general business and professional dental education and training to affiliated dentists, dental hygenists and office staff, employee benefits administration, advertising and other marketing support and, where permitted by applicable law, dentist recruiting. This management and administrative support is designed to substantially reduce the amount of time affiliated dentists are required to spend on administrative matters and enable them to dedicate more time and effort toward the growth of their professional practices. In addition, the Company has negotiated, on behalf of Affiliated Practices, discounts on, among other things, dental and office supplies, health and malpractice insurance and equipment. The Company does not currently intend to enter into any agreements with third-party payors.

    In certain markets, the Company may assist Affiliated Practices in securing reimbursement contracts from third-party payors. In those situations, the Company's role will be to negotiate and administer the contracts on behalf of the Affiliated Practices.

LOCATIONS

    The Company provides management services to the Founding Affiliated Practices, with offices in the following states:

                                                                                  NUMBER OF
                                                                             --------------------
                                   STATE                                      OFFICES   DENTISTS
---------------------------------------------------------------------------  ---------  ---------
Alaska.....................................................................          1          1
Arizona....................................................................          6          7
California.................................................................          2          3
Colorado...................................................................          6          6
Florida....................................................................          4          5
Illinois...................................................................          1          1
Louisiana..................................................................          4          5
Maine......................................................................          1          1
Maryland...................................................................          1          1
Massachusetts..............................................................          1          2
Michigan...................................................................          1          1
Nebraska...................................................................          2          4
New Mexico.................................................................          1          2
New York...................................................................          4          4
North Dakota...............................................................          2          2
Oklahoma...................................................................          1          1
Oregon.....................................................................          1          1
Texas......................................................................         33         45
Washington.................................................................          2          2
Wisconsin..................................................................          1          1
                                                                             ---------  ---------
  Totals...................................................................         75         95
                                                                             ---------  ---------
                                                                             ---------  ---------

    All office facilities are leased, in some cases from the owner of the Affiliated Practice using the facility. Pursuant to its Service Agreements, the Company will provide all the office facilities (which it intends to lease), dental equipment and furnishings to the Affiliated Practices.

SERVICE AGREEMENTS

    The Company has entered into a Service Agreement with each Affiliated Practice under which the Company is the exclusive manager and administrator of non-dental services relating to the operation of the Affiliated Practices. The following is intended to be a brief summary of the typical form of Service Agreement the Company entered into with each Affiliated Practice. The Company expects to enter into similar agreements with Affiliated Practices in the future. The actual terms of the various Service Agreements vary from the description below on a case-by-case basis, depending on negotiations with the individual Affiliated Practices and the requirements of applicable law and governmental regulations.

    The Service Fees payable under the Service Agreements to the Company by the professional corporations or associations formed by the dentist-owners of the Affiliated Practices were determined in arm's-length negotiations among the parties. Those Affiliated Practices that have revenues greater than the average amount of revenues generated by the Affiliated Practices will typically require more administrative and other services from the Company than those Affiliated Practices with lower than average revenues. Such fees, together with reimbursement for operating and non-operating expenses of each Affiliated Practice to be paid by the Company pursuant to the Service Agreements, are payable monthly and consist of various combinations of the following: (i) a percentage (ranging from 30% to 40%) of the Affiliated Practice's revenues related to dental services less operating expenses associated with the operation of the Affiliated Practice; (ii) a percentage (16%) of the Affiliated Practice's dental service revenues, not to exceed a percentage (35%) of the difference between those revenues and operating expenses associated with the operation of the Affililated Practice; or (iii) the greater of (a) a percentage (not to exceed 35%) of the Affiliated Practice's revenues related to dental services less operating expenses associated with the operation of the Affiliated Practice or (b) a specified fixed fee. In addition, with respect to four of the Affiliated Practices, the Service Fees are based on fixed fees that are subject to renegotiation on an annual basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations--Planned Operations."

    Pursuant to each Service Agreement, the Company, among other things, (i) acts as the exclusive manager and administrator of non-dental services relating to the operation of the Affiliated Practice, subject to certain matters reserved to the Affiliated Practice, (ii) administers the billing of patients, insurance companies and other third-party payors and collect on behalf of the Founding Affiliated Practice the fees for professional dental and other services and products rendered or sold by the Affiliated Practice, (iii) provides, as necessary, clerical, accounting, payroll, legal, bookkeeping and computer services and personnel, information management, printing, postage and duplication services and transcribing services, (iv) supervises and maintain custody of substantially all files and records (other than patient records if prohibited by applicable law), (v) provides facilities, equipment and furnishings for the Affiliated Practice, (vi) orders and purchase inventory and supplies as reasonably requested by the Affiliated Practice and (vii) implements, in consultation with the Affiliated Practice, public relations or advertising programs.

    Pursuant to each Service Agreement, the respective Affiliated Practice retains the decision-making power and responsibility for, among other things,
(i) hiring, compensating and supervising dentist-employees and other licensed dental professionals, (ii) ensuring that dentists have the required licenses, credentials, approvals and other certifications appropriate for the performance of their duties and (iii) complying with federal and state laws, regulations and ethical standards applicable to the practice of dentistry. In addition, the Affiliated Practice will be exclusively in control of all aspects of the practice of dentistry and the provision of dental services.

    Each Service Agreement is for an initial term of 40 years, with automatic extensions (unless specified notice is given) of five years. The Service Agreement may be terminated by either party if the other party (i) files a petition in bankruptcy or other similar events occur or (ii) defaults on the performance of a material duty or obligation, which default continues for a specified term after notice. In addition, the Service Agreement may be terminated by the Company (i) if the Affiliated Practice or a dental employee engages in conduct for which the dental employee's license to practice dentistry is revoked or suspended or is the subject of any restrictions or limitations by any governmental authority to such an extent that he, she or it cannot engage in the practice of dentistry or (ii) upon a breach by the dentist of the employment agreement between the Affiliated Practice and the dentist.

    The Service Agreement requires the Affiliated Practice to enforce the employment agreements between the Founding Affiliated Practice and the dentists associated with the Affiliated Practice (the "Dentist Employment Agreements"). If the Affiliated Practice does not enforce such employment agreement, the Company may, at its option, require the Affiliated Practice to either assign (i) such employment agreement or (ii) the rights to enforce the covenant not to compete set forth therein to the Company or its designee.

    The Affiliated Practice is responsible for obtaining professional liability insurance for the employees of the Affiliated Practice and the Company is responsible for obtaining general liability and property insurance for the Affiliated Practice.

    Upon termination of a Service Agreement, the Affiliated Practice has the option to purchase and assume, and the Company has the option to require the Affiliated Practice to purchase and assume, the assets and liabilities related to the Affiliated Practice at the fair market value thereof, except in certain circumstances where the Affiliated Practice or the Company, as applicable, was in breach of the Service Agreement.

DENTIST AGREEMENT

    Substantially all of the dentist-owners of the Affiliated Practices entered into a dentist agreement, which provides the Company such dentist's guarantee (for the initial five years and for so long thereafter as he or she owns any interest in the Affiliated Practice) of the Affiliated Practice's obligations under the applicable Service Agreement. In addition, such agreement provides that the dentist may not sell his or her ownership interest during the dentist's five-year employment term without the Company's prior written consent. In the event of a default under the Service Agreement by the Affiliated Practice, the dentist agreement provides that the Company may, at its option, require the Affiliated Practice to convey its patient records and the capital stock of the Affiliated Practice to the Company's authorized designee, who, in any such case, the Company anticipates will be a dentist affiliated with an Affiliated Practice.

DENTIST EMPLOYMENT AGREEMENTS

    Each Affiliated Practice will be a party to a Dentist Employment Agreement with each dentist owner. The Dentist Employment Agreements with substantially all of the dentists who received cash or Common Stock in the Affiliations are for an initial term of five years and continue thereafter on a year-to-year basis until terminated under the terms of the agreements. The Dentist Employment Agreements provide that the employee dentist will not compete with the Affiliated Practice during the term of the agreement and following the termination of the agreement for a term of two years in a specified geographical area. If employment of a dentist is terminated during the initial five-year term without the consent of Pentegra for any reason other than the dentist's death or disability or the occurrence of certain events outside the dentist's control, an event of default will occur under the Service Agreement. In certain jurisdictions a covenant not to compete may not be enforceable under certain circumstances. See "Risk Factors-- Reliance on Affiliated Practices and Dentists."

COMPETITION

    The Company anticipates facing substantial competition from other companies to establish affiliations with additional dental practices. The Company is aware of several publicly traded dental practice management companies that have operations in jurisdictions where one or more Founding Affiliated Practices conduct business (including Apple Orthodontix, Inc., Birner Dental Management Services, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Dental Care Alliance, Inc., Gentle Dental Service Corp., Monarch Dental Corporation, OrthAlliance, Inc. and Orthodontic Centers of America, Inc.) and several companies pursuing similar strategies in other segments of the health care industry. Certain of these competitors have greater financial and other resources than the Company and have operations in areas where the Company may seek to expand in the future. Additional companies with similar objectives are expected to enter the Company's markets and compete with the Company. In addition, the business of providing dental services is highly competitive in each market in which the Company will operate. Each of the Affiliated Practices faces local competition from other dentists, pedodontists and other providers of specialty dental services (such as periodontists, orthodontists and oral surgeons), some of whom have more established practices. There can be no assurance that the Company or the Affiliated Practices will be able to compete effectively with their respective competitors, that additional competitors will not enter their markets or that additional competition will not have a material adverse effect on the Company or the Affiliated Practices.

EMPLOYEES

    As of September 15, 1998, the Company employed 502 persons. None of the Company's employees is represented by collective bargaining agreements. The Company considers its employee relations to be good.

LITIGATION AND INSURANCE

    The Affiliated Practices provide dental services to the public and are exposed to the risk of professional liability and other claims. In recent years, dentists have become subject to an increasing number of lawsuits alleging malpractice and related legal theories. Some of these lawsuits involve large claims and significant defense costs. Any suits or claims involving the Company or dentists at the Affiliated Practices, if successful, could result in substantial damage awards to the claimants that may exceed the limits of any applicable insurance coverage. Although the Company does not control the practice of dentistry by the Affiliated Practices, it could be asserted that the Company should be held liable for malpractice of a dentist employed by an Affiliated Practice. Each Affiliated Practice has undertaken to comply with all applicable regulations and legal requirements, and the Company maintains liability insurance for itself. There can be no assurance, however, that a future claim or claims will not be successful or, if successful, will not exceed the limits of available insurance coverage or that such coverage will continue to be available at acceptable costs.

    The Company is currently not a party to any claims, suits or complaints. The Company may become subject to certain pending claims (each of which is an ordinary routine proceeding incidental to the business of the applicable Affiliated Practice) as the result of successor liability in connection with the Affiliations; however, it is management's opinion that the ultimate resolution of those claims will not have a material adverse effect on the financial position, operating results or cash flows of the Company.

    The Affiliated Practices have maintained professional liability insurance coverage, generally on a claims-made basis. Such insurance provides coverage for claims asserted when the policy is in effect regardless of when the events that caused the claim occurred. The Company intends to acquire similar coverage after the closing of the Affiliations, since the Company, as a result of the Affiliations, will in some cases succeed to the liabilities of the Affiliated Practices. Therefore, claims may be asserted against the Company after the closing of Affiliations for events that occurred prior to such closing.

GOVERNMENT REGULATION

    The dental services industry is regulated extensively at both the state and federal levels. Regulatory oversight includes, but is not limited to, considerations of fee-splitting, corporate practice of dentistry, prohibitions on fraud and abuse, restrictions on referrals and self-referrals, advertising restrictions, restrictions on delegation and state insurance regulation.

    CORPORATE PRACTICE OF DENTISTRY AND FEE-SPLITTING RESTRICTIONS

    The laws of many states, including all of the states in which the Affiliated Practices are located other than New Mexico and Wisconsin, permit a dentist to conduct a dental practice only as an individual, a member of a partnership or an employee of a professional corporation, professional association, limited liability company or limited liability partnership. These laws prohibit business corporations such as the Company from engaging in the practice of dentistry or employing dentists to practice dentistry. The specific restrictions against the corporate practice of dentistry, as well as the interpretation of those restrictions by state regulatory authorities, vary from state to state. The restrictions are generally designed to prohibit a non-dental entity (such as the Company) from controlling the professional assets of a dental practice (such as patient records and payor contracts), employing dentists to practice dentistry (or, in certain states, employing dental hygienists or dental assistants) or controlling the content of a dentist's advertising or professional practice. The laws of many states, including all of the states in which the

Affiliated Practices are located other than Alaska, Maine, Massachusetts, New Mexico and Wisconsin, also prohibit dentists from sharing professional fees with non-dental entities. State dental boards do not generally interpret these prohibitions as preventing a non-dental entity from owning non-professional assets used by a dentist in a dental practice or providing management services to a dentist for a fee, provided certain conditions are met. The Company believes that its operations will not contravene any restriction on the corporate practice of dentistry. There can be no assurance, however, that a review of the Company's business relationships by courts or regulatory authorities will not result in determinations that could prohibit or otherwise adversely affect the operations of the Company or that the regulatory environment will not change, requiring the Company to reorganize or restrict its existing or future operations. The laws regarding fee-splitting and the corporate practice of dentistry and their interpretation are enforced by regulatory authorities with broad discretion. There can be no assurance that the legality of the Company's business or its relationship with the Affiliated Practices will not be successfully challenged or that the enforceability of the provisions of any Service Agreement will not be limited.

    In many states in which the Affiliated Practices are located, there is no case law or other authority interpreting the foregoing provisions. There are, however, interpretations in some states of analogous medical provisions. One recent example is in the State of Florida, where the Florida Board of Medicine recently considered the issue of whether a physician practice is permitted to enter into a management agreement pursuant to which the managing entity earns a management fee which includes a percentage of the practice's net income as consideration for providing certain management and operational services. The Florida Board of Medicine issued an opinion indicating that such a management agreement is prohibited by applicable fee-splitting statutes. However, that order has been stayed pending its appeal to the Florida courts. Although the Florida Board of Medicine's decision did not apply to dental practices, the court considering the appeal of the Board of Medicine's order could reach conclusions or make statements that affect the application of fee-splitting provisions applicable to dental management agreements. Pursuant to the terms of the Service Agreements, in the event such a Service Agreement were determined to be in violation of applicable law, the agreement would have to be amended in a manner that complies with applicable law and preserves, to the greatest extent possible, the economic interests of the parties thereto.

    FRAUD AND ABUSE LAWS AND RESTRICTIONS ON REFERRALS AND SELF-REFERRALS

    Many states in which the Affiliated Practices are located, including California, Florida, Maine, Maryland, Michigan, New York, Texas and Washington, have fraud and abuse laws that, in many cases, apply to referrals for items or services reimbursable by any insurer, not just by Medicare and Medicaid. A number of states, including many of the states in which the Affiliated Practices are located, also impose significant penalties for submitting false claims for dental services. In addition, most states in which the Affiliated Practices are located, including Alaska, Arizona, California, Florida, Louisiana, Maine, Maryland, Michigan, New York, Texas and Washington, have laws prohibiting paying or receiving any remuneration, direct or indirect, that is intended to induce referrals for health care items or services, including dental items and services. Many states in which the Affiliated Practices are located either prohibit or require disclosure of self-referral arrangements and impose penalties for the violation of these laws. Many states, including Alaska, Florida and Maine, limit the ability of a person other than a licensed dentist to own or control equipment or offices used in a dental practice. Some of these states allow leasing of equipment and office space to a dental practice under a bona fide lease, if the equipment and office remain under the control of the dentist. The Service Agreements that will be entered into by the Company with respect to Affiliated Practices in Florida and Maine will provide that equipment and offices owned or leased by the Company and used at an Affiliated Practice will remain under the exclusive control of the dentists employed by that Affiliated Practice.

    Federal laws regulating the provision of dental care apply only to dental services which are reimbursed under the Medicare and Medicaid programs. Because none of the Affiliated Practices receive any revenue under Medicare or Medicaid, the impact of these laws on the Company is anticipated to be negligible.

There can be no assurance, however, that Affiliated Practices will not have patients in the future covered by these laws, or that the scope of these laws will not be expanded in the future, and if expanded, such laws or interpretations thereunder could have a material adverse effect on the Company.

    The federal fraud and abuse statute prohibits, subject to certain safe harbors, the payment, offer, solicitation or receipt of any form of remuneration in return for, or in order to induce: (i) the referral of a person for service,
(ii) the furnishing or arranging to furnish items or services or (iii) the purchase, lease or order or the arrangement or recommendation of a purchase, lease or order of any item or service which is, in each case, reimbursable under Medicare or Medicaid. The statute reflects the federal government's policy of increased scrutiny of joint ventures and other transactions among healthcare providers in an effort to reduce potential fraud and abuse related to Medicare and Medicaid costs. Because dental services are covered under various government programs, including Medicare and Medicaid, this federal law applies to dentists and the provision of dental services under those programs.

    Significant prohibitions against dentist self-referrals for services covered by Medicare and Medicaid programs were enacted, subject to certain exceptions, by Congress in the Omnibus Budget Reconciliation Act of 1993. These prohibitions, commonly known as Stark II, amended prior physician and dentist self-referral legislation known as Stark I (which applied only to clinical laboratory referrals) by dramatically enlarging the list of services and investment interests to which the self-referral prohibitions apply. Stark II prohibits a physician or dentist, or a member of his or her immediate family, from making referrals for certain "designated health services" to entities in which the physician or dentist has an ownership or investment interest, or with which the physician or dentist has a compensation arrangement. "Designated health services" include, among other things, clinical laboratory services, radiology and other diagnostic services, radiation therapy services, durable medical equipment, prosthetics, outpatient prescription drugs, home health services and inpatient and outpatient hospital services. Stark II prohibitions include referrals within the physician's or dentist's own group practice (unless such practice satisfies the "group practice" exception) and referrals in connection with the physician's or dentist's employment arrangements with the practice (unless the arrangement satisfies the employment exception). Stark II also prohibits billing the Medicare or Medicaid programs for services rendered following prohibited referrals. Noncompliance with, or violation of, Stark II can result in exclusion from the Medicare and Medicaid programs and civil and criminal penalties. The Company believes that its operations as presently conducted do not pose a material risk under Stark II, primarily because the Company does not provide "designated health services." Nevertheless, there can be no assurance that Stark II will not be interpreted or hereafter amended in a manner that has a material adverse effect on the Company's operations.

    OTHER FEDERAL REGULATIONS

    Federal regulations also allow state licensing boards to revoke or restrict a dentist's license in the event such dentist defaults in the payment of a government-guaranteed student loan, and further allow the Medicare program to offset such overdue loan payments against Medicare income due to the defaulting dentist's employer. The Company cannot assure compliance by dentists with the payment terms of their student loans, if any.

    The operations of the Affiliated Practices are also subject to compliance with regulations promulgated by the Occupational Safety and Health Administration ("OSHA"), relating to such matters as heat sterilization of dental instruments and the use of barrier techniques such as masks, goggles and gloves.

    LICENSURE, ADVERTISING RESTRICTIONS AND LIMITATIONS ON DELEGATION

    The dentists associated with the Affiliated Practices must possess a license from the applicable state Board of Dental Examiners and a permit from the U.S. Drug Enforcement Agency.

    Some states prohibit the advertising of dental services under a trade or corporate name. Some states, including Texas, require all advertisements to be in the name of the dentist. A number of states also regulate the content of advertisements of dental services and the use of promotional gift items. In addition, many states impose limits on the tasks that may be delegated by dentists to hygienists and dental assistants. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion.

    INSURANCE REGULATION

    There are certain state insurance regulatory risks associated with the Company's anticipated role in negotiating and administering managed care contracts on behalf of the Affiliated Practices. The application of state insurance laws to third-party payor arrangements, other than fee-for-service arrangements, is an unsettled area of law with little guidance available. State insurance laws are subject to broad interpretation by regulators and, in some states, state insurance regulators may determine that the Company or the Affiliated Practices are engaged in the business of insurance because of the capitation features (or similar features under which an Affiliated Practice assumes financial risk) that may be contained in managed care contracts. In the event that the Company or an Affiliated Practice is determined to be engaged in the business of insurance, the Company or the Affiliated Practice could be required to either seek licensure as an insurance company or change the form of its relationships with the third-party payors. There can be no assurance that the Company's operations would not be adversely affected if the Company or any of the Affiliated Practices were to become subject to state insurance regulations.

    HEALTH CARE REFORM

    The United States Congress has considered various types of health care reform, including comprehensive revisions to the current health care system. It is uncertain what legislative proposals, if any, will be adopted in the future or what actions federal or state legislatures or third-party payors may take in anticipation of or in response to any health care reform proposals or legislation. There can be no assurance that applicable federal or state laws and regulations will not change or be interpreted in the future either to restrict or adversely affect the Company's relationships with dentists or the operation of Affiliated Practices.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    As required by the Company's Bylaws, a majority of the Company's Board of Directors are dentists who are affiliated with Affiliated Practices. The following table sets forth certain information concerning the Company's directors and the executive officers of the Company (ages are as of September 1, 1998):

                 NAME                       AGE                                 POSITION
---------------------------------------     ---     ----------------------------------------------------------------
Omer K. Reed, D.D.S....................         66  Chairman of the Board and Clinical Officer
Gary S. Glatter........................         45  President, Chief Executive Officer and Director
Sam H. Carr............................         42  Senior Vice President, Chief Financial Officer and Director
James L. Dunn, Jr......................         36  Senior Vice President and Chief Development Officer
John G. Thayer.........................         45  Senior Vice President and Chief Operating Officer
Kimberlee K. Rozman....................         38  Senior Vice President, General Counsel and Secretary
Ronnie L. Andress, D.D.S...............         43  Director
J. Michael Casas.......................         36  Director
James H. Clarke, Jr., D.D.S............         50  Director
Ronald E. Geistfeld, D.D.S.............         64  Director
Mack E. Greder, D.D.S..................         54  Director
Roger Allen Kay, D.D.S.................         54  Director
Gerald F. Mahoney......................         55  Director
Anthony P. Maris.......................         64  Director
George M. Siegel.......................         60  Director
Ronald M. Yaros, D.D.S.................         52  Director

OMER K. REED, D.D.S. has served as the Company's Chairman of the Board and Clinical Officer since May 1997. He founded Pentegra, Ltd. in 1988 and Napili in 1963, and is a practicing dentist with one of the Founding Affiliated Practices. Since inception, Pentegra, Ltd. and Napili have provided comprehensive management and consulting services to dental practices around the nation. In 1965, Dr. Reed founded the CeramDent Laboratory and he has maintained a private dental practice in Phoenix since 1959. He has held associate professorships in the Departments of Ecological Dentistry at the University of North Carolina, Chapel Hill (1978-1988) and the University of Minnesota (1982-1991), and has lectured extensively around the world on various subjects related to the practice of dentistry. Dr. Reed also serves on the Board of Directors of Century Companies of America, CUNA Mutual Insurance Group and the American Volunteer Medical Team.

GARY S. GLATTER has served as the Company's President, Chief Executive Officer and a Director since May 1997. From January 1994 to March 1997, he was President and Chief Operating Officer of H.E.R.C. Products Incorporated, a public company engaged in manufacturing and selling chemical rehabilitation products for water distribution systems. From 1989 until 1993, Mr. Glatter served as President and Chief Executive Officer of Classic Properties, a New York-based real estate company.

SAM H. CARR has served as the Company's Senior Vice President and Chief Financial Officer since September 1997. From September 1996 until August of 1997, Mr. Carr served as Vice President--Finance and Corporate Development of Ankle & Foot Centers of America, LLP, a podiatry practice management company. From February 1995 until July 1996, Mr. Carr was a Senior Manager with Arthur Andersen LLP. Prior thereto, Mr. Carr was Chief Financial Officer of Columbia/HCA's Bellaire Hospital in Houston, Texas from January 1994 until January 1995, and Vice President of Finance of St. Vincent Hospital in Santa Fe, New Mexico from 1990 until 1994. From 1978 to 1990, Mr. Carr was an accountant with Arthur Andersen L.L.P. Mr. Carr is a certified public accountant.

JAMES L. DUNN, JR. has served as the Company's Senior Vice President and Chief Development Officer since July 1997 and served as a Director from March 1997 to March 1998. Since 1987, Mr. Dunn has been an attorney practicing as a sole practitioner in Houston, Texas. His legal practice is focused on providing services to members of the dental community. He has been actively involved in the valuation and sale of dental practices over the past five years. In 1995, Mr. Dunn was appointed to the Texas Medical Disclosure Panel, the body that determines which dental procedures require informed consent. Mr. Dunn is a member of the American Society of Pension Actuaries and is a certified public accountant.

JOHN G. THAYER has served as the Company's Senior Vice President and Chief Operating Officer since March 1997. Prior thereto, Mr. Thayer was Managing General Partner of England and Company, a public accounting firm he co-founded in 1983, which provides accounting and practice management counseling to health care professionals in the Texas Gulf Coast area. In 1994, he co-founded Medtek Management, Inc., a privately held management information company specializing in the data processing needs of health care professionals.

KIMBERLEE K. ROZMAN has served as the Company's Senior Vice President, General Counsel and Secretary since July 1997. Prior thereto, she served as Vice President, Senior Counsel (January to July 1997) and Associate General Counsel
(1996) of Physicians Resource Group, Inc., a public company engaged in providing ophthalmic practice management services. From 1990 to 1996, Ms. Rozman was an associate with the law firm of Jackson Walker L.L.P.

RONNIE L. ANDRESS, D.D.S. has been engaged in the private practice of dentistry in Freeport, Texas since 1995 and is President of Ronnie L. Andress, D.D.S., Inc., one of the Founding Affiliated Practices. Prior to 1995, Dr. Andress was engaged in the private practice of dentistry in Houston, Texas for over 12 years.

J. MICHAEL CASAS has been the President of Gustavia Investments, L.L.C. (a newly organized venture capital firm) since October 1997. Prior thereto, he served as a Vice President of Physicians Resource Group, Inc. from June 1995 to October 1997. From October 1991 to June 1995, Mr. Casas served as Administrator of Texas Eye Institute Assoc., a comprehensive eye care provider in the greater Houston, Texas area.

JAMES H. CLARKE, JR., D.D.S. has been engaged in the private practice of dentistry in Houston, Texas since 1974 and is President of James H. Clark, Jr., D.D.S., Inc., one of the Founding Affiliated Practices.

RONALD E. GEISTFELD, D.D.S. is Professor Emeritus at the University of Minnesota School of Dentistry, where he has taught since 1982. Dr. Geistfeld also maintained a part-time dental practice in Minnesota from 1973 to 1992. He is a member of the Minnesota Dental Association, the Minneapolis District Dental Society, the American College of Dentists, the Academy of Operative Dentistry, the Minnesota Academy of Restorative Dentistry and the Minnesota Academy for Gnathological Research.

MACK E. GREDER, D.D.S. has been engaged in the private practice of dentistry in Omaha, Nebraska since 1970 and is President of Mack E. Greder, D.D.S., P.C., one of the Founding Affiliated Practices.

ROGER ALLEN KAY, D.D.S. has been engaged in the private practice of dentistry in Farmington and Livermore Falls, Maine since 1972 and is President of Roger Allen Kay, D.D.S., P.A., one of the Founding Affiliated Practices. He is a member of the Maine Dental Association, the American Dental Association, the Academy of General Dentistry and the American Society of Dentistry for Children.

GERALD F. MAHONEY has been Chairman of the Board and Chief Executive Officer of Mail-Well, Inc., a public company engaged in printing and envelope manufacturing with over 50 printing offices throughout the United States, since 1994. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of Pavey Envelope beginning in 1991. Mr. Mahoney is a certified public accountant.

ANTHONY P. MARIS is a consultant to health care businesses. From 1987 to 1996, Mr. Maris was a Director, Vice President, Chief Financial Officer and Treasurer of Roberts Pharmaceutical Corporation, a public company engaged in pharmaceuticals manufacturing. Prior thereto, Mr. Maris was a Director and Chief Financial Officer of Hoffmann--La Roche Inc., a pharmaceutical manufacturer.

GEORGE M. SIEGEL was President and Chief Executive Officer of Parcelway Courier Systems, Inc., a publicly traded messenger and courier business with operations throughout North America, from 1990 to 1997. In 1993, Mr. Siegel co-founded U.S. Delivery Systems, a public company engaged in consolidating local messenger and delivery companies. Prior thereto, Mr. Siegel founded and was the President and Chief Executive Officer of U.S. Messenger & Delivery Service and Direct Dispatch Corporation, two messenger and courier service companies that he sold to Mayne Nickless Courier System, Inc.

RONALD M. YAROS, D.D.S. has been engaged in the private practice of dentistry in Aurora, Colorado since 1973 and is President of Ronald M. Yaros, D.D.S., P.C., one of the Founding Affiliated Practices. He is a member of the American Dental Association, the Colorado Dental Association, the Metro Denver Dental Society and the Academy of General Dentistry.

BOARD OF DIRECTORS

    The Board of Directors is divided into three classes with at least four directors in each class, with the term of one class expiring at the annual meeting of stockholders in each year, commencing in 1998. At each annual meeting of stockholders, directors of the class the term of which then expires will be elected by the holders of the Common Stock to succeed those directors whose terms are expiring. The first class, whose term of office will expire at the first annual meeting of stockholders in 1999, is comprised of Drs. Andress, Geistfeld and Kay, and Mr. Casas; the second class, whose term will expire one year thereafter, is comprised of Drs. Clarke, Greder and Yaros and Mr. Carr; and the third class, whose term will expire two years thereafter, is comprised of Dr. Reed and Messrs. Glatter, Mahoney, Maris and Siegel. The Company's Bylaws provide that a majority of the members of the Board of Directors must be licensed to practice dentistry and affiliated with one of the Affiliated Practices. See "Risk Factors--Board Composition" and "--Certain Anti-takeover Provisions."

    There are five committees of the Board: Audit, Compensation, Acquisition, Nominating and Executive. The members of the Audit Committee are Messrs. Maris and Mahoney. The members of the Compensation Committee are Messrs. Maris, Siegel and Casas. The sole member of the Acquisition Committee is Mr. Glatter, who has been delegated the authority to approve the terms of any business combination transaction involving the payment by the Company of consideration with a value of up to $3,000,000. The members of the Nominating Committee are Dr. Reed and Messrs. Glatter and Maris. The members of the Executive Committee are Dr. Reed and Messrs. Glatter and Siegel. The members of the Audit and Compensation Committees will not be employees of the Company.

    Directors who are employees of the Company or an Affiliated Practice do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or an Affiliated Practice will receive a fee of $1,500 for attendance at each Board of Directors meeting and $750 for each committee meeting (unless held on the same day as a Board of Directors meeting), and an initial grant of nonqualified options to purchase 10,000 shares of Common Stock (except with respect to Messrs. Casas and Siegel, who have waived their right to receive those options). Directors who are not employees of the Company will also receive annual grants of nonqualified options to purchase 5,000 shares on the first business day of the month following the date on which each annual meeting of the Company's stockholders is held. See "--1997 Stock Compensation Plan." All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacity as directors of the Company.

EXECUTIVE COMPENSATION

    Pentegra conducted no operations prior to March 30, 1998 other than in connection with the IPO and the Affiliations. The Company anticipates that during 1998 its most highly compensated executive officers will be Dr. Reed and Messrs. Glatter, Carr, Dunn and Thayer (the "Named Executive Officers"), each of whom has entered or will enter into an employment agreement providing for an annual salary of $87,500, $175,000, $175,000, $125,000 and $125,000,
respectively. See "--Employment Agreements."

    In addition to base salary, Messrs. Glatter, Carr, Dunn and Thayer through their employment agreements are eligible for certain bonuses described under "--Employment Agreements" and performance bonuses based on the achievement of specific financial targets of the Company. Performance bonuses will not exceed 25% of base salary for each of those officers, except Mr. Glatter (whose bonus will not exceed 50% of his base salary).

    In September 1997, the Company approved the grant of options to purchase 333,333 shares, 66,667 shares, 33,333 shares and 33,333 shares of Common Stock to Messrs. Glatter, Carr, Dunn and Thayer, respectively, under the Company's 1997 Stock Compensation Plan, exercisable at the initial public offering price per share set forth on the cover page of this Prospectus. Of the options granted to Mr. Glatter, options to acquire 166,667 shares vest on the first anniversary of the date of this Prospectus, options to acquire 66,667 shares vest on each of the second and third anniversaries of the date of this Prospectus, and options to acquire 33,333 shares vest on the fourth anniversary of the date of this Prospectus. The options granted to Messrs. Carr, Dunn and Thayer vest annually in 20% increments beginning on the first anniversary of the date of this Prospectus. See "--1997 Stock Compensation Plan."

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Dr. Reed, Messrs. Glatter, Carr, Dunn and Thayer and Ms. Rozman. These agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Each of these agreements provides for an annual base salary in an amount not less than the initial specified amount and entitles the employee to participate in all the Company's compensation plans in which other executive officers of the Company participate. Dr. Reed's employment agreement provides that he will serve as the Company's clinical officer and has a three-year term commencing on completion of the IPO. Dr. Reed's base salary under the employment agreement will be $87,500 per year, or as increased from time to time by the Board of Directors, and provides for bonus payments aggregating $1,250,000 payable by the Company in installments of $10,000 on closing of each future dental practice affiliation subsequent to the IPO until the bonus has been paid in full, provided that the bonus must be paid in full by the third anniversary of the date of this Prospectus. Mr. Glatter's employment agreement provides that he will serve as the Company's chief executive officer and president and has at least a four-year term commencing on July 1, 1997. Mr. Glatter's base salary under the employment agreement will be as follows: (i) $175,000 per year for the period from July 1, 1997 through June 30, 1998, (ii) $200,000 per year for the period from July 1, 1998 through June 30, 1999, (iii) $225,000 per year for the period from July 1, 1999 through June 30, 2000 and (iv) $250,000 per year from July 1, 2000 thereafter or as increased from time-to-time by the Board of Directors. Each of the agreements for Messrs. Carr, Dunn and Thayer and Ms. Rozman has a continuous five-year term with an annual base salary of $175,000 for Mr. Carr and of $125,000 for each of the other officers, and is subject to the right of the Company to terminate the employee's employment at any time. Mr. Glatter is eligible to receive an annual cash bonus in an amount equal to 10%, 20%, 30%, 40% or 50% of his base salary in the event that the Company experiences from 20% to 22.5%, 22.5% to 25%, 25% to 27.5%, 27.5% to 30% or
greater than 30%, respectively, growth in earnings per share on a year-to-year basis (calculated on a pro forma basis for the calendar year prior to the Company's first year of operations). For purposes of determining the applicable year's earnings per share change, the cash bonuses payable to Mr. Glatter and under all other employment agreements between the Company and its officers will be taken into account. Each of the other named officers (except Dr. Reed and Mr. Glatter) is eligible to receive an annual cash bonus in an amount equal to 5%, 10%, 15%, 20% or 25% of his or her base salary in the event that the Company experiences 20% to 22.5%, 22.5% to 25%, 25% to 27.5%, 27.5% to 30% or greater than 30%, respectively, growth in earnings per share on a year-to-year basis (calculated on a pro forma basis for the calendar year prior to the Company's first fiscal year of operations). For purposes of determining the applicable year's earnings per share change, the cash bonuses payable to the officer and under all other employment agreements between the Company and its officers will be taken into account.

    If the employee's employment is terminated by the Company without cause (as defined), Messrs. Carr, Dunn and Thayer and Ms. Rozman will be entitled to a payment equal to either 12 months' or six months' salary depending on whether such employee has relocated to Phoenix, Arizona, and Dr. Reed and Mr. Glatter will be entitled to a payment equal to the salary payable over the remaining term of their respective employment agreements. Mr. Thayer also received a $25,000 bonus on the closing of the IPO and will receive a $25,000 bonus on the first anniversary of that closing. Mr. Carr also received compensation on the closing of the IPO of approximately $29,000. Each of the foregoing agreements also contains a covenant limiting competition with the Company for one year following termination of employment.

    Each Founding Affiliated Practice will enter into an employment agreement with its dentist employees. See "Business--Dentist Employment Agreements."

1997 STOCK COMPENSATION PLAN

    In August 1997, the Board of Directors adopted, and the stockholders of the Company approved, the 1997 Stock Compensation Plan. The purpose of the 1997 Stock Compensation Plan is to provide the Company's employees, non-employee directors and advisors and employees and directors of Affiliated Practices with additional incentives by increasing their proprietary interest in the Company. The aggregate number of shares of Common Stock with respect to which options and awards may be granted under the 1997 Stock Compensation Plan may not exceed 2,000,000 shares.

    The 1997 Stock Compensation Plan provides for the grant of incentive stock options ("ISOs"), as defined in Section 422 of the Code, nonqualified stock options (collectively with ISOs, "Options") and restricted stock awards ("Awards"). The 1997 Stock Compensation Plan is administered by the Compensation Committee of the Board of Directors, which must be comprised of not less than two members of the Board of Directors (the "Committee"). Prior to the consummation of the IPO, the 1997 Stock Compensation Plan was administered by the Company's full Board of Directors. The Committee has, subject to the terms of the 1997 Stock Compensation Plan, the sole authority to grant Options and Awards under the 1997 Stock Compensation Plan, to interpret the 1997 Stock Compensation Plan and to make all other determinations necessary or advisable for the administration of the 1997 Stock Compensation Plan.

    All of the Company's employees, non-employee directors and advisors and employees and directors of Affiliated Practices are eligible to receive nonqualified stock options and Awards under the 1997 Stock Compensation Plan, but only employees of the Company are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Committee. Notwithstanding the provisions of any option agreement, options will become immediately exercisable in the event of certain events including certain merger or consolidation transactions and changes in control of the Company. No Option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the outstanding Common Stock). An Award grants the recipient the right to receive a specified number of shares of Common Stock, which shall become vested over a period of time, not exceeding 10 years, specified by the Committee. Restricted stock transferred to a recipient shall be forfeited upon the termination of the recipient's employment or service other than for death, permanent disability or retirement unless the Committee, in its sole discretion, waives the restrictions for all or any part of an Award.

    The exercise price for ISOs granted under the 1997 Stock Compensation Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of ISOs granted to employees owning more than 10% of the Common Stock). The exercise price for nonqualified options granted under the 1997 Stock Compensation Plan may not be less than the fair market value of the Common Stock on the date of grant.

    Payment upon exercise of an Option may be made in cash or by check, by means of a "cashless exercise" involving the sale of shares by, or a loan from, a broker, or, in the discretion of the Committee, by delivery of shares of Common Stock, by payment of the par value of the shares subject to the Option plus a promissory note for the balance of the exercise price or in any other form of valid consideration permitted by the Committee.

    There are generally no federal income tax consequences upon the grant of an Option under the 1997 Stock Compensation Plan. Upon exercise of a nonqualified option, the optionee generally will recognize ordinary income in the amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price, and the Company is generally entitled to a corresponding deduction. When an optionee sells shares issued upon the exercise of a nonqualified stock option, the optionee generally realizes short-term or long-term capital gain or loss, depending on the length of the holding period. If the optionee holds the shares for more than 12 months, the capital gain or loss will be long-term capital gain or loss. Otherwise, the capital gain or loss will be short-term capital gain or loss. The Company is not entitled to any deduction in connection with such sale.

    An optionee will not be subject to federal income taxation upon the exercise of ISOs granted under the 1997 Stock Compensation Plan, and the Company will not be entitled to a federal income tax deduction by reason of such exercise. A sale of shares of Common Stock acquired upon exercise of an ISO that does not occur within one year after the date of exercise or within two years after the date of grant of the option generally will result in the recognition of long-term capital gain or loss by the optionee in an amount equal to the difference between the amount realized on the sale and the exercise price, and the Company is not entitled to any deduction in connection therewith. If a sale of shares of Common Stock acquired upon exercise of an ISO occurs within one year from the date of exercise of the option or within two years from the date of the option grant (a "disqualifying disposition"), the optionee generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise of the options over the exercise price or
(ii) the excess of the amount realized on the sale of the shares over the exercise price. Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary income will be long-term or short-term capital gain, depending upon the length of time the shares were held. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary income recognized by the optionee.

    For alternative minimum tax purposes, the difference between the fair market value, on the date of exercise, of Common Stock purchased upon the exercise of an ISO, and the exercise price increases alternative minimum taxable income. Additional rules apply if an optionee makes a disqualifying disposition of the Common Stock.

    There are generally no federal income tax consequences upon the grant of an Award, except as described below regarding a section 83(b) election. Upon the expiration of the restrictions on shares of Common Stock subject to an Award, except as provided in the next sentence, the recipient of the Award will recognize taxable ordinary income equal to the fair market value of the shares at the time of such expiration. If the recipient of an Award elects, pursuant to section 83(b) of the Code, within 30 days of the date shares of restricted stock are considered transferred to the recipient, to recognize taxable ordinary income at the time of the transfer in an amount equal to the fair market value of such shares, no additional income will be recognized upon the lapse of the restrictions on the shares and no deduction will be allowed to the recipient if the shares are subsequently forfeited. A recipient who makes such an election under section 83(b) is required to give notice of such election to the Company immediately after making the election, and the Company will be entitled to a deduction equal to the amount of income recognized by the recipient. For capital gain purposes, the recipient's holding period for the shares received will begin at the time taxable income is recognized under these rules and his or her basis in the shares will be the amount of ordinary income recognized.

    The Company has (i) outstanding options to purchase a total of 724,666 shares of Common Stock under the 1997 Stock Compensation Plan and (ii) 1,275,334 additional shares available for future awards under the 1997 Stock Compensation Plan.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

    In connection with the formation of the Company, in February 1997, PII issued common stock to J. Michael Casas (200,000 shares), James L. Dunn, Jr. (100,000 shares), John G. Thayer (66,667 shares) and Allen M. Gelwick (66,667 shares), at a purchase price per share of $0.015. In May 1997, PII issued Class B Preferred to J. Michael Casas (66,667 shares) and James L. Dunn, Jr. (33,334 shares), at a purchase price per share of $0.01. In May 1997, PII issued Common Stock to George M. Siegel (300,000 shares), Dr. Reed (150,000 shares), Gary S. Glatter (100,000 shares), Kelly W. Reed (150,000 shares), Stephen E. Stapleton (33,333 shares) and Kimberlee K. Rozman (33,333 shares), at a purchase price per share of $0.015. In September 1997 and October 1997, PII repurchased 46,667 shares and 20,000 shares, respectively, of its common stock from George M. Siegel at a purchase price per share of $0.015. In September 1997, the Company issued 66,667 shares of common stock to Sam H. Carr at a purchase price per share of $0.015.

    In connection with the raising of $1,450,000 by PII in order to fund a portion of the expenses for the IPO and the Affiliations, in June 1997, PII issued capital stock to Dr. Reed (37,500 shares of preferred stock and 7,500 shares of common stock), Gary S. Glatter (37,500 shares of preferred stock and 7,500 shares of common stock), George M. Siegel (37,500 of preferred stock and 7,500 shares of common stock), Mack E. Greder, D.D.S. (25,000 shares of preferred stock and 5,000 shares of common stock) and Roger Allen Kay, D.D.S. (25,000 shares of preferred stock and 5,000 shares of common stock), at a purchase price per share of $1.00 for the preferred stock and of $0.015 for the common stock.

    In September 1997, (i) each owner of shares of common stock of PII agreed to exchange those shares for shares of Common Stock on a one-for-one basis and (ii) each of Dr. Reed and Messrs. Glatter, Dunn, Casas and Siegel agreed to sell to PII all shares of preferred stock he owns at a price per share equal to the subscription price he paid to PII for those shares, which transactions were consummated concurrently with the closing of the IPO and the Affiliations. In addition, immediately after the completion of the repurchases described in the foregoing sentence, all outstanding shares of preferred stock of PII was redeemed by PII at a redemption price, as established by resolution of the board of directors of PII, of $1.50 per share, of which $1.15 per share was paid in cash from the proceeds of the IPO and $0.35 per share was paid in the form of a 6.0% promissory note that becomes due and payable by the Company on the earlier of the fifth anniversary of the date of the closing of the IPO or the date on which the Company offers and sells an amount of equity securities for gross proceeds equal to or greater than the gross proceeds from the IPO.

    In December 1997, the owners of the outstanding shares of common stock of PII agreed to sell to PII on a pro rata basis at a purchase price of $.015 per share, an aggregate of 909,237 shares (approximately 51.8% of each such stockholder's shares), which sale has been consummated in accordance with that agreement.

    The Company purchased substantially all the tangible and intangible assets of Pentegra, Ltd. and Napili for consideration of $200,000 upon completion of the IPO. Of the $200,000 in consideration, $100,000 was paid from the proceeds of the IPO and $100,000 was paid in the form of a 9.0% promissory note due April 1, 1999. This purchase price was negotiated by Mr. Glatter, on behalf of the Company, by Dr. Reed, on behalf of himself, and by the administrators of the Reed Family Trust, and was approved unanimously by the Company's Board of Directors, which Dr. Reed serves on as Chairman of the Board. Dr. Reed beneficially owns approximately 51.0% of the capital stock of each of Pentegra, Ltd. and Napili and the Reed Family Trust (which is administered by, and whose beneficiaries are, the children of Dr. Reed) beneficially owns 49% of the capital stock of each of Pentegra, Ltd. and Napili. The assets that the Company acquired from Pentegra, Ltd. and Napili include office furniture and equipment, marketing systems, recall systems, telephone systems, customer/client lists, books and records and video tapes.

    From February 1997 to January 1998, the Company occupied and had access to the facilities, equipment and staff of James L. Dunn & Assoc., Inc., an affiliate of James L. Dunn, Jr. Beginning June 1,

1997, the Company agreed to compensate James L. Dunn & Assoc., Inc. for use of and access to its office facilities, equipment and staff at the rate of $10,000 per month. James L. Dunn & Assoc., Inc. also provided the Company monthly invoices for delivery, telephone, travel and other out-of-pocket expenses and obtained reimbursement for those expenses from the Company. Through March 31, 1998, the Company has reimbursed James L. Dunn & Assoc., Inc. for approximately $11,600 of such expenses. The Company believes that the compensation paid to James L. Dunn & Assoc., Inc. represents the fair market value of the services (which includes the shared use of two clerical employees, use of office furniture, copy machines, computers and other office equipment, and office supplies) provided to the Company.

    The Company has leased a portion of the office facilities, equipment and staff of Pentegra, Ltd., which is wholly owned by Dr. Reed, beginning June 1, 1997. The Company has agreed to compensate Pentegra, Ltd. for use of and access to its office facilities, equipment and staff at the rate of $11,000 per month. Pentegra, Ltd. will also provide the Company a monthly invoice for delivery, postage, telephone, travel and other out-of-pocket expenses and obtain reimbursement for those expenses from the Company. Through March 31, 1998, the Company reimbursed Pentegra, Ltd. and Napili for approximately $8,000 of such expenses. The Company believes that the compensation to be paid to Pentegra, Ltd. represents the fair market value of the goods and services (which includes utilities, furniture, office equipment and clerical services) being provided to the Company under this arrangement. This lease will be assumed by the Company in the Pentegra/Napili Transaction.

    The following table provides certain information concerning the Affiliations with the directors of the Company who own an Affiliated Practice:

                                                                                 CONSIDERATION RECEIVED
                                                             DEBT AND    ---------------------------------------
                                               ASSETS      LIABILITIES   NUMBER OF     VALUE OF
      FOUNDING AFFILIATED PRACTICE         CONTRIBUTED(1)    ASSUMED       SHARES       SHARES          CASH
-----------------------------------------  --------------  ------------  ----------  -------------  ------------
Ronnie L. Andress, D.D.S., Inc...........        111,690        181,623     101,801        865,308       216,326
James H. Clarke, Jr., D.D.S., Inc........        148,515         54,000      70,632        600,372       150,092
Mack E. Greder, D.D.S., P.C..............         48,067         37,505      67,380        572,730       143,183
Roger Allen Kay, D.D.S., P.A.............          2,837          4,816      67,773        576,070       144,017
Omer K. Reed, D.D.S......................          5,495              0      36,821        312,978            --
Ronald M. Yaros, D.D.S., P.C.............        139,371         29,570     139,214      1,183,319       295,830

---------

(1) Assets contributed reflects the historical book value of the nonmonetary assets of each practice transferred to the Company. These nonmonetary assets are reflected at historical cost in accordance with SAB No. 48. All monetary assets are recorded at fair value, which is approximated by the historical costs recorded by the practices.

    The consideration paid by the Company for each of these Founding Affiliated Practices was determined by negotiations between executive officers of the Company not affiliated with any Founding Affiliated Practice and a representative of that Founding Affiliated Practice. The Company used the same valuation method to negotiate the consideration being paid to each of the Founding Affiliated Practices, including the respective practices wholly owned by Drs. Reed, Andress, Clarke, Greder, Kay and Yaros, which method was based upon the Founding Affiliated Practice's gross revenue net of certain operating expenses, and the Company's assessment of growth potential.

    All of the shares of Common Stock issued to the dentists named in the foregoing table and all of 847,430 shares of Common Stock issued in the Share Exchange have certain piggy-back registration rights. See "Shares Eligible for Future Sale."

COMPANY POLICY

    It is anticipated that future transactions with affiliates of the Company will be minimal, will be approved by a majority of the disinterested members of the Board of Directors and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Company does not intend to incur any further indebtedness to, or make any loans to, any of its executive officers, directors or other affiliates.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table shows, as of September 1, 1998 the "beneficial ownership" of the Common Stock of (i) each director, (ii) each executive officer, (iii) all executive officers and directors of the Company as a group and (iv) each person who owns more than 5% of the outstanding Common Stock. The address of each person in the table is c/o Pentegra Dental Group, Inc., 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018.

                                                                                                SHARES BENEFICIALLY
                                                                                                     OWNED(1)
                                                                                              -----------------------
                                                                                                NUMBER      PERCENT
                                                                                              ----------  -----------
Omer K. Reed, D.D.S.........................................................................     112,800         1.5%
Gary S. Glatter.............................................................................      51,859           *
Sam H. Carr.................................................................................      32,161           *
James L. Dunn, Jr...........................................................................      45,025           *
John G. Thayer..............................................................................      32,161           *
Kimberlee K. Rozman.........................................................................      16,080           *
Ronald M. Yaros, D.D.S......................................................................     142,214         1.9%
George M. Siegel............................................................................     116,180         1.5%
Ronnie L. Andress, D.D.S....................................................................     102,101         1.3%
J. Michael Casas............................................................................      96,482         1.3%
James H. Clarke, Jr., D.D.S.................................................................      70,632           *
Roger Allen Kay, D.D.S......................................................................      70,185           *
Mack E. Greder, D.D.S.......................................................................      71,192           *
Ronald E. Geistfeld, D.D.S..................................................................       1,000           *
Gerald F. Mahoney...........................................................................           0      --
Anthony P. Maris............................................................................           0      --
All executive officers and directors as a group (17 persons)................................     960,072        12.7%

---------

*   less than 1%.

(1) Shares shown in the above table do not include shares that could be acquired upon exercise of currently outstanding stock options which do not vest within 60 days of the date of this Prospectus.

                 DESCRIPTION OF THE CONVERTIBLE DEBT SECURITIES

    The Convertible Debt Securities offered hereby (the "Convertible
Securities") will be issued under an Indenture dated as of            , 1998
(the "Indenture") between Pentegra and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"). The following description of the Convertible Securities summarizes certain general terms and provisions of the Convertible Securities to which any Prospectus Supplement (including any Pricing Supplement) may relate (the "Offered Convertible Securities"). The particular terms of the Offered Convertible Securities and the extent to which the general terms and provisions of the Indenture will apply will be described in a Prospectus Supplement relating to the Offered Convertible Securities. The terms of the Offered Convertible Securities also will include those made a part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The statements under this caption relating to the Convertible Securities and the Indenture are summaries only, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and the Trust Indenture Act. Certain terms defined in the Indenture are capitalized herein. The Indenture is an exhibit to the registration statement on Form S-4, as amended, of which this Prospectus is a part (the "Acquisition Shelf Registration Statement") and is incorporated herein by this reference.

GENERAL

    The Indenture will provide that Convertible Securities may be issued from time to time thereunder in one or more series, each in such aggregate principal amount as Pentegra may authorize from time to time. All Convertible Securities of one series need not be issued at the same time and, unless otherwise provided in a Prospectus Supplement with respect to any series, that series may be reopened, without the consent of the Holders of the Convertible Securities of that series, for issuance of additional Convertible Securities of that series. The Indenture will not limit either (i) the aggregate principal amount of Convertible Securities which can be issued thereunder or (ii) the amount of other indebtedness or liabilities, secured or unsecured, which Pentegra or its subsidiaries may incur.

    Unless otherwise indicated in a Prospectus Supplement with respect to one or more series, the Convertible Securities will not benefit from any covenant or other provision that would provide protection to Holders of the Convertible Securities against any sudden and dramatic decline in credit quality of the Company resulting from any takeover or highly leveraged transaction, including a recapitalization or similar restructuring.

    The Convertible Securities are unsecured obligations of Pentegra.

    Unless otherwise indicated in a Prospectus Supplement with respect to one or more series, principal of, and any premium or interest on, the Convertible Securities will be payable at the office of the Trustee in New York, New York, and the Convertible Securities may be surrendered for registration of transfer, exchange or conversion at that office. Pentegra may, at its option, pay any interest on the Convertible Securities by check mailed to the address of each person entitled thereto as it appears in the applicable Securities Register for the Convertible Securities or by wire transfer on the Regular Record Date for that interest payment.

    No service charge will be made for any registration of transfer or exchange of the Convertible Securities, but Pentegra may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including the fees and expenses of the Trustee) payable in connection therewith. If a Prospectus Supplement provides for the redemption of a series of Convertible Securities, Pentegra will not be required (i) to issue, register the transfer of or exchange any of those Convertible Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of that mailing or (ii) to register the transfer of or exchange any of those Convertible Securities selected for redemption in whole or in part, except the unredeemed portion of those Convertible Securities being redeemed in part.

    All monies paid by Pentegra to the Trustee or any Paying Agent, or held by Pentegra, in trust for the payment of principal of and any premium and interest on any Convertible Security which remain unclaimed for two years after that principal, premium or interest becomes due and payable may be repaid to Pentegra or released from trust, as the case may be. Thereafter, the Holder of that Convertible Security may, as an unsecured general creditor, look only to Pentegra for payment thereof.

    Reference is made to the Prospectus Supplement for the following terms of the Offered Convertible Securities: (i) the title and aggregate principal amount of the Offered Convertible Securities; (ii) the date or dates, or the method for determining the date or dates, the Offered Convertible Securities will be issued (each an "Original Issue Date") and the date or dates on which the Offered Convertible Securities will mature; (iii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Convertible Securities will bear interest or the method of determining such rate or rates; (iv) the date or dates from which that interest, if any, will accrue and the date or dates on which that interest, if any, will be payable; (v) the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision; (vi) the date or dates (each, a Convertibility Commencement
Date) on which the Offered Convertible Securities first become convertible into Common Stock and their initial Conversion Price; (vii) whether the Offered Convertible Securities will be issued in fully registered form or bearer form or any combination thereof; (viii) whether the Offered Convertible Securities will be issued in the form of one or more global securities and whether those global securities are to be issuable in temporary global form or permanent global form;
(ix) whether the Senior Indebtedness to which the Offered Convertible Securities will be subordinated by the Indenture will be as defined in the Indenture or as defined in the Prospectus Supplement; and (x) any other specific terms of the Offered Convertible Securities. Reference is also made to the Prospectus Supplement for information with respect to any additional covenants that may be included in the terms of the Offered Convertible Securities.

    The Convertible Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Security issued at a price lower than the amount payable on the Stated Maturity thereof and which provides that on redemption or acceleration of the maturity thereof an amount less than the amount payable on the Stated Maturity thereof and determined in accordance with the terms of the Convertible Security will become due and payable.

CONVERSION RIGHTS

    Each Convertible Security will be convertible into Common Stock, at the option of its Holder, at any time on or after its Convertibility Commencement Date and prior to its redemption (if redeemable) or final maturity, initially at its Conversion Price per share, subject to adjustment as described below. The right to convert Convertible Securities that the applicable Prospectus Supplement provides are subject to redemption will, with respect to those Convertible Securities that have been called for redemption, terminate at the close of business on the second business day preceding the Redemption Date therefor unless Pentegra defaults in making the payment due on that redemption.

    The applicable Prospectus Supplement will set forth, or describe the method for determining, the first date on which a Convertible Security may be converted into Common Stock (the "Convertibility Commencement Date"). In the case of Convertible Securities to be issued as purchase consideration in any acquisition for which installment-sale treatment is sought for federal income tax purposes, their Convertibility Commencement Date will be the first day following the first anniversary of the closing of the acquisition, unless the Prospectus Supplement provides otherwise. The applicable Prospectus Supplement also will set forth, or describe the method for determining, the initial conversion price of each Convertible Security (the "Conversion Price").

    The conversion price of each Convertible Security will be subject to adjustment as and when any of the following events occurs after its Original Issue Date (or the Original Issue Date of any of its Predecessor Securities):
(i) the subdivision, combination or reclassification of outstanding shares of

Common Stock; (ii) the payment of a dividend or distribution on the Common Stock exclusively in Common Stock or any other class of capital stock of Pentegra which includes Common Stock; (iii) the issuance of rights or warrants to all holders of Common Stock entitling them to acquire shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the then Current Market Price; (iv) the distribution to all holders of Common Stock of shares of capital stock of Pentegra other than Common Stock, evidences of indebtedness of Pentegra, cash or assets (including securities, but excluding
(a) dividends or distributions paid exclusively in cash, (b) dividends or distributions provided for in clause (ii) above and (c) rights and warrants provided for in clause (iii) above); (v) a distribution consisting exclusively of cash (excluding any cash distributions referred to in clause (iv) above) to all holders of Common Stock in an aggregate amount that, together with (a) all other cash distributions (excluding any cash distributions referred to in clause
(iv) above) made within the 12 months preceding the record date for that distribution and (b) any cash and the fair market value of other consideration paid in respect of any tender offer subject to the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), made by Pentegra or a subsidiary of Pentegra for Common Stock consummated within the 12 months preceding that distribution, exceeds the greater of (1) 12.5% of Pentegra's market capitalization (being at any time the product of the then Current Market Price times the number of shares of Common Stock then outstanding) on that record date and (2) the Company's consolidated retained earnings on that record date (determined without giving effect to that distribution); and (vi) the consummation of a tender offer made by Pentegra or any subsidiary of Pentegra for Common Stock which involves an aggregate consideration that, together with
(a) any cash and other consideration payable in respect of any tender offer made by Pentegra or a subsidiary of Pentegra for Common Stock consummated within the 12 months preceding the last time on which tenders of Common Stock may be made pursuant to the current tender offer (the "Expiration Time") and (b) the aggregate amount of all cash distributions (excluding any cash distributions referred to in clause (iv) above) to all holders of Common Stock within the 12 months preceding the consummation of that tender offer, exceeds the greater of
(1) 12.5% of Pentegra's market capitalization immediately prior to that Expiration Time (determined using all then tendered shares) and (2) the Company's consolidated retained earnings at the Expiration Time (determined without giving effect to the purchase of tendered shares). No adjustment of any conversion price will be required to be made until cumulative adjustments amount to at least 1.0% of that conversion price, as last adjusted. Any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

    Pentegra will be permitted to reduce the conversion price of any Convertible Security as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of that event. In the case of any consolidation or merger of Pentegra with or into any other corporation (other than one in which no change is made in the outstanding Common Stock), or the sale or transfer of all or substantially all the properties and assets of Pentegra, the Holder of any Convertible Security then Outstanding will, with certain exceptions, have the right thereafter to convert that Convertible Security only into the kind and amount of securities, cash and other property receivable on that consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which that Convertible Security might have been converted immediately prior to that consolidation, merger, sale or transfer; and adjustments will be provided for events subsequent thereto which are as nearly equivalent as practical to the conversion price adjustments described above.

    Pentegra will not issue fractional shares of Common Stock on conversion of any Convertible Security, but, in lieu thereof, will pay a cash adjustment based on the Closing Price at the close of business on the day of conversion. Pentegra will not pay any interest on converted Convertible Securities with respect to any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends will be made on conversion of any Convertible Security.

SUBORDINATION

    The payment of the principal of and any premium or interest on the Convertible Securities and any other payment obligations of Pentegra in respect of the Convertible Securities (including any obligation to repurchase the Convertible Securities) are, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred. If there is a payment or distribution of assets to creditors on any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar case or proceeding of Pentegra, the holders of all Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Obligations due or to become due in respect of that Senior Indebtedness (including interest after the commencement of any such case or proceeding, notwithstanding that Pentegra may be excused as a result of such case or proceeding from the obligation to pay all or any part of the interest otherwise payable in respect of any Senior Indebtedness) before the Holders of the Convertible Securities will be entitled to receive any payment in respect of the principal of or any premium or interest on the Convertible Securities, and until all Obligations with respect to the Senior Indebtedness are paid in full in cash or cash equivalents, any distribution to which the Holders of the Convertible Securities would be entitled must be made to the holders of the Senior Indebtedness. Pentegra also may not make any payment (whether by redemption, purchase, retirement, defeasance or otherwise) on or in respect of the Convertible Securities if (i) a default in the payment of the principal of or any premium or interest on any Designated Senior Indebtedness (a "Payment Default") occurs or (ii) any other default occurs and is continuing with respect to any Designated Senior Indebtedness which permits holders of Designated Senior Indebtedness as to which that default relates to accelerate its maturity (a "Nonpayment Default") and the Trustee receives notice of that default (a "Payment Blockage Notice") from (a) if that Nonpayment Default shall have occurred under the Credit Facility or any other secured debt facility with banks or other lenders which provides revolving credit loans, term loans, receivables financing (including through the sale of receivables) or letters of credit (each an "Other Debt Facility"), the representative of the Credit Facility or that Other Debt Facility, as the case may be, or (b) if that Nonpayment Default shall have occurred with respect to any other issue of Designated Senior Indebtedness, the holders, or a representative of the holders, of at least 20% of that Designated Senior Indebtedness. The payments on or in respect of the Convertible Securities shall be resumed (i) in the case of a Payment Default respecting Designated Senior Indebtedness, on the date on which that default is cured or waived, and (ii) in the case of a Nonpayment Default respecting Designated Senior Indebtedness, the earliest of (a) the date on which that Nonpayment Default is cured or waived,
(b) the date the applicable Payment Blockage Notice is retracted by written notice to the Trustee from a representative of the holders of the Designated Senior Indebtedness which have given that Payment Blockage Notice and (c) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless any Payment Default has occurred and is continuing or an Event of Default of the type referred to in clause (vii) of the first sentence under "--Events of Default" has occurred. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice, and no Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

    If the Maturity of any Convertible Securities is accelerated because of an Event of Default with respect thereto, (i) the Indenture requires Pentegra to promptly notify holders of Designated Senior Indebtedness of that event and (ii) the Holders of those Convertible Securities will, to the extent permitted by law, be prohibited for a period of 180 days thereafter from making any bankruptcy filing with respect to Pentegra or, to the extent permitted by law, from filing suit to enforce their rights under the Indenture.

    Unless a Prospectus Supplement provides otherwise for one or more series of Convertible Securities, the Indenture's definition of "Senior Indebtedness" will apply to the Convertible Securities. The Indenture will define "Senior Indebtedness" as the principal of and premium, if any, and interest on and other Obligations in respect of (i) all secured indebtedness of Pentegra for money borrowed (including any secured indebtedness under the Credit Facility and any successor thereto and any secured indebtedness under all Other Debt Facilities), whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, and (ii) any amendments, renewals, extensions, modifications, refinancings and refundings of any of the foregoing. For purposes of this definition, "indebtedness for money borrowed" when used with respect to Pentegra means (i) any obligation of, or any obligation guaranteed by, Pentegra for the repayment of borrowed money (including fees, penalties and other obligations in respect thereof), whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any deferred payment obligation of, or any such obligation guaranteed by, Pentegra for the payment of the purchase price of property or assets evidenced by a note or similar instrument and (iii) any obligation of, or any such obligation guaranteed by, Pentegra for the payment of rent or other amounts under a lease of property or assets, which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of Pentegra under generally accepted accounting principles. As used in the Indenture: (i) "Obligations" in respect of the Senior Indebtedness include any principal, interest, premiums, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any such indebtedness; and (ii) "Designated Senior Indebtedness" means (a) Obligations under the Credit Facility and all secured Other Debt Facilities and (b) any other Senior Indebtedness the principal amount of which is $1.0 million or more and that has been designated by Pentegra as "Designated Senior Indebtedness." The Prospectus Supplement relating to any series of Convertible Securities may provide that the "Senior Indebtedness" to which the Convertible Securities of that series will be subordinated by the Indenture will include all indebtedness of Pentegra for money borrowed, whether secured or unsecured, except any such indebtedness that, by the terms of the instrument or instruments by which it was created or incurred, expressly provides that it (i) is junior in right of payment to those Convertible Securities or (ii) ranks pari passu in right of payment with those Convertible Securities.

    The Convertible Securities will be obligations exclusively of Pentegra. Pentegra currently conducts its operations through its subsidiaries, which are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due in respect of the Convertible Securities or to make any funds available therefor, whether by dividends, loans or other payments. The ability of any subsidiary of Pentegra to loan or advance funds or pay dividends to Pentegra (i) may be subject to contractual or statutory restrictions, (ii) will be contingent on the subsidiary's earnings and cash flows and (iii) will be subject to various business considerations.

    The Convertible Securities will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of subsidiaries of Pentegra. Any right of Pentegra to receive assets of any of its subsidiaries on the liquidation or reorganization of that subsidiary (and any consequent right of the Holders of the Convertible Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that Pentegra is itself recognized as a creditor of that subsidiary, in which case the claims of Pentegra would still be subordinated to any security in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Pentegra.

    The Indenture does not limit or prohibit the incurrence of (i) Senior Indebtedness or (ii) indebtedness, liabilities or other commitments by Pentegra or its subsidiaries. As of June 30, 1998, there is no outstanding Senior Indebtedness to which the Convertible Securities would have been subordinated.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indenture provides that Pentegra will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person in one transaction or a series of related transactions, unless (i) if applicable, the Person formed by such consolidation or into which Pentegra is merged or the Person or corporation which acquires the properties and assets of the Company substantially as an entirety is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes payment of the principal of and any premium and interest on the Convertible Securities and the performance or observance of each obligation of Pentegra under the Indenture, (ii) immediately after giving effect to such transaction, no Event of Default will have occurred and be continuing, (iii) such consolidation, merger, conveyance, transfer or lease does not adversely affect the validity or enforceability of the Convertible Securities and (iv) Pentegra has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the provisions of the Indenture.

EVENTS OF DEFAULT

    Unless otherwise provided by a Prospectus Supplement with respect to any series of the Convertible Securities, the following are Events of Default under the Indenture with respect to that series: (i) default in the payment of principal of or any premium on any Convertible Security when due (even if that payment is prohibited by the subordination provisions of the Indenture); (ii) default in the payment of any interest on any Convertible Security of that series when due, which default continues for 30 days (even if that payment is prohibited by the subordination provisions of the Indenture); (iii) failure to provide timely notice of a Repurchase Event to Holders of Affected Convertible Securities of that series as required by the Indenture; (iv) default in the payment of the Repurchase Price in respect of any Affected Convertible Security of that series on the Repurchase Date therefor (even if that payment is prohibited by the subordination provisions of the Indenture); (v) default in the performance or breach of any other covenant or warranty of Pentegra in the Indenture (other than a covenant included in the Indenture for one or more series of Convertible Securities other than Convertible Securities of that series) which continues for 60 days after written notice as provided in the Indenture; (vi) certain events in bankruptcy or reorganization of or similar events respecting Pentegra or any of its Significant Subsidiaries; and (vii) any other Event of Default as the applicable Prospectus Supplement may specify with respect to the Convertible Securities of that series.

    If an Event of Default with respect to any Outstanding series of Convertible Securities occurs and is continuing, the Trustee or any Holder may declare the principal of and any premium and interest on all the Outstanding Convertible Securities of the applicable series (or of all Outstanding Convertible Securities, as the case may be) to be due and payable immediately, but if a majority in principal amount of Holders of Outstanding Convertible Securities of the applicable series (or of all Outstanding Convertible Securities, as the case may be) waive any past default (except the nonpayment of any premium or interest on or principal of any Convertible Security and subject to certain other limitations), then such default will cease to exist and any Event of Default arising therefrom will be deemed cured for every purpose of the Indenture; but no such waiver will extend to any subsequent or other default. If an Event of Default occurs and is continuing as a result of an event of bankruptcy or reorganization of Pentegra or any of its Significant Subsidiaries, the principal of and any premium and accrued and unpaid interest on all Outstanding Convertible Securities will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder of any Convertible Securities. Pentegra is required to furnish to the Trustee annually a statement as to the performance by Pentegra of certain of its obligations under the Indenture and as to any default in that performance. The Indenture provides that the Trustee may withhold notice to Holders of the Convertible Securities of any series of any continuing default (except in the case of a default in payment of the principal of or any premium or interest on those Convertible Securities), if the Trustee considers it in the interest of those Holders to do so.

MODIFICATIONS AND AMENDMENTS

    Pentegra and the Trustee may modify or amend the Indenture without the consent of Holders to: (i) set forth the terms of the Convertible Securities of any series, including for purposes of that series any change in the definition of Senior Indebtedness; (ii) evidence the succession of another Person to Pentegra and the assumption by any such successor of the covenants of Pentegra in the Indenture and the Convertible Securities; (iii) for the benefit of the Holders of Convertible Securities of any or all series, add to the covenants of Pentegra, add an additional Event of Default or surrender any right or power conferred upon Pentegra; (iv) secure the Convertible Securities; (v) make provision with respect to the conversion rights of Holders in the event of a consolidation, merger or sale of assets involving Pentegra, as required by the Indenture; (vi) evidence and provide for the acceptance of appointment by a successor Trustee or successor Trustees with respect to the Convertible Securities; or (vii) cure any ambiguity in or omission from, or, correct or supplement any provision in, the Indenture or the Convertible Securities which may be defective or inconsistent with any other provision or make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided, however, that no such modification or amendment described in this clause (vii) may adversely affect the interest of Holders of Securities of any series in any material respect.

    Pentegra and the Trustee may modify or amend the Indenture with the consent of the Holders of a majority in principal amount of the Outstanding Convertible Securities affected thereby; provided, that no such amendment or modification may, without the consent of each Outstanding Convertible Security affected thereby, (i) change the stated maturity date of the principal of, or any installment of principal or interest on, any Convertible Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable on the redemption thereof, or change the coin or currency in which any Convertible Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or with respect to any Convertible Security, (ii) reduce the percentage in principal amount of the Outstanding Convertible Securities the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the applicable Indenture or certain defaults thereunder and their consequences or (iii) modify any of the provisions of the Indenture relating to the subordination of the Outstanding Convertible Securities in a manner adverse to the Holders thereof.

SATISFACTION AND DISCHARGE

    Pentegra may discharge its obligations under the Indenture while Convertible Securities remain Outstanding, subject to certain conditions, if (i) all Outstanding Convertible Securities have become due and payable or will become due and payable at their scheduled maturity within one year or (ii) all Outstanding Convertible Securities are scheduled for redemption within one year, and in either case Pentegra has deposited with the Trustee an amount in cash sufficient (without any consideration of any investment of that cash) to pay and discharge all Outstanding Convertible Securities on the date of their scheduled maturity or the scheduled date of redemption.

MEETINGS OF HOLDERS

    The Indenture contains provisions for convening meetings of the Holders of Convertible Securities of any series. A meeting may be called at any time by the Trustee or, on request, by Pentegra or (any) holder of the Outstanding Convertible Securities of any series, in any such case on notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Outstanding Convertible Security affected thereby, as described above under "--Modifications and Amendments," any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Convertible Securities of that series; provided, however, that, except for any consent that must be given by the Holder of each Outstanding Convertible Security affected thereby, as described above under "--Modifications and

Amendments," any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Convertible Securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Convertible Securities of that series. Subject to the proviso set forth above, any resolution passed or decision taken at any meeting of Holders of Convertible Securities of that series duly held in accordance with the Indenture will be binding on all Holders of Convertible Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Convertible Securities of a series.

FORM, DENOMINATION AND REGISTRATION

    Unless the applicable Prospectus Supplement provides otherwise, the Convertible Securities will be issued in fully registered form, without coupons, in denominations of $1,000 and any integral multiples thereof.

GOVERNING LAW

    The Indenture and the Convertible Securities will be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to that state's conflicts of laws principles.

INFORMATION CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases and to realize on certain property received with respect to any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest (as defined), it must eliminate that conflict or resign.

    Pentegra and its subsidiaries may maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

    The Company's authorized capital stock consists of 40,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). At September 1, 1998, 7,581,681 shares of Common Stock were issued and outstanding and held of record by 104 stockholders. The following summary is qualified in its entirety by reference to the Certificate of Incorporation, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

    The Common Stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, and each share has one vote. The Common Stock affords no cumulative voting rights, and the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so. The Common Stock carries no preemptive rights, is not convertible, redeemable or assessable. The holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy" for information regarding the Company's dividend policy.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional, exchange or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the holders of Common Stock.

    Although the Company has no present intention to issue shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which the Company's securities are traded.

STATUTORY BUSINESS COMBINATION PROVISION

    The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

OTHER MATTERS

    Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL.

    The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. The Company's Bylaws provide indemnification to the Company's officers and directors and certain other persons with respect to certain matters.

    The Bylaws provide that, from and after the first date that the Company has received funding from the sale of capital stock in an initial public offering, the stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. The Bylaws provide that special meetings of the stockholders can be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

    The Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors serving for staggered terms. As a result, it is currently contemplated that approximately one-third of the Company's Board of Directors will be elected each year. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock of the Company from obtaining control of the Board of Directors until the second annual stockholders' meeting following the date the acquirer obtains the controlling interest. In addition, the Company's Bylaws provide that a majority of the members of the Board of Directors must be licensed dentists affiliated with one of the Affiliated Practices. See "Management--Directors and Executive Officers."

    The Certificate of Incorporation provides that the number of directors shall be as specified in the Bylaws. The Bylaws provide that the number of directors shall be determined by the Board of Directors from time to time, but shall be at least one and not more than nineteen. It also provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provision of the Bylaws authorizing the Board of Directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

STOCKHOLDER PROPOSALS

    The Company's Bylaws contain provisions (i) requiring that advance notice be delivered to the Company of any business to be brought by a stockholder before an annual meeting of stockholders and (ii) establishing certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors. Generally, such advance notice provisions provide that written notice must be given to the Secretary of the Company by a stockholder (i) in the event of business to be brought by a stockholder before an annual meeting, not less than 90 days nor more than 180 days prior to the earlier of the date of the meeting or the corresponding date on which the immediately preceding annual meeting of stockholders was held, and (ii) in the event of nominations of persons for election to the Board of Directors by any stockholder, (a) with respect to an election to be held at the annual meeting of stockholders, not less than 90 days nor more than 180 days prior to the earlier of the date of the meeting or the corresponding date on which the immediately preceding annual meeting of stockholders was held, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Company's Bylaws. The foregoing summary is qualified in its entirety by reference to the Company's Bylaws, which are included as an exhibit to the Registration Statement of which this Prospectus is a part.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

    The Company has outstanding, as of September 1, 1998, 7,581,681 shares of Common Stock of which the 2,875,000 shares sold in the IPO are freely tradable without restriction or further registration under the Securities Act, except for those held by "affiliates" (as defined in the Securities Act) of the Company, which shares will be subject to the resale limitations of Rule 144 under the Securities Act. Approximately 3,941,898 outstanding shares of Common Stock are deemed "restricted securities" under Rule 144 in that they were originally issued and sold by the Company in private transactions in reliance upon exemptions under the Securities Act, and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as those provided by Rule 144 promulgated under the Securities Act as described below.

    In general, under Rule 144 as currently in effect, if a minimum of one year has elapsed since the date of acquisition of restricted securities from the issuer or from an affiliate of the issuer, the acquirer or subsequent holder would be entitled to sell within any three-month period a number of those shares that does not exceed the greater of one percent of the number of shares of such class of stock then outstanding or the average weekly trading volume of the shares of such class of stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the issuer. In addition, if a period of at least two years has elapsed since the later of the date of acquisition of restricted securities from the issuer or from any affiliate of the issuer, and the acquirer or subsequent holder thereof is deemed not to have been an affiliate of the issuer of such restricted securities at any time during the 90 days preceding a sale, such person would be entitled to sell such restricted securities under Rule 144(k) without regard to the requirements described above. Rule 144 does not require the same person to have held the securities for the applicable periods. The foregoing summary of Rule 144 is not intended to be a complete description thereof. The Commission has proposed certain amendments to Rule 144 that would, among other things, eliminate the manner of sale requirements and revise the notice provisions of that rule. The Commission has also solicited comments on other possible changes to Rule 144, including possible revisions to the one- and two-year holding periods and the volume limitations referred to above.

    As of September 1, 1998, options to purchase an aggregate of 724,666 shares of Common Stock were authorized for issuance under the Company's 1997 Stock Compensation Plan. See "Management--1997 Stock Compensation Plan." In general, pursuant to Rule 701 under the Securities Act, any employee, officer or director of, or consultant to, the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permit non-affiliates to sell such shares without compliance with the public information, holding period, volume limitation or notice provisions of Rule 144, and permit affiliates to sell such shares without compliance with the holding period provisions of Rule 144, in each case commencing 90 days after the date of this Prospectus. In addition, the Company has filed a registration statement covering the 2,000,000 shares of Common Stock issuable upon exercise of stock options that may be granted in the future under the 1997 Stock Compensation Plan, in which case such shares of Common Stock generally will be freely tradable by non-affiliates in the public market without restriction under the Securities Act.

    The Company entered into registration rights agreements with former stockholders of the Founding Affiliated Practices (the "Registration Rights Agreements"), which will provide certain registration rights with respect to the Common Stock issued to such stockholders in the Affiliations. Each Registration Rights Agreement will provide the holders of Common Stock subject to such agreement with the right to participate in registrations by the Company of its equity securities in underwritten offerings. The registration rights conferred by the Registration Rights Agreements will terminate on the second anniversary of the closing of the IPO. The Company is generally required to pay the costs associated with such an offering, other than underwriting discounts and commissions and transfer taxes attributable to the shares sold on behalf of the selling stockholders. The Registration Rights Agreements provide that the number of shares of Common Stock to be registered on behalf of the selling stockholders is subject to limitation if the managing underwriter determines that market conditions require a limitation. Under the Registration Rights Agreements, the Company will indemnify the selling stockholders thereunder, and such stockholders will indemnify the Company against, certain liabilities in respect of any registration statement or offering covered by the Registration Rights Agreements. The Company and each of its current stockholders are parties to a stockholders agreement, which provides those stockholders registration rights substantially equivalent to the registration rights in the Registration Rights Agreements.

    Prior to the IPO, there was no established public market for the Common Stock. No prediction can be made of the effect, if any, that sales of shares under Rule 144, or otherwise, or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market under Rule 144, or otherwise, because such amount will depend on the trading volume in, and market price for, the Common Stock and other factors. Nevertheless, sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock. See "Underwriting."

    In April 1998, the Company registered 1,500,000 shares of Common Stock for use by the Company as all or a portion of the consideration to be paid in future affiliation transactions. As of September 1, 1998, approximately 764,783 of these shares had been issued to the dentist owners of the Company's new Affiliated Practices. These shares are, and the remaining approximately 735,217 of these shares (which are being offered and sold pursuant to this Prospectus) will be, generally freely tradeable upon issuance; however, each party that has received these shares of Common Stock has contractually agreed with the Company not to sell any of such shares for a period of one year from receipt.

    The 2,235,217 shares of Common Stock being offered and sold pursuant to this Prospectus generally will be freely tradable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale. The Company anticipates that the agreements entered into in connection with its future acquisitions will contractually restrict the resale of all or a portion of the shares issued in those transactions for varying periods of time.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discusses the material United States federal income tax consequences under generally applicable current law of the acquisition, ownership, conversion and disposition of Convertible Securities and Common Stock acquired from Pentegra, in connection with the direct and indirect acquisition of businesses, properties or securities in a business combination transaction (a "Business Combination Transaction") and the acquisition, ownership, conversion and disposition of Common Stock which was acquired on the conversion of one or more Convertible Securities acquired from Pentegra in a Business Combination Transaction by persons who hold those Convertible Securities and any such Common Stock as capital assets. It does not, however, discuss the effect of (i) special rules, such as those which apply to tax-exempt organizations, insurance companies, financial institutions, persons who hold the Convertible Securities or Common Stock in connection with a straddle or dealers, (ii) rules that may permit (a) gain realized on the receipt of Convertible Securities in exchange for property which is transferred to Pentegra in a Business Combination Transaction to be reported on the installment method or (b) the receipt of Convertible Securities or Common Stock in a Business Combination Transaction without the recognition of gain or loss or (iii) any foreign, state or local tax law. Accordingly, each person who is considering the acquisition of Convertible Securities or Common Stock in a Business Combination Transaction pursuant to this Prospectus is advised to consult his or her own tax advisor regarding the matters discussed herein in light of his or her particular circumstances and the application of state, local and foreign tax laws.

    The following statements are based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations thereunder and the current judicial and administrative interpretations thereof.

OWNERSHIP BY U.S. PERSONS

    The following applies to a person who is a citizen or resident of the United States (a "U.S. Holder"), a corporation or partnership created or organized in the United States or any state thereof or an estate or trust the income of which is includible in income for United States federal income tax purposes regardless of its source.

    INTEREST ON CONVERTIBLE SECURITIES. The portion of any stated interest on a Convertible Security which is qualified stated interest will be taxable as ordinary income at the time that interest is paid or accrued in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes. The portion of the stated interest on a Convertible Security which is not qualified stated interest and, in certain circumstances, a portion of the stated principal on a Convertible Security will be classified as original issue discount. Any such original issue discount will be included in income at times which generally precede the payment of that original issue discount. The effect of the foregoing principles on a particular Convertible Security will depend, in part, on the terms of the Convertible Security. A person who is considering the acquisition of a Convertible Security in a Business Combination Transaction pursuant to this Prospectus should consult with his or her tax advisor regarding the amount of any such original issue discount with respect to that Convertible Security and the effect thereof on such person.

    CONVERSION OF CONVERTIBLE SECURITIES. A U.S. Holder who does not use the installment method to report income on the receipt of a Convertible Security in a Business Combination Transaction will generally not recognize gain or loss on the conversion of that Convertible Security into Common Stock except that he or she will recognize a capital gain or loss as a result of the receipt of cash in lieu of a fractional share equal to the amount of cash reduced by the basis of the portion of the Convertible Security in respect of which that cash was paid. The basis of the Common Stock that is received on the conversion will be the adjusted basis of the converted Convertible Security at the time of conversion increased by any gain that is recognized, decreased by any loss that is recognized and decreased by any cash that is received. The holding period of that Common Stock will include the holding period of the converted Convertible Security.

    Rev. Rul. 72-264 provides that (i) a U.S. Holder who uses the installment method to report income on the receipt of a Convertible Security (any such Convertible Security is referred to herein as an "Installment Method Convertible Security") in a Business Combination Transaction will recognize gain or loss on the conversion of that Installment Method Convertible Security into Common Stock and (ii) the amount of that gain or loss will be the amount of cash received in lieu of a fractional share increased by the fair market value of the Common Stock received reduced by the basis (as defined in Section 453B(b) of the Code) of that Convertible Security. Any gain or loss which is so recognized will be considered to result from the sale or exchange of the property in exchange for which the Installment Method Convertible Security was received.

    CONSTRUCTIVE DIVIDEND. A distribution to holders of Common Stock may cause a deemed distribution (which will be a dividend to the extent of the current or accumulated earnings and profits of Pentegra) to the holders of Convertible Securities if the conversion price or conversion ratio of the Convertible Securities is adjusted to reflect that distribution.

    SALE OR EXCHANGE OF CONVERTIBLE SECURITIES OR COMMON STOCK. Gain or loss will be recognized on the sale or exchange of Convertible Securities or of Common Stock in an amount equal to the difference between (i) the amount of cash and the fair market value of any other property received by the U.S. Holder (excluding, in the case of Convertible Securities, any amount representing accrued, but theretofore unrecognized, interest, which will be taxable as such) and (ii) the Holder's adjusted basis in the property sold or exchanged. If the Convertible Security is an Installment Method Convertible Security, then any gain or loss that is recognized on the sale or exchange thereof will be considered to result from the sale or exchange of the property in exchange for which the Installment Method Convertible Security was received. If the Convertible Security is not an Installment Method Convertible Security, then any such gain (other than gain characterized as interest under the market discount rules) or loss with respect to that Convertible Security will be a capital gain or loss and will be a long-term capital gain or loss if the holding period of that Convertible Security is more than one year. Gain or loss that is recognized on the sale or exchange of Common Stock will be a capital gain or loss and will be a long-term capital gain or loss if the holding period of the Common Stock is more than one year.

    DIVIDENDS ON COMMON STOCK. Distributions on the Common Stock will be dividends to the extent of the current or accumulated earnings and profits of Pentegra, then a nontaxable return of capital reducing the holder's adjusted basis in the Common Stock until such adjusted basis is reduced to zero and finally an amount received in exchange for the Common Stock. Dividends paid to domestic corporations may qualify for the dividends received deduction subject to the limiting provisions that apply thereto.

OWNERSHIP BY NON-U.S. HOLDERS

    The following applies to a person who is not a U.S. Holder (a "Non-U.S. Holder") and to the income received thereby, such as interest, dividends and gain or loss on disposition, with respect to Convertible Securities and Common Stock which is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States. Any such items of income generally will be subject to the United States federal income tax that applies to U.S. Holders generally, and, in the case of such a Non-U.S. Holder that is a foreign corporation, those items also will be subject to the branch profits tax.

    INTEREST ON CONVERTIBLE SECURITIES. Interest paid on Convertible Securities to a Non-U.S. Holder will not be subject to United States federal income tax or to withholding in respect thereof if: (i) the beneficial owner (or if certain requirements are satisfied, a member of a class of financial institutions) certifies, under penalties of perjury, that the beneficial owner is not a U.S. Holder and provides the beneficial owner's name and address; (ii) the Non-U.S. Holder does not own actually or constructively 10% or more of the total voting power of all classes of stock of Pentegra entitled to vote (Common Stock into which a Convertible Security can be converted is constructively owned for these purposes); (iii) the Non-U.S. Holder is not a controlled foreign corporation with respect to which Pentegra is a "related person" within the meaning of Section 864(d)(4) of the Code; and (iv) the Non-U.S. Holder is not a bank holding the Convertible Securities as a result of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business. Accrued market discount on a Convertible Security is not treated for these purposes as interest income.

    If the foregoing conditions are not satisfied, then the interest generally will be subject to United States federal income tax withholding at a rate of 30% (or any lower rate provided by any applicable treaty).

    SALE OR EXCHANGE OF CONVERTIBLE SECURITIES OR COMMON STOCK; CONVERSION OF CONVERTIBLE SECURITIES. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain recognized on the sale or exchange of Convertible Securities or Common Stock or on the conversion of a Convertible Security unless (i) the Holder is an individual who is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied or (ii) Pentegra is (as is not expected) a "United States real property holding corporation," as defined in Section 897 of the Code, and certain exceptions do not apply. Notwithstanding the foregoing, if any Convertible Security is received in exchange for property used in the conduct of a trade or business within the United States and the gain that was realized on the receipt of that Convertible Security was reported on the installment method, then any gain that is realized on the collection, conversion, sale, exchange or other disposition of that Convertible Security may be subject to United States income tax as though the Non-U.S. Holder were a citizen or resident of the United States.

    DIVIDENDS ON COMMON STOCK. Any distribution on Common Stock to a Non-U.S. Holder will be subject to United States federal income tax withholding at a rate of 30% (or any lower rate provided by any applicable treaty).

    ESTATE TAX. An individual Non-U.S. Holder of a Convertible Security will not be required to include the value of that Convertible Security in his gross estate for United States federal estate tax purposes, provided that the Holder did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of stock of Pentegra and, at the time of the Holder's death, payments of interest on that Convertible Security would not have been effectively connected with the conduct by the Holder of a trade or business in the United States. An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in the Common Stock will be required to include the value thereof in his gross estate for United States federal estate tax purposes (and may be subject to United States federal estate tax with respect thereto), unless otherwise provided by an applicable estate tax treaty.

BACKUP WITHHOLDING; INFORMATION REPORTING

    A noncorporate U.S. Holder holding Convertible Securities or Common Stock (and any Non-U.S. Holder failing to provide a certificate that it is not a U.S. Holder) will be subject to backup withholding at the rate of 31% with respect to interest paid on the Convertible Securities, dividends paid on Common Stock and the proceeds of any sale, exchange or redemption thereof if the payee fails to furnish a taxpayer identification number and in certain other circumstances. Any amounts so withheld will be allowed as a refund or a credit against the Holder's United States federal income tax liability, provided that certain information is furnished to the Internal Revenue Service.

    Information reporting will be required with respect to a payment of proceeds from the sale or exchange of Convertible Securities or Common Stock through a foreign office of a broker that is a United States person or of certain foreign brokers unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no actual knowledge to the contrary.

    The Internal Revenue Service has proposed regulations that, if issued as final regulations, would require certain Non-U.S. Holders to provide additional information in order to establish an exemption from, or reduce the rate of, withholding tax or backup withholding tax and in particular would require that foreign partnerships and partners of a foreign partnership provide certain information and comply with certain certification requirements not required under existing law. Such proposed regulations are proposed to be effective generally for payments made after December 31, 1997. It is not possible to predict whether, or in what form, the proposed regulations ultimately will be adopted.

                              PLAN OF DISTRIBUTION

THE COMPANY

    This Prospectus covers the offer an sale of up to 2,235,217 shares of Common Stock and $50,000,000 aggregate principal amount of Convertible Debt Securities, which the Company may issue from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions.

    The Company expects that the (i) terms upon which it may issue the shares of Common Stock and Convertible Debt Securities covered hereby will be determined through negotiations with the securityholders or principal owners of the businesses whose securities or assets are acquired and (ii) shares of Common Stock that are issued will be valued at prices reasonably related to market prices for the Common Stock prevailing either at the time an acquisition agreement is executed or at the time an acquisition is consummated.

GENERAL

    All expenses of this Offering will be paid by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of shares by the Company in business combination transactions, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an Underwriter within the meaning of the Securities Act.

    The shares of Common Stock offered hereunder will be included on The American Stock Exchange, but may be subject to certain contractual holding period restrictions.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock and Convertible Debt Securities offered hereby will be passed upon for the Company by Jackson Walker L.L.P., Houston, Texas.

                                    EXPERTS

    The financial statements of Pentegra Dental Group, Inc. as of December 31, 1997 and for the period from inception, February 21, 1997, through December 31, 1997, as detailed in the index on page F-1, included in this Prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-4 (together with all exhibits, schedules and amendments relating thereto, the "Registration Statement") with respect to the Common Stock offered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information contained in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement accurately describe the material provisions of such document and are qualified in their entirety by reference to such exhibits for complete statements of their provisions. All of these documents may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies can also be obtained from the Commission at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Audited Financial Statements

Report of Independent Public Accountants...................................................................        F-2

Balance Sheet as of December 31, 1997......................................................................        F-3

Statement of Operations for the period from inception,
  February 21, 1997, through December 31, 1997.............................................................        F-4

Statement of Changes in Stockholders' Deficit for the period from inception, February 21, 1997, through
  December 31, 1997........................................................................................        F-5

Statement of Cash Flows for the period from inception, February 21, 1997, through December 31, 1997........        F-6

Notes to Financial Statements..............................................................................        F-7

Unaudited Financial Statements

Balance Sheets--December 31, 1997 and March 31, 1998.......................................................       F-17

Statements of Operations for the period from inception, February 21, 1997 through March 31, 1997 and for
  the Three Months ended March 31, 1998....................................................................       F-18

Statement of Changes in Stockholders' Equity for the period from inception, February 21, 1997 through
  December 31, 1997 and for the Three Months ended March 31, 1998..........................................       F-19

Statement of Cash Flows for the period from inception February 21, 1997, through March 31, 1997 and for the
  Three Months ended March 31, 1998........................................................................       F-20

Notes to Financial Statements..............................................................................       F-21

Balance Sheets--March 31 and June 30, 1998.................................................................       F-25

Statements of Operations for the Three Months Ended June 30, 1997 and 1998.................................       F-26

Statement of Changes in Stockholders' Equity for the Three Month Period Ended June 30, 1998................       F-27

Statements of Cash Flows for the Three Months Ended June 30, 1997 and 1998.................................       F-28

Notes to Unaudited Financial Statements....................................................................       F-29

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Pentegra Dental Group, Inc.:

    We have audited the accompanying balance sheet of Pentegra Dental Group, Inc. as of December 31, 1997, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from inception, February 21, 1997, through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pentegra Dental Group, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period from inception, February 21, 1997, through December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

Houston, Texas

March 24, 1998, except for the second
and
third paragraphs of Note 8, as to
which the
date is May 5, 1998

                          PENTEGRA DENTAL GROUP, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                            ASSETS
Current assets:
  Cash and cash equivalents........................................................  $     100
                                                                                     ---------
    Total current assets...........................................................        100
                                                                                     ---------
Property and equipment.............................................................        409
Deferred offering costs............................................................      2,743
Organizational costs...............................................................          5
                                                                                     ---------
        Total assets...............................................................  $   3,257
                                                                                     ---------
                                                                                     ---------

                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities.........................................  $   2,095
  Notes payable, net of discount of $135...........................................        215
                                                                                     ---------
    Total current liabilities......................................................      2,310
                                                                                     ---------
Commitments and contingencies (See Notes)..........................................
Class A redeemable preferred stock, $0.01 par value, 5,000,000 shares authorized,
  900,000 shares issued and outstanding (liquidation preference of $900)...........        675
Class B redeemable preferred stock, $0.01 par value, 5,000,000 shares authorized,
  683,335 shares issued and outstanding (liquidation preference of $683)...........        414
Stockholders' deficit:
  Common stock, $0.01 par value, 40,000,000 shares authorized, 1,756,667 shares
    issued and outstanding.........................................................         18
  Additional paid-in capital.......................................................      1,194
  Accumulated deficit..............................................................     (1,354)
                                                                                     ---------
    Total stockholders' deficit....................................................       (142)
                                                                                     ---------
        Total liabilities and stockholders' deficit................................  $   3,257
                                                                                     ---------
                                                                                     ---------

    The accompanying notes are an integral part of the financial statements.

                          PENTEGRA DENTAL GROUP, INC.

                            STATEMENT OF OPERATIONS

  FOR THE PERIOD FROM INCEPTION, FEBRUARY 21, 1997, THROUGH DECEMBER 31, 1997

                                 (IN THOUSANDS)

Revenue............................................................................  $      --
Expenses:
  General and administrative expenses..............................................        709
  Compensation expense in connection with issuance of common stock.................        645
                                                                                     ---------
      Total expenses...............................................................      1,354
                                                                                     ---------
Net loss...........................................................................  $  (1,354)
                                                                                     ---------
                                                                                     ---------

    The accompanying notes are an integral part of the financial statements.

                          PENTEGRA DENTAL GROUP, INC.

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

  FOR THE PERIOD FROM INCEPTION, FEBRUARY 21, 1997, THROUGH DECEMBER 31, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               COMMON STOCK        ADDITIONAL                    TOTAL
                                                         ------------------------    PAID-IN    ACCUMULATED   STOCKHOLDERS'
                                                           SHARES       AMOUNT       CAPITAL      DEFICIT       DEFICIT
                                                         -----------  -----------  -----------  ------------  ------------
Balance at February 21, 1997...........................          --    $      --    $      --    $       --    $       --
Issuance of common stock
  ($0.015 per share cash on February 21, 1997).........         667            7            3            --            10
Issuance of common stock
  ($0.015 per share cash and $0.14 per share
  compensation on May 22, 1997)........................         767            8          107            --           115
Issuance of common stock
  ($1.27 per share cash on June 13, 1997)..............         290            3          365            --           368
Issuance of common stock
  ($0.015 per share cash and $1.26 per share
  compensation on June 13, 1997).......................          33           --           42            --            42
Purchases of common stock..............................         (87)          (1)          --            --            (1)
Issuance of common stock ($0.015 per share cash and
  $7.46 per share compensation on September 1, 1997)...          67            1          497            --           498
Issuance of common stock with promissory notes ($9.00
  per share discount on promissory notes on October 8,
  1997)................................................          20           --          180            --           180
Net loss...............................................          --           --           --        (1,354)       (1,354)
                                                              -----        -----   -----------  ------------  ------------
Balance at December 31, 1997...........................       1,757    $      18    $   1,194    $   (1,354)   $     (142)
                                                              -----        -----   -----------  ------------  ------------
                                                              -----        -----   -----------  ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                          PENTEGRA DENTAL GROUP, INC.

                            STATEMENT OF CASH FLOWS

  FOR THE PERIOD FROM INCEPTION, FEBRUARY 21, 1997, THROUGH DECEMBER 31, 1997

                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net loss.........................................................................  $  (1,354)
  Accretion of discount on notes payable...........................................         45
  Compensation associated with issuance of common stock............................        645
  Increase in accounts payable and accrued liabilities.............................         57
                                                                                     ---------
      Net cash used by operating activities........................................       (607)
                                                                                     ---------
Net cash used in investing activities--additions to property and equipment.........       (166)
                                                                                     ---------
Cash flows provided by financing activities:
  Proceeds from issuance of common and preferred stock.............................      1,476
  Proceeds from issuance of notes payable..........................................        350
  Offering costs...................................................................       (948)
  Organizational costs.............................................................         (5)
                                                                                     ---------
      Net cash provided by financing activities....................................        873
                                                                                     ---------
Net increase in cash and cash equivalents..........................................        100

Balance at inception, February 21, 1997............................................         --
                                                                                     ---------
Balance at December 31, 1997.......................................................  $     100
                                                                                     ---------
                                                                                     ---------
Non-cash activities:
  Offering costs accrued...........................................................  $   1,795
                                                                                     ---------
                                                                                     ---------
  Acquisition of property and equipment accrued....................................  $     243
                                                                                     ---------
                                                                                     ---------
  Discount on notes payable........................................................  $     180
                                                                                     ---------
                                                                                     ---------

    The accompanying notes are an integral part of the financial statements.

                          PENTEGRA DENTAL GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

    Pentegra Dental Group, Inc. (the "Company") was organized as a Delaware corporation on February 21, 1997, for the purpose of creating a dental practice management company.

    In July 1997, the Company changed its name to Pentegra Investments, Inc. and formed a new wholly owned subsidiary named Pentegra Dental Group, Inc. ("Pentegra Dental"). Pentegra Dental's operations to date have consisted primarily of seeking affiliations with dental practices, negotiating to acquire the tangible assets of those practices, and negotiating agreements to provide management services to those practices. Pentegra Dental plans to complete an initial public offering of its common stock, par value $0.001 per share (the "Offering") and simultaneously exchange cash and shares of its common stock for selected assets and liabilities (the "Affiliations") of 50 dental practices (the "Founding Affiliated Practices" and, together with dental practices with which the Company may enter into similar transactions in the future, the "Affiliated Practices") (see Note 4). In December 1997, the owners of the outstanding shares of the Company's common stock agreed that, in the event the initial public offering price is less than $12.04 per share, it will repurchase (the "Share Repurchase") from those stockholders, on a pro rata basis, at a purchase price of $0.015 per share, that number of shares as will be necessary so that the aggregate number of shares of Pentegra Dental common stock issuable in connection with the Affiliations and the Share Exchange (as defined below) will not exceed 3,941,898 shares. Pursuant to that agreement, the Company will repurchase approximately 51.8% of each such stockholder's shares of the Company common stock, or an aggregate of 909,237 shares. The current shareholders will exchange on a share-for-share basis, their remaining shares of the Company's common stock, par value $0.015 per share, for shares of common stock of Pentegra Dental (the "Share Exchange"). It is contemplated that 245,835 shares of Class B preferred stock held by affiliates of the Company will be repurchased at their original issuance prices ranging from $0.01 to $1.00 per share and 1,337,500 shares of Class A and Class B preferred stock held by nonaffiliates will be redeemed at a price of $1.50 per share (See Note 5). Pentegra Dental has also entered into an agreement to acquire substantially all the assets and operations of a dental management consulting firm, Pentegra, Ltd., and a dental management seminar company, Napili, International (the "Pentegra/Napili Transaction") (see
Note 3).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are defined as highly liquid financial instruments with maturities of three months or less at the date of purchase.

    DEFERRED IPO COSTS

    Deferred IPO costs include legal, accounting and other costs directly related to the IPO. All deferred IPO costs will be charged against the proceeds of the IPO upon its completion. Such costs would be charged to expense if the IPO were not completed.

    ORGANIZATIONAL COSTS

    Organizational costs are being amortized on a straight-line basis over a five-year period.

                          PENTEGRA DENTAL GROUP, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    STOCK OPTION PLAN

    In September 1997, the board of directors of Pentegra Dental adopted the 1997 Stock Compensation Plan (the "Plan"). Employees, non-employee directors and advisors and directors will be eligible to receive awards under the Plan and only employees of the Company will be eligible to receive incentive stock options. The aggregate number of options to purchase shares of common stock and other awards of shares of common stock that may be granted under the Plan may not exceed 2,000,000 shares. As of December 31, 1997, Pentegra Dental had authorized for issuance options to acquire approximately 672,000 shares to employees, practice employees and directors on the date the initial public offering price is determined. The exercise price of these options will be the initial public offering price per share. The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which establishes accounting and reporting standards for stock-based compensation plans. The Company will account for options issued to employees and non-employee directors under the Plan in accordance with APB Opinion No. 25 and provide disclosure of the pro forma effect of using the fair value of options granted to employees to measure compensation. Of the amounts authorized as of December 31, 1997, options to purchase approximately 58,000 shares will be issued to owners of Founding Affiliated Practices, practice employees and other advisors. The fair value of such options will be charged to operations over their vesting period.

    EARNINGS PER SHARE

    Earnings per share has been excluded from the financial statements because the Company has limited historical operations and does not have a significant operating history. Additionally, the historical operations do not reflect the planned distribution to promoters in connection with the Affiliations, which will be paid with a portion of the proceeds of the IPO (See Note 4).

    USE OF ESTIMATES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may in some instances differ from previously estimated amounts.

    INCOME TAXES

    The Company utilizes the liability method of accounting for income taxes. Under this method, deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates currently in effect when the differences reverse.

    As reflected in the accompanying statement of operations, the Company incurred a net loss of $1,354,000 during the period from inception, February 21, 1997, through December 31, 1997. The Company has recognized no tax benefit from this net loss. Due to the limited operations of the Company since its inception, a valuation allowance has been established to offset the deferred tax asset related to these net losses that have been capitalized for tax purposes. There is no other significant difference in the tax and book bases of the Company's assets or liabilities that would give rise to deferred tax balances.

                          PENTEGRA DENTAL GROUP, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    RECENT PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 specifies the computation, presentation and disclosure requirements of earnings per share and supersedes Accounting Principles Board Opinion No. 15, "Earnings Per Share." SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share, which excludes the impact of common stock equivalents, replaces primary earnings per share. Diluted earnings per share, which utilizes the average market price per share as opposed to the greater of the average market price per share or ending market price per share when applying the treasury stock method in determining common stock equivalents, replaces fully diluted earnings per share. SFAS No. 128 is effective for both interim and annual periods ending after December 15, 1997.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 131 establishes standards for reporting segment information by public enterprises in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports to shareholders. Both these statements are effective for fiscal years beginning after December 15, 1997. The Company believes implementation of SFAS Nos. 130 and 131 will not have a material effect on its financial position, results of operations or cash flows.

    In November 1997, the Emerging Issues Task Force of the FASB (the "EITF") reached a consensus relating to the conditions under which a physician or dental practice management company would consolidate the accounts of an affiliated physician or dental practice. The Company believes that its accounting policies conform to the EITF consensus.

3.  RELATED PARTY TRANSACTIONS:

    Pentegra Dental has entered into an agreement with the Chairman of its Board of Directors effective at the date the IPO closes, to purchase substantially all the assets and the operations of Pentegra, Ltd. and Napili, International for total consideration of $200,000, consisting of an aggregate of $100,000 in cash from the proceeds of the IPO and a $100,000 principal amount 9.0% promissory note due April 1999. Pentegra Dental will enter into an employment agreement effective at the date the IPO closes, that provides for the payment to the Chairman of the Board of Directors of an employment bonus of $1,250,000. The bonus is due in installments of $10,000 on the closing of each future dental practice affiliation subsequent to the Affiliations. However, the bonus must be paid in full within three years. The employment bonus will be charged to operations at its effective date because its payment is not contingent on any future services to be provided by the Chairman.

    Since the Company's inception, it has occupied and had access to the facilities, equipment and staff of a relative of an executive officer and director of the Company. Prior to June 1, 1997, that use was insignificant. From June 1, 1997 through January 31, 1998, the Company compensated the affiliate for use of and access to its office facilities, equipment and staff at the rate of $10,000 per month.

    The Company has agreed to lease a portion of the office facilities, equipment and staff of Pentegra, Ltd., which is owned by the Company's Chairman of the Board, members of his family and other related entities. The Company has agreed to compensate Pentegra, Ltd. for use of and access to its office facilities,

                          PENTEGRA DENTAL GROUP, INC.

3.  RELATED PARTY TRANSACTIONS: (CONTINUED)
equipment and staff at the rate of $11,000 per month until the Pentegra/Napili Transaction is completed, whereupon the entire lease of those facilities will be assumed by Pentegra Dental.

    The Company believes that the compensation being paid to these related parties represents the fair market value of the services that are being provided to the Company.

4.  PLANNED TRANSACTIONS:

    Pentegra Dental plans to complete the Affiliations through a series of mergers and asset transfers. Owners of the Founding Affiliated Practices (the "Promoters") will receive 3,094,468 shares of Common Stock and approximately $6,400,000 in cash. In December 1997, the owners of the outstanding shares of common stock of PII agreed that, in the event the initial public offering price is less than $12.04 per share, PII will repurchase from those stockholders, on a pro rata basis, at a purchase price of $0.015 per share, that number of shares as will be necessary so that the aggregate number of shares of Common Stock issuable in connection with the Affiliations and the Share Exchange will not exceed 3,941,898 shares. Pursuant to that agreement, PII will repurchase approximately 51.8% of each such stockholder's shares of PII common stock, or an aggregate of 909,237 shares. Each Founding Affiliated Practice transaction was individually negotiated between the Company and the Founding Affiliated Practice as to all material terms, including, but not limited to, valuation. The shares to be issued were based on a common allocation method that considered each Founding Affiliated Practice's gross revenue, net of certain operating expenses, and the Company's assessment of growth potential. No independent appraisals of the Founding Affiliated Practices were obtained. Of the total consideration for each transaction, each Founding Affiliated Practice could elect to receive up to 20% in cash and the balance in shares of Common Stock. The assets to be transferred in the Affiliations include supplies inventory, equipment and certain other current and non-current assets. The liabilities to be transferred primarily consist of long-term debt. In connection with the Affiliations, the Promoters and their professional corporations, professional associations or other entities (collectively, the "PCs") will enter into long-term service agreements with Pentegra Dental (the "Service Agreements"). Additionally, those Promoters will enter into employment and noncompete agreements with their respective PCs.

    As of December 31, 1997, officers and directors of the Company, those who will become officers and directors of the Company in connection with the IPO and certain Promoters held common and preferred stock that was issued in connection with the funding of a portion of the expenses for the IPO, as follows (in thousands):

                                                                         COMMON STOCK            PREFERRED STOCK
                                                                   ------------------------  ------------------------
                                                                                 CARRYING                  CARRYING
                                                                     SHARES       AMOUNT       SHARES       AMOUNT
                                                                   -----------  -----------  -----------  -----------
Officers and directors...........................................       1,049    $     303          263    $     123
Promoters and affiliates who are not officers and directors......          80          101          400          300
                                                                        -----        -----          ---        -----
                                                                        1,129    $     404          663    $     423
                                                                        -----        -----          ---        -----
                                                                        -----        -----          ---        -----

    All of the preferred stock will be repurchased or redeemed upon completion of the IPO as described in Note 5.

    Pentegra Dental will not employ dentists or control the practice of dentistry by the dentists employed by the PCs. As Pentegra Dental will be executing management service agreements and will not hold any equity ownership in the PCs, the Affiliations are deemed not to be business combinations. Because each of

                          PENTEGRA DENTAL GROUP, INC.

4.  PLANNED TRANSACTIONS: (CONTINUED)
the owners of the Founding Affiliated Practices is a promoter of the IPO, Securities and Exchange Commission's Staff Accounting Bulletin No. 48, "Transfers of Nonmonetary Assets by Promoters or Shareholders" requires (i) the transferred nonmonetary assets to be accounted for at the historical cost basis of the Founding Affiliated Practices, (ii) any monetary assets and assumed monetary liabilities included in the Affiliations to be recorded at fair value and (iii) cash consideration paid and assumed liabilities in excess of net assets transferred, to be reflected as a dividend paid by Pentegra Dental.

    The information set forth below assumes all the Founding Affiliated Practices will participate in the Affiliations. Although management expects that all the practices will participate, there is no assurance that will be the case.

    The net assets to be transferred and liabilities to be assumed from the Founding Affiliated Practices are summarized, on a combined basis, in the following table (in thousands):

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1996          1997
                                                                   ------------  ------------
Property, equipment and improvements, net........................        2,912         2,841
                                                                   ------------  ------------
  Assets transferred.............................................        2,912         2,841
Current portion of notes payable.................................       (1,078)         (624)
Long-term portion of notes payable...............................       (1,411)       (1,997)
                                                                   ------------  ------------
  Net assets transferred, net of liabilities assumed.............   $      423    $      220
                                                                   ------------  ------------
                                                                   ------------  ------------

    The Company will also purchase certain net monetary assets from the founding Affiliated Practices for a cash amount of $276,000. The net assets purchased will be recorded at their fair value as of December 31, 1997. The fair value of the net monetary assets to be acquired as of December 31, 1997 was as follows (in thousands):

Accounts receivable, net.......................................    $     306
Less accounts payable..........................................          (30)
                                                                       -----
  Net monetary assets to be acquired...........................    $     276
                                                                       -----
                                                                       -----

    Upon consummation of the Affiliations, Pentegra Dental will enter into a Service Agreement with each Founding Affiliated Practice under which Pentegra Dental will become the exclusive manager and administrator of non-dental services relating to the operation of the Founding Affiliated Practices. The actual terms of the various Service Agreements vary from the description below on a case-by-case basis, depending on negotiations with the individual Founding Affiliated Practices and the requirements of applicable law and governmental regulations.

    The management service revenues that will be earned by Pentegra Dental subsequent to the closing of the Affiliations and the execution of the Service Agreements will be based on various arrangements. In general, the resulting fee will be based primarily on the patient revenues less operating expenses associated with each PC, excluding dentists' salaries and depreciation. Patient revenues are determined based on net patient revenues, as determined under generally accepted accounting principles, including adjustments for contractual allowances and other discounts, less an adjustment for uncollectable accounts. The Company will pay all operating expenses incurred by each Affiliated Practice that are required to operate a dental office, and the Affiliated Practice will be responsible for reimbursing the Company for such expenses. These expenses will include the following:

                          PENTEGRA DENTAL GROUP, INC.

4.  PLANNED TRANSACTIONS: (CONTINUED)
    - Salaries, benefits, payroll taxes, workers compensation, health insurance and other benefit plans, and other direct expenses of all employees of the Company at each location of the Affiliated Practice, excluding those costs associated with the dentists and any other classification of employee which the Company is prohibited from employing by law;

    - Direct costs of all employees or consultants that provide services to each location of the Affiliated Practice;

    - Dental and office supplies, as permitted by law;

    - Lease or rent payments, as permitted by law, and utilities, telephone and maintenance expenses for practice facilities;

    - Property taxes on the Company's assets located at the Affiliated Practice's offices;

    - Property, casualty, liability and malpractice insurance premiums relating to the operations of the Affiliated Practice;

    - Dentist recruiting expenses relating to the operations of the Affiliated Practice; and

    - Advertising and other marketing costs attributable to the promotion of the Affiliated Practice's offices.

    All of the above expenses will be incurred and paid by the Company directly to the third-party provider of the goods or services indicated. In exchange for incurring these expenses and providing management services, the Company will record revenues in amounts equal to those incurred expenses, which the Affiliated Practice will reimburse to the Company, together with a service fee based on the type of Service Agreement entered into by the Affiliated Practice.

    The Founding Affiliated Practices will retain responsibility for the payment of any and all direct employment expenses, including benefits, for any dentist or other employee that the Company is prohibited from employing by law.

    The management service fees (the "Service Fees") payable to the Company by the Founding Affiliated Practices under the Service Agreements, together with operating and non-operating expenses of each Affiliated Practice to be paid to the Company pursuant to the Service Agreements, are payable monthly and consist of various combinations of the following: (i) "Standard Service Agreement", which provides for (a) a percentage (ranging from 30% to 40%) of the Affiliated Practice's revenues related to dental services less operating expenses associated with the operation of the Affiliated Practice or (b) a percentage (16%) of the Affiliated Practice's dental service revenues, not to exceed a percentage (35%) of the difference between those revenues and operating expenses associated with the operation of the Affiliated Practice; or (ii) "Alternative Service Agreement," which provides for the greater of (a) a percentage (35%) of the Affiliated Practice's revenues related to dental services less operating expenses associated with the operation of the Affiliated Practice or (b) a specified fixed Service Fee (ranging from $54,000 to $305,000 annually). In addition, with respect to four of the Founding Affiliated Practices, the Service Fees are based on fixed fees that are subject to renegotiation on an annual basis.

                          PENTEGRA DENTAL GROUP, INC.

4.  PLANNED TRANSACTIONS: (CONTINUED)

    Service Fees payable to the Company under clause (i)(a) above are payable by 37 of the Founding Affiliated Practices, located in each state in which the Founding Affiliated Practices are located other than New York and California, and are calculated by subtracting the operating expenses of the Founding Affiliated Practice (including non-dental salaries, insurance, rent and other non-dentist costs) from the net revenues of the Founding Affiliated Practice and multiplying the resulting amount by 30%, 35% or 40%, depending on the terms of the particular Service Agreement. One Founding Affiliated Practice located in California will pay its Service Fee according to the formula set forth in clause
(i)(b) above, equal to the greater of 16% of its net revenues or 35% of the difference between its net revenues and operating expenses. Service Fees to be received by the Company under clause (ii)(b) above are payable by eight of the Founding Affiliated Practices in Texas and will result in a minimum service fee being received by the Company (ranging from $54,000 to $305,000 annually). The annual fixed fees payable by the four Founding Affiliated Practices in New York are $66,009, $115,251, $83,579 and $140,127 and will be subject to renegotiation each year based on the fair value of the services to be received by those Founding Affiliated Practices from the Company. On a monthly basis, the Company will calculate the Service Fee due from each Founding Affiliated Practice pursuant to the terms of each Service Agreement. In addition, if the costs related to providing dental services pursuant to capitated managed care arrangements exceed the revenues received for those services, the Affiliated Practice will remain responsible for reimbursing the Company for all of the costs associated with providing those services, even if no Service Fee is due to the Company under its Service Agreement. The patient revenues and operating expenses (excluding depreciation and dentists' salaries) of the Founding Affiliated Practices are summarized, on a combined basis, in the following tables for the years ended December 31, 1996 and 1997 (in thousands):

                                                                                  YEAR ENDED DECEMBER 31,
                                                                       ----------------------------------------------
                                                                                1996                    1997
                                                                       ----------------------  ----------------------
                                                                        PATIENT    OPERATING    PATIENT    OPERATING
                                                                       REVENUES    EXPENSES    REVENUES    EXPENSES
                                                                       ---------  -----------  ---------  -----------
Practices participating under the Standard Service Agreement.........  $  28,371   $  16,913   $  29,156   $  17,071
Practices participating under the Alternative Service Agreement......      6,921       4,776       6,602       4,470
Practices participating under fixed-fee agreements...................      2,599       1,393       2,519       1,408
                                                                       ---------  -----------  ---------  -----------
Totals for Founding Affiliated Practices.............................  $  37,891   $  23,082   $  38,277   $  22,949
                                                                       ---------  -----------  ---------  -----------
                                                                       ---------  -----------  ---------  -----------

    Subsequent to the Affiliations, substantially all the operating expenses of the Founding Affiliated Practices (excluding dentists' salaries) will be paid by Pentegra Dental and billed to the PCs. The historical operating expenses of the Founding Affiliated Practices for the years ended December 31, 1996 and 1997, excluding those employment expenses for any dentist or other employee that the Company is prohibited from employing by law, are summarized, on a combined basis, in the following table (in thousands):

                          PENTEGRA DENTAL GROUP, INC.

4.  PLANNED TRANSACTIONS: (CONTINUED)

                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                                                  ---------------------------
                                                                      1996          1997
                                                                  ------------  -------------
Salaries, wages and benefits of employees, excluding the
  dentists......................................................   $    8,495     $   8,214
Dental supplies.................................................        5,680         5,572
Rent............................................................        1,884         2,055
Advertising and marketing expenses..............................          567           567
General and administrative expenses.............................        5,716         5,790
Other expenses..................................................          740           751
                                                                  ------------  -------------
    Total operating expenses....................................       23,082        22,949
Depreciation and amortization...................................          879           833
                                                                  ------------  -------------

    Total expenses..............................................   $   23,961     $  23,782
                                                                  ------------  -------------
                                                                  ------------  -------------

    The Company will continue to recognize depreciation and amortization on assets transferred in connection with the Affiliations. However, such charges are not considered operating expenses under the Service Agreements and will not enter into the calculation of the service fees.

    The combined historical financial information of the Founding Affiliated Practices presented herein does not represent the financial position or results of operations of Pentegra Dental or the Company. Because of the significant relationship that will exist among the Company and the Founding Affiliated Practices upon completion of the IPO, this information is presented solely for the purpose of providing disclosures to potential investors regarding the group of entities with which Pentegra Dental will be contracting to provide future services. The Founding Affiliated Practices were not operated under common control or management during the fiscal years ended December 31, 1996 or 1997. However, combined financial information has been presented because entering into the Service Agreements with all of the Founding Affiliated Practices is contingent upon a single event, the completion of the IPO.

5.  REDEEMABLE PREFERRED STOCK

    In May 1997, the Company authorized the designation, out of the authorized and unissued preferred stock, of two classes of 5,000,000 shares each, designated as "Class A" and "Class B." In May 1997, the Company issued 133,335 shares of Class B nonvoting preferred stock for cash of approximately $1,000. In June 1997, the Company issued 900,000 shares of Class A nonvoting preferred stock, 550,000 shares of Class B nonvoting preferred stock and 435,000 shares of common stock for $1,457,000. The Company allocated $675,000 of the proceeds to the Class A preferred stock, $413,000 to the Class B preferred stock and $369,000 to the common stock based on the value of $0.75, $0.75 and $0.85 per share, respectively, as determined by an independent valuation of the fair value of those shares as of the date of issuance. The proceeds from these stock issuances were reserved for legal and accounting costs associated with the IPO, as well as operating costs. Holders of both classes of preferred stock are entitled to per share dividends equivalent to any dividends that may be declared on the common stock, but not to cumulative dividends. The preferred stock entitles the holders thereof to preference in liquidation over the common stock.

    The terms of the Class A and B preferred stock provide for it to be redeemed for $1.00 to $3.00 per share, as determined by the Company's Board of Directors, upon completion of an initial public offering. The Board of Directors has established the redemption price at $1.50 per share. In connection with

                          PENTEGRA DENTAL GROUP, INC.

5.  REDEEMABLE PREFERRED STOCK (CONTINUED)
negotiating the IPO and the Affiliations, certain officers and directors agreed that the Company may repurchase their shares of Class B Preferred Stock at the subscription price. Accordingly, the Company will use a portion of the net proceeds of the IPO to repurchase 245,835 shares of its Class B preferred stock held by those officers and directors at repurchase prices equal to the subscription prices, which ranged from $0.01 to $1.00 per share (aggregating to $114,000). The remaining 1,337,500 shares of Class A and B preferred stock outstanding will be redeemed at a price of $1.50 per share (aggregating to $2,006,000), of which $1.15 per share will be paid in cash and $0.35 per share will be paid in the form of a 6.0% promissory note that becomes due and payable by the Company on the earlier of the fifth anniversary of the date of the closing of the IPO or the date on which the Company offers and sells an amount of equity securities with gross proceeds equal to or greater than the gross proceeds of the IPO. The Company will recognize a dividend on the preferred stock for the difference between the redemption amount and the recorded value at the date of redemption. That difference has not been accreted to the redemption amount during the current period because the date of the IPO is not determinable.

6.  COMMON STOCK

    All share information in the accompanying financial statements has been retroactively restated to reflect a two-for-three share reverse stock split of the Company's common stock, which was effected in October 1997.

    In February 1997, the Company issued 666,667 shares of common stock for cash at a price of $0.015 per share. The Company issued an additional 766,667 shares of common stock to members of management during May 1997 for cash at a price of $0.015 per share. The Company valued these shares at $0.15 per share, based on an independent valuation of the fair value of those shares as of the date of issuance. In June 1997, in addition to the 290,000 shares of common stock issued in connection with the issuance of the Class A and Class B preferred stock, described in Note 5 above, the Company issued 33,333 shares of common stock for cash at a price of $0.015 per share. Those shares were valued at $1.27 per share, based on an independent valuation of the fair value of those shares as of the date of issuance.

    In September 1997, the Company repurchased 66,667 shares of its common stock at a purchase price of $0.01 per share, of which 46,667 shares were repurchased from a director of the Company. The Company issued 66,667 shares of common stock to an officer of the Company at a purchase price of $0.015 per share. Those shares were valued at the number of shares to be received by that officer in the Share Exchange at the IPO price. The differences between the cash received for shares of common stock and the fair value of those shares as of the respective dates of issuance have been recognized as compensation expense.

7.  NOTES PAYABLE

    In October 1997, the Company repurchased an additional 20,000 shares of its common stock from a director at a purchase price per share of $0.015, and issued
(i) 20,000 shares of common stock and (ii) $300,000 of 9.5% promissory notes due on the earlier of 30 days after the closing of the IPO or October 1998. The Company allocated the $300,000 proceeds between the promissory notes and the common stock based on their relative fair values, with the value of the shares based on $8.50 per share. The amount of the proceeds allocated to those shares of common stock was recorded as a discount on the promissory notes of approximately $180,000. The Company is accreting the discount over the term of the promissory notes.

                          PENTEGRA DENTAL GROUP, INC.

7.  NOTES PAYABLE (CONTINUED)
    In November 1997, the Company issued an additional $50,000 of 9.5% promissory notes due on the earlier of 30 days after the closing of the IPO or July 1998.

8.  SUBSEQUENT EVENTS

    In February 1998, the Company issued $486,000 of 15% promissory notes due on the earlier of three days after the closing of the IPO or eight months from the date the notes were issued.

    In March 1998, the Company completed the IPO, issuing 2,500,000 shares at $8.50 per share, and closed the related transactions under the terms described in the Notes above.

    In April 1998, the Company's underwriters exercised their option for the overallotment of 375,000 shares at $8.50 per share, net of underwriters discount.

                   PENTEGRA DENTAL GROUP, INC. AND SUBSIDIARY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                          PENTEGRA DENTAL GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                                     (000S)

                                                                                          DECEMBER 31,   MARCH 31,
                                                                                              1997         1998
                                                                                          ------------  -----------
                                                      ASSETS
Current Assets:
  Cash and Cash Equivalents.............................................................   $      100    $   6,708
  Prepaids and Other Current Assets.....................................................       --              101
                                                                                          ------------  -----------
    Total Current Assets................................................................          100        6,809

Property and Equipment, Net.............................................................          409        3,577
Goodwill, Net...........................................................................       --              183
Other Assets, Net.......................................................................        2,748           64
                                                                                          ------------  -----------
    Total Assets........................................................................   $    3,257    $  10,633
                                                                                          ------------  -----------
                                                                                          ------------  -----------

                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts Payable and Accrued Liabilities..............................................   $    2,095    $   1,313
  Accrued Employment Agreement..........................................................       --            1,250
                                                                                          ------------  -----------
    Total Current Liabilities...........................................................        2,095        2,563
Long Term Debt..........................................................................          215        1,074
Preferred Stock--Class A................................................................          675       --
Preferred Stock--Class B................................................................          414       --
Shareholders' Equity (Deficit)
  Common Stock..........................................................................           18            6
  Additional Paid in Capital............................................................        1,194       10,304
  Accumulated Deficit...................................................................       (1,354)      (3,314)
                                                                                          ------------  -----------
    Total Shareholders' Equity (Deficit)................................................         (142)       6,996
                                                                                          ------------  -----------
  Total Liabilities and Shareholders' Equity............................................   $    3,257    $  10,633
                                                                                          ------------  -----------
                                                                                          ------------  -----------

   The accompanying notes are an integral part of these financial statements.

                          PENTEGRA DENTAL GROUP, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                     (000S)

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                                                        INCEPTION,
                                                                                       FEBRUARY 21,
                                                                                           1997        FOR THE
                                                                                         THROUGH     THREE MONTHS
                                                                                        MARCH 31,    ENDED MARCH
                                                                                           1997        31, 1998
                                                                                       ------------  ------------

Revenue..............................................................................   $   --        $   --

Expenses:

  General and administrative expenses................................................           11           550

  Employment agreement...............................................................       --             1,250

  Interest expense...................................................................       --               160
                                                                                       ------------  ------------

Net loss.............................................................................   $      (11)   $   (1,960)
                                                                                       ------------  ------------

Preferred stock dividend.............................................................       --            (1,070)
                                                                                       ------------  ------------

Loss attributable to common stock....................................................   $      (11)   $   (3,030)
                                                                                       ------------  ------------
                                                                                       ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                           PENTEGRA DENTAL GROUP, INC
             CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                           CLASS A
                                                                        COMMON STOCK         ADDITIONAL   ACCUMULATED
                                                                  -------------------------    PAID IN       EQUITY
                                                                     SHARES       AMOUNT       CAPITAL     (DEFICIT)
                                                                  ------------  -----------  -----------  ------------

Balance at February 21, 1997....................................       --           --           --            --

Issuance of common stock ($0.015 per share cash on February 21,
  1997).........................................................       666,667   $       7    $       3        --

Issuance of common stock ($0.015 per share cash and $0.14 per
  share Compensation on May 22, 1997)...........................       766,667           8          107        --

Issuance of common stock ($1.27 per share on June 13, 1997).....       290,000           3          365        --

Issuance of common stock ($0.015 per share cash and $1.26 per
  share Compensation on June 13, 1997)..........................        33,333      --               42        --

Purchases of common stock.......................................       (86,667)         (1)      --            --

Issuance of common stock ($0.015 per share cash and $7.46 per
  share compensation on September 1, 1997)......................        66,667           1          497        --

Issuance of common stock with promissory notes ($9.00 per share
  discount on promissory notes on October 8, 1997)..............        20,000      --              180        --

Net Loss from inception through December 31, 1997...............       --           --           --            (1,354)
                                                                  ------------         ---   -----------  ------------

Balance at December 31, 1997....................................     1,756,667   $      18    $   1,194    $   (1,354)
                                                                  ------------         ---   -----------  ------------

Issuance of common stock........................................     2,500,000           3       16,357        --

Transfers of certain assets and liabilities From Founding
  Affiliated Practices..........................................     3,094,468           3       (6,180)       --

Dividend to Preferred Shareholders..............................       --           --           (1,070)       --

Repurchase of Common Stock and Share exchange...................      (909,237)        (18)           3        --

Net loss........................................................       --           --           --            (1,960)
                                                                  ------------         ---   -----------  ------------

Balance at March 31, 1998.......................................     6,441,898   $       6    $  10,304    $   (3,314)
                                                                  ------------         ---   -----------  ------------
                                                                  ------------         ---   -----------  ------------

   The accompanying notes are an integral part of these financial statements.

                          PENTEGRA DENTAL GROUP, INC.
                            STATEMENTS OF CASH FLOW
                           FOR THE THREE MONTHS ENDED
                                     (000S)

                                                                                       FOR THE PERIOD
                                                                                       FROM INCEPTION,    FOR THE
                                                                                        FEBRUARY 21,    THREE MONTHS
                                                                                        1997 THROUGH    ENDED MARCH
                                                                                       MARCH 31, 1997     31, 1998
                                                                                       ---------------  ------------
Cash flows from operating activities:
  Net loss...........................................................................           (11)     $   (1,960)
  Increase in accounts payable and accrued expenses..................................             4           1,476
  Changes in operating assets and liabilities........................................                           (49)
  Amortization of loan discount......................................................        --                 135
                                                                                                ---     ------------
  Net cash used in operating activities..............................................            (7)           (398)
                                                                                                ---     ------------
Cash used in investing activities
  Capital expenditures...............................................................            (2)           (310)
  Acquisition........................................................................        --                (100)
  Dividend to Founding Affiliated Practices..........................................        --              (6,492)
                                                                                                ---     ------------
    Net cash used in investing activities............................................            (2)         (6,902)
                                                                                                ---     ------------
Cash flows provided by financing activities:
  Issuance of common stock...........................................................            10          19,762
  Redemption of preferred stock......................................................        --              (1,691)
  Repurchase of common stock.........................................................        --                 (14)
  Proceeds from issuance of debt.....................................................        --                 486
  Repayment of long-term debt........................................................        --              (3,129)
  Offering costs.....................................................................        --              (1,447)
  Organization costs.................................................................        --                 (59)
                                                                                                ---     ------------
    Net cash provided by financing activities........................................            10          13,908
                                                                                                ---     ------------
Net increase in cash and cash equivalents............................................             1           6,608
                                                                                                ---     ------------
                                                                                                ---     ------------
Balance at inception, February 21, 1997 and January 1, 1998, respectively............        --                 100
Balance at end of period.............................................................             1           6,708
                                                                                                ---     ------------
                                                                                                ---     ------------
Non-Cash Activities
  Offering cost accrued..............................................................                    $    1,008
                                                                                                        ------------
                                                                                                        ------------
  Share exchange.....................................................................                    $       17
                                                                                                        ------------
                                                                                                        ------------
  Issuance of notes payable for prepaid assets and acquisitions......................                    $      373
                                                                                                        ------------
                                                                                                        ------------
  Issuance of notes payable for redemption of preferred stock........................                    $      468
                                                                                                        ------------
                                                                                                        ------------

   The accompanying notes are an integral part of these financial statements.

                          PENTEGRA DENTAL GROUP, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

    Pentegra Dental Group, Inc. together with its wholly owned subsidiary, Pentegra Investments, Inc. ("Pentegra" or the "Company"), provides practice management services to dental practices in the United States. In July 1997, the Company changed its name to Pentegra Investments, Inc. ("PII") and formed a new wholly owned subsidiary named Pentegra Dental Group, Inc. ("Pentegra Dental"). On March 30, 1998, simultaneously with the initial public offering, PII repurchased (the "Share Repurchase") from the stockholders of PII, on a pro rata basis, at a purchase price of $0.015 per share, that number of shares as was necessary so that the aggregate number of shares of Pentegra Dental common stock issued in connection with the Affiliations (as defined below) and the Share Exchange (as defined below) would not exceed 3,941,898 shares. Pursuant to that agreement, PII repurchased 909,237 shares for approximately $14,000. The shareholders exchanged on a share-for-share basis, shares of PII common stock, par value $0.015 per share, for 1,756,667 shares of common stock of Pentegra Dental (the "Share Exchange"). On March 30, 1998, Pentegra Dental acquired (the "Affiliations") simultaneously with the closing of its initial public offering (the "Offering" or "IPO") of its common stock, par value $.001 per share (the "Common Stock"), substantially all of the tangible and intangible assets, and assumed the liabilities, of 50 dental practices (collectively, the "Founding Affiliated Practices") in exchange for 3.1 million shares of Common Stock, $6.5 million in cash and net assets assumed of approximately $300,000. The net proceeds of the 2.5 million shares of Common Stock issued in the IPO (after deducting the underwriting discounts and commissions) were $19.8 million. Total related offering costs were $3.4 million. The acquisitions of the Founding Affiliated Practices have been accounted for in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 48.

    In accordance with Staff Accounting Bulletin ("SAB") No. 48, "Transfers of Nonmonetary Assets by Promoters or Shareholders", published by the SEC, the acquisition of the assets and assumption of certain liabilities for all of the Founding Affiliated Practices pursuant to the Acquisitions has been accounted for by the Company at the transferors' historical cost basis, with the shares of common stock issued in those transactions being valued at the historical cost of the nonmonetary assets acquired net of liabilities assumed. The cash consideration of $6.5 million, paid at closing on March 30, 1998, less net assets acquired of approximately $300,000, is reflected as a dividend by Pentegra to the owners of the Founding Affiliated Practices in the quarter ended March 31, 1998. SAB No. 48 is not applicable to any acquisitions made by the Company subsequent to the IPO. It is currently anticipated that the Company's future acquisitions of certain of the assets and liabilities of Affiliated Practices may result in substantial annual noncash amortization charges for intangible assets in the Company's statements of operations.

    In May 1998, the Board of Directors approved the change of Pentegra's fiscal year from December 31 to March 31, effective for the year beginning April 1, 1998.

    The unaudited condensed consolidated financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting and disclosures, but do not purport to be a complete presentation inasmuch as all note disclosures required are not included. In the opinion of management, the financial statements reflect all elimination entries and normal adjustments that are necessary for a fair presentation of the results for the interim period ended March 31, 1998.

                          PENTEGRA DENTAL GROUP, INC.

                                  (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
    Operating results for interim periods are not necessarily indicative of the results for full years. It is suggested that these consolidated financial statements be read in conjunction with the Financial Statements of Pentegra and related notes thereto, and management's discussion and analysis related thereto, all of which are included in the Company's Registration Statement on Form S-1 (No. 333-37633), as amended (the "Registration Statement"), filed with the SEC in connection with the Offering.

2. SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES

    The Company utilizes the liability method of accounting for income taxes. Under this method, deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates currently in effect when the differences reverse.

    As reflected in the accompanying balance sheets, the Company incurred a deficit of $3,314,000 during the period from inception, February 21, 1997, through March 31, 1998. The Company has recognized no tax benefit from this net loss. Due to the limited operations of the Company since its inception, a valuation allowance has been established to offset the deferred tax asset related to these net losses that have been capitalized for tax purposes. There is no other significant difference in the tax and book bases of the Company's assets or liabilities that would give rise to deferred tax balances.

EARNINGS PER SHARE

    Earnings per share has been excluded from the financial statements because the Company has limited historical operations and does not have a significant operating history.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

3. REDEEMABLE PREFERRED STOCK

    Prior to the IPO, certain officers and directors agreed to permit PII to repurchase their shares of Class B Preferred Stock at the subscription price. Accordingly, the Company used a portion of the net proceeds of the IPO to repurchase 245,835 shares of PII Class B Preferred Stock held by those officers and directors at repurchase prices equal to the subscription prices, which ranged from $0.01 to $1.00 per share. The remaining 1,337,500 shares of Class A and B preferred stock outstanding were redeemed at a price of $1.50 per share, of which $1.15 per share was paid in cash and $0.35 per share was paid in the form of 6.0% promissory note that becomes due and payable by the Company on the earlier of the fifth anniversary of the date of the closing of the IPO or the date on which the Company offers and sells an amount of equity securities with gross proceeds equal to or greater than the gross proceeds of the IPO. The Company

                          PENTEGRA DENTAL GROUP, INC.

                                  (UNAUDITED)

3. REDEEMABLE PREFERRED STOCK (CONTINUED) recognized a dividend on the preferred stock for the difference between the redemption amount and the recorded value at the date of the IPO of approximately $1,070,000.

4. NOTES PAYABLE

    In October 1997, the Company repurchased an additional 20,000 shares of its common stock from a director at a purchase price per share of $0.015, and issued
(i) 20,000 shares of common stock and (ii) $300,000 of 9.5% promissory notes due on the earlier of 30 days after the closing of the IPO or October 1998. The Company allocated the $300,000 proceeds between the promissory notes and the common stock based on their relative fair values, with the value of the shares based on $8.50 per share. The amount of the proceeds allocated to those shares of common stock was recorded as a discount on the promissory notes of approximately $180,000. The notes and interest were repaid in March 1998. The Company recognized the remaining unamortized discount of $135,000 in interest expense during the three-month period ending March 31, 1998.

    In November 1997, the Company issued an additional $50,000 of 9.5% promissory notes due on the earlier of 30 days after the closing of the IPO or July 1998. The notes and interest were repaid in March 1998.

    In February 1998, the Company issued $486,000 of 15% promissory notes due on the earlier of three days after the closing of the IPO or eight months from the date the notes were issued. The notes and interest were repaid on March 30, 1998.

    In connection with the IPO, the Company issued approximately $468,000 notes payable to certain shareholders formerly owning preferred stock. The notes bear 6% interest and are payable on the earlier of the fifth anniversary of the IPO, or the date upon which the Company offers and sells an amount of equity securities equal or greater to the gross proceeds of the IPO.

5. ACCUMULATED DEFICIT

    The Company's accumulated deficit at March 31, 1998 is primarily attributable to compensation costs and other costs of managing the Company prior to its IPO. On March 30, 1998, an employment bonus of $1,250,000 to the Chairman of the Board of Directors (the "Chairman") was recorded, and therefore is included in the Company's accumulated deficit. Payment of the bonus will be made in increments of $10,000 on the closing of each future dental practice affiliation until the bonus has been paid in full. Pursuant to the terms of the Company's employment agreement with the Chairman, the employment bonus must be paid in full within three years of the Offering.

6. YEAR 2000

    The year 2000 issue is the result of computer programs using two digits to define the applicable year rather than four. Any programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. A computer system that is not year 2000 compliant would not be able to correctly process certain data, or, in extreme situations, system failure could result.

                          PENTEGRA DENTAL GROUP, INC.

                                  (UNAUDITED)

6. YEAR 2000 (CONTINUED)
    The Company has recently completed the purchase and installation of year 2000 compliant software for its operations. Accordingly the Company does not expect the year 2000 issue to have a material effect on its financial position, results of operations or cash flows.

7. SUBSEQUENT EVENTS

    In April 1998, the underwriters of the IPO exercised their option to sell an additional 375,000 shares of common stock for $8.50 per share. The net proceeds after commissions provided an additional $3 million in cash to the Company.

    Also in April 1998, the Company filed a Form S-4, registering an additional
1.5 million shares of Common Stock in the Company. The shares will be issued by the Company as consideration for the affiliation of practices.

                          PENTEGRA DENTAL GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                     (000S)

                                                                                              MARCH 31,   JUNE 30,
                                                                                                1998        1998
                                                                                             -----------  ---------
                                                      ASSETS
Current assets:
  Cash and cash equivalents................................................................   $   6,708   $   3,094
  Receivables from affiliated practices....................................................      --           3,447
  Prepaid and other current assets.........................................................         101         291
                                                                                             -----------  ---------
    Total current assets...................................................................       6,809       6,832

Property and equipment, net................................................................       3,577       4,245
Intangible assets, net.....................................................................         183       6,988
Notes receivables from affiliated practices................................................      --             657
Other assets, net..........................................................................          64          90
                                                                                             -----------  ---------
    Total assets...........................................................................   $  10,633   $  18,812
                                                                                             -----------  ---------
                                                                                             -----------  ---------

                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued liabilities.................................................   $   1,313   $   1,850
  Accrued employment agreement.............................................................       1,250       1,190
                                                                                             -----------  ---------
    Total current liabilities..............................................................       2,563       3,040

Long-term debt.............................................................................       1,074         502
                                                                                             -----------  ---------
      Total liabilities....................................................................       3,637       3,542
                                                                                             -----------  ---------
Shareholders' equity
  Common stock.............................................................................           6           7
  Additional paid-in capital...............................................................      10,304      17,903
  Retained earnings (deficit)..............................................................      (3,314)     (2,640)
                                                                                             -----------  ---------
    Total shareholders' equity.............................................................       6,996      15,270
                                                                                             -----------  ---------
    Total liabilities and shareholders' equity.............................................   $  10,633   $  18,812
                                                                                             -----------  ---------
                                                                                             -----------  ---------

   The accompanying notes are an integral part of these financial statements.

                          PENTEGRA DENTAL GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                       FOR THE THREE   FOR THE THREE
                                                                                       MONTHS ENDED    MONTHS ENDED
                                                                                       JUNE 30, 1997   JUNE 30, 1998
                                                                                      ---------------  -------------
Net revenue.........................................................................     $  --          $     7,412
                                                                                             -----     -------------
Operating expenses:
  Clinical salaries, wages and benefits.............................................        --                2,836
  Dental supplies and lab fees......................................................        --                1,220
  Rent..............................................................................        --                  550
  Advertising and marketing.........................................................        --                  111
  General and administrative........................................................            80              876
  Compensation expense in connection with issuance of common stock..................           148               --
  Other operating expenses..........................................................        --                  751
  Depreciation and amortization.....................................................        --                  171
                                                                                             -----     -------------
    Total operating expenses........................................................           228            6,515
                                                                                             -----     -------------
Earnings (loss) from operations.....................................................          (228)             897
  Interest income, net..............................................................        --                   40
                                                                                             -----     -------------
Income (loss) before income taxes...................................................          (228)             937
  Income taxes......................................................................        --                  263
                                                                                             -----     -------------
Net income (loss)...................................................................     $    (228)     $       674
                                                                                             -----     -------------
                                                                                             -----     -------------
Basic and diluted earnings per share................................................                    $      0.10
                                                                                                       -------------
                                                                                                       -------------
Weighted average number of shares outstanding:
  Basic.............................................................................                      6,886,000
                                                                                                       -------------
                                                                                                       -------------
  Diluted...........................................................................                      6,886,000
                                                                                                       -------------
                                                                                                       -------------

   The accompanying notes are an integral part of these financial statements.

                          PENTEGRA DENTAL GROUP, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                            COMMON STOCK         ADDITIONAL   RETAINED       TOTAL
                                                      -------------------------    PAID-IN    EARNINGS   SHAREHOLDERS'
                                                        SHARES       AMOUNT        CAPITAL    (DEFICIT)     EQUITY
                                                      ----------  -------------  -----------  ---------  -------------
Balance at April 1, 1998............................   6,441,898    $       6     $  10,304   $  (3,314)   $   6,996
Issuance of common stock............................     375,000                      2,929                    2,929
Issuance of common stock to affiliated practices....     677,592            1         4,670                    4,671
Net income..........................................                                                674          674
                                                                           --
                                                      ----------                 -----------  ---------  -------------
Balance at June 30, 1998............................   7,494,490    $       7     $  17,903   $  (2,640)   $  15,270
                                                                           --
                                                                           --
                                                      ----------                 -----------  ---------  -------------
                                                      ----------                 -----------  ---------  -------------

   The accompanying notes are an integral part of these financial statements.

                          PENTEGRA DENTAL GROUP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                     (000S)

                                                                                       FOR THE THREE   FOR THE THREE
                                                                                       MONTHS ENDED    MONTHS ENDED
                                                                                       JUNE 30, 1997   JUNE 30, 1998
                                                                                      ---------------  -------------
Net cash used in operating activities...............................................     $     (88)      $  (1,358)
                                                                                             -----     -------------
Cash used in investing activities:
  Capital expenditures..............................................................            (3)           (252)
  Acquisition of intangible assets..................................................        --              (2,782)
  Issuance of notes receivable to affiliated practices..............................        --                (718)
                                                                                             -----     -------------
    Net cash used in investing activities...........................................            (3)         (3,752)
                                                                                             -----     -------------
Cash flows provided by financing activities:
  Issuance of common stock..........................................................           378           2,964
  Issuance of preferred stock.......................................................           763          --
  Repayment of indebtedness.........................................................        --                (392)
  Payment of offering costs.........................................................          (200)         (1,076)
  Payment of organization costs.....................................................            (6)         --
                                                                                             -----     -------------
    Net cash provided by financing activities.......................................           935           1,496
                                                                                             -----     -------------
Net increase (decrease) in cash and cash equivalents................................           844          (3,614)
                                                                                             -----     -------------
Balance at beginning of period......................................................             1           6,708
                                                                                             -----     -------------
Balance at end of period............................................................     $     845       $   3,094
                                                                                             -----     -------------
                                                                                             -----     -------------
Non-cash activities:
  Stock subscription receivable.....................................................           326          --

   The accompanying notes are an integral part of these financial statements.

                          PENTEGRA DENTAL GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  ORGANIZATION AND BASIS OF PRESENTATION

    Pentegra Dental Group, Inc. (the "Company") together with its wholly owned subsidiary, Pentegra Investments, Inc. ("PII"), provides practice management services to dental practices in the United States. In July 1997, the Pentegra Dental Group, Inc., changed its name to Pentegra Investments, Inc. and formed a new wholly owned subsidiary named Pentegra Dental Group, Inc. ("Pentegra Dental" or "the Company"). On March 30, 1998, simultaneously with the Company's initial public offering, PII repurchased (the "Share Repurchase") from the stockholders of PII, on a pro rata basis, at a purchase price of $0.015 per share, that number of shares as was necessary so that the aggregate number of shares of Pentegra Dental common stock, par value $.001 per share (the "Common Stock") issued in connection with the Affiliations (as defined below) and the Share Exchange (as defined below) would not exceed 3,941,898 shares. Pursuant to that agreement, PII repurchased 909,237 shares for approximately $14,000. The shareholders exchanged on a share-for-share basis, shares of PII common stock, par value $0.015 per share, for 1,756,667 shares of Common Stock (the "Share Exchange"). On March 30, 1998, Pentegra Dental acquired (the "Affiliations") simultaneously with the closing of its initial public offering (the "Offering" or "IPO"), substantially all of the tangible and intangible assets, and assumed the liabilities, of 50 dental practices (collectively, the "Founding Affiliated Practices") in exchange for 3.1 million shares of Common Stock, $6.5 million in cash and net assets assumed of approximately $300,000. The net proceeds of the
2.5 million shares of Common Stock issued in the IPO (after deducting the underwriting discounts and commissions) were $19.8 million. Total related offering costs were $3.4 million.

    The acquisitions of the Founding Affiliated Practices have been accounted for in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 48, "Transfers of Nonmonetary Assets by Promoters or Shareholders". In accordance with SAB No. 48, the acquisition of the assets and assumption of certain liabilities for all of the Founding Affiliated Practices pursuant to the Affiliations has been accounted for by the Company at the transferors' historical cost basis, with the shares of Common Stock issued in those transactions being valued at the historical cost of the nonmonetary assets acquired net of liabilities assumed. The cash consideration of approximately $6.5 million, paid at closing on March 30, 1998, less net assets acquired of approximately $300,000, is reflected as a dividend by the Company to the owners of the Founding Affiliated Practices in the quarter ended March 31, 1998. SAB No. 48 is not applicable to any acquisitions made by the Company subsequent to the IPO. Acquisitions of certain of the assets and liabilities of practices that affiliate with the Company after the IPO will generally be accounted for as purchases, and may result in substantial annual noncash amortization charges for intangible assets in the Company's statements of operations. In April, 1998, the over allotment option to sell 375,000 share of common stock was exercised at a price of $8.50 per share, yielding additional net proceeds to the Company of approximately $2.9 million.

    On April 17, 1998, the Company filed a registration statement on Form S-4 for 1,500,000 shares of Common Stock, which the Company may issue from time to time in connection with the direct and indirect acquisitions of other businesses, properties or securities in business combination transactions. The terms upon which it issues the shares in business combination transactions are determined through negotiations with the security holders or principal owners of the businesses whose securities or assets are to be acquired. The shares that are issued are valued at prices reasonably related to prevailing market prices for the Common Stock. Persons receiving Common Stock in connection with such acquisitions may be contractually required to hold all or some portion of the Common Stock for varying periods of time. As of June 30, 1998, 677,592 shares registered under this filing had been issued.

                          PENTEGRA DENTAL GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

1.  ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
    In May 1998, the Company changed its fiscal year from December 31 to March 31, effective for the year beginning April 1, 1998.

    The unaudited consolidated financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting and disclosures, but do not purport to be a complete presentation inasmuch as all note disclosures required are not included. In the opinion of management, the consolidated financial statements reflect all elimination entries and normal adjustments that are necessary for a fair presentation of the results for the interim period ended June 30, 1998.

    Operating results for interim periods are not necessarily indicative of the results for full years. It is suggested that these consolidated financial statements be read in conjunction with the Financial Statements of Pentegra Dental Group, Inc., and related notes thereto, and management's discussion and analysis related thereto, all of which are included in the Company's Registration Statement on Form S-1 (No. 333-37633), as amended (the "Registration Statement"), filed with the SEC in connection with the Offering.

2.  SIGNIFICANT ACCOUNTING POLICIES

    INTANGIBLE ASSETS

    Intangible assets consist primarily of management service fee intangibles which are amortized over a 25-year period. The Company's management periodically evaluates the realizability of the intangible assets on a practice by practice basis considering such factors as profitability and net cash flow. Should this evaluation result in an assessment that the value of the intangible asset is impaired, a loss will be recorded in the period that the impairment is identified. If it is determined that the estimated amortization period requires revision, that revision will be made on a prospective basis.

    INCOME TAXES

    The Company utilizes the liability method of accounting for income taxes. Under this method, deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates currently in effect when the differences reverse.

    The Company's effective tax rate for the period was 28%. The difference between the effective tax rate and the statutory rate reflects the utilization of operating loss carryforwards.

    EARNINGS PER SHARE

    Earnings per share are computed based upon the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Diluted earnings per share are not separately presented because such amounts would be the same as amounts computed for basic earnings per share. Outstanding options to purchase 686,666 shares of Common Stock at exercise prices above the

                          PENTEGRA DENTAL GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) market value of Common Stock were excluded from the calculation of earnings per share for the three months ended June 30, 1998 because their effect would have been antidilutive.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

3.  NOTES PAYABLE

    On June 1, 1998, the Company closed a revolving bank credit facility with Bank One, Texas, N.A., which provides the Company with a revolving line of credit of up to $15.0 million, to be used for general corporate purposes including financing of acquisitions, capital expenditures and working capital. The credit facility is collateralized by liens on certain of the Company's assets, including its rights under the management service agreements and accounts receivable. The credit facility contain restrictions on the incurrence of additional indebtedness and payment of dividends on the Common Stock. Additionally, compliance with certain financial covenants is required and the lender has approval rights with respect to acquisitions exceeding certain limits. At June 30, 1998, no amounts were outstanding under the revolving line of credit.

4.  RETAINED EARNINGS (DEFICIT)

    The Company's retained earnings (deficit) at June 30, 1998 is primarily attributable to compensation costs and other costs of managing the Company prior to its IPO. On March 30, 1998, an employment bonus of $1,250,000 to the Chairman of the Board of Directors (the "Chairman") was recorded, and therefore is included in the Company's retained earnings (deficit). Payments of the bonus have been and will continue to be made in increments of $10,000 on the closing of each future dental practice affiliation until the bonus has been paid in full. Pursuant to the terms of the Company's employment agreement with the Chairman, the employment bonus must be paid in full within three years of the IPO. At June 30, 1998, a bonus payable of $1,190,000 remained outstanding.

5.  NEW DENTIST AFFILIATIONS

    During the period from March 30, 1998 through June 30, 1998, the Company completed new dentist affiliations with 10 practices representing 14 dentists and 10 office locations. Total consideration related to the new affiliations consisted of 677,592 shares of Common Stock and $2,782,000 cash. The cost of each of the above new dental practice affiliations has been allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed, resulting in intangibles of $6,861,000. These allocations may be adjusted to the extent that management becomes aware of additional information within one reporting year of the affiliation date which results in a material change in the amount of any contingency or changes in the estimated fair market value of assets acquired and liabilities assumed.

---------------------------------------------
                                   ---------------------------------------------
---------------------------------------------
                                   ---------------------------------------------

                                ----------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                       -----
Prospectus Summary................................           2

Risk Factors......................................           6

The Company.......................................          14

Recent Developments...............................          15

Price Range of Common Stock.......................          16

Dividend Policy...................................          16

Selected Financial Data...........................          17

Management's Discussion and Analysis of Financial
  Condition and Results of Operations.............          18

Business..........................................          21

Management........................................          32

Certain Transactions..............................          38

Security Ownership of Certain Beneficial Owners
  and Management..................................          40

Description of Convertible Debt Securities........          41

Description of Capital Stock......................          49

Shares Eligible for Future Sale...................          52

Certain United States Federal Income Tax
  Consequences....................................          54

Plan of Distribution..............................          57

Legal Matters.....................................          57

Experts...........................................          57

Additional Information............................          57

Index to Financial Statements.....................         F-1

                                      [LOGO]
                          PENTEGRA DENTAL GROUP, INC.

                                ---------------

                                   PROSPECTUS

                                ----------------

                               SEPTEMBER   , 1998

---------------------------------------------
                                   ---------------------------------------------
---------------------------------------------
                                   ---------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    DELAWARE GENERAL CORPORATION LAW

    Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

    Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Section 145(d) of the DGCL states that any indemnification under subsections
(a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

    Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    RESTATED CERTIFICATE OF INCORPORATION

    The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided for in Section 174 of the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification. Furthermore, the Company will, to the fullest extent permitted by the DGCL, as the DGCL currently exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under the DGCL from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law.

    BYLAWS

    The Bylaws of the Company provide that the Company will indemnify any director or officer of the Company to the fullest extent permitted by applicable law, and may, if and to the extent authorized by the Board of Directors, so indemnify such other persons whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever.

    UNDERWRITING AGREEMENT

    The Underwriting Agreement provides for the indemnification of the directors and officers of the Company in certain circumstances.

    INSURANCE

    The Company intends to maintain liability insurance for the benefit of its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.

 EXHIBIT
 NUMBER                                                        DESCRIPTION
---------             ---------------------------------------------------------------------------------------------
2.1(1)        --      Form of Asset Contribution Agreement between Pentegra Dental Group, Inc. and a sole proprietorship
2.2(1)        --      Form of Asset Contribution Agreement between Pentegra Dental Group, Inc. and a partnership
2.3(1)        --      Form of Asset Contribution Agreement between Pentegra Dental Group, Inc. and an entity
2.4(1)        --      Form of Agreement and Plan of Reorganization between Pentegra Dental Group, Inc. and an entity
2.5(1)        --      Exchange Agreement dated as of July 31, 1997 among Pentegra Investments, Inc., Pentegra
                        Dental Group, Inc. and the stockholders named therein
2.6(1)        --      Asset Contribution Agreement dated as of August 20, 1997 among Pentegra Dental Group, Inc.,
                        Pentegra, Ltd., Napili International and Omer K. Reed, D.D.S.
2.7(1)        --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        James P. Allen, D.D.S.
2.8(1)        --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Walter J. Anderson, D.D.S, Donald H. Plotkin, D.D.S, William H. Swilley,
                        D.D.S., William A. Cerny, D.D.S. and Graham A. Satchell, D.D.S., Inc., dba Anderson Dental
                        Group and Walter J. Anderson, D.D.S., Donald H. Plotkin, D.D.S., William A. Cerny, D.D.S.,
                        Brian M. Ellis, D.D.S. and Afshan Kaviani, D.D.S.
2.9(1)        --      Asset Contribution Agreement dated August 15, 1997 by and among Pentegra Dental Group, Inc.,
                        Ronnie Andress, D.D.S., Inc., and Ronnie Andress, D.D.S.
2.10(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Victor H. Burdick, D.D.S., P.C., and Victor H. Burdick, D.D.S.
2.11(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Marvin V. Cavallino, D.D.S., A Professional Corporation, and Marvin Cavallino,
                        D.D.S.
2.12(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., James H. Clarke, Jr., D.D.S., Inc. and James H. Clarke, Jr., D.D.S.
2.13(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Henry Cuttler, D.D.S.
2.14(1)       --      Agreement and Plan of Reorganization dated August 11, 1997 by and among Pentegra Dental
                        Group, Inc., Edward T. Dougherty, Jr., D.D.S., P.A., and Edward T. Dougherty, Jr., D.D.S.
2.15(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Family Dental Centers, P.A., Steve Anderson, D.D.S. and Lindi B. Anderson, D.D.S.

 EXHIBIT
 NUMBER                                                        DESCRIPTION
---------             ---------------------------------------------------------------------------------------------
2.16(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Richard H. Fettig, D.D.S.
2.17(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Alan H. Gerbholz, D.D.S., P.C. and The AMG Trust.
2.18(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Michael J. Gershtenson, D.D.S., P.C. and Michael J. Gershtenson, D.D.S.
2.19(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Mack E. Greder, D.D.S, P.C. and Mack Greder, D.D.S.
2.20(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Salvatore J. Guarnieri, D.D.S.
2.21(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Kent M. Hamilton, D.D.S, P.C. and Kent M. Hamilton, D.D.S.
2.22(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        David R. Henderson, D.D.S.
2.23(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Stephen Hwang, D.D.S.
2.24(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Jackson Dental Partnership, Penn Jackson, Sr. and Penn Jackson, Jr.
2.25(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Bruce A. Kanehl, D.D.S.
2.26(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Roger Allen Kay, D.D.S, P.A. and Roger A. Kay, D.D.S.
2.27(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Patrick T. Kelly, D.D.S, P.C. and Patrick T. Kelly, D.D.S.
2.28(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Brian K. Kniff, D.D.S, P.C., Brian K. Kniff, D.D.S and Gordon Ledingham,
                        D.D.S.
2.29(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Lakeview Dental, P.C. and Kevin Gasser, D.D.S.
2.30(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Donald W. Lanning, D.D.S.
2.31(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        David A. Little, D.D.S.
2.32(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Susan E. Lunson, D.D.S., P.C. and Susan E. Lunson, D.D.S.
2.33(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Richard W. Mains, Jr., D.M.D, P.C. and Richard W. Mains, Jr., D.M.D.
2.34(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        James M. McDonough, D.D.S.

 EXHIBIT
 NUMBER                                                        DESCRIPTION
---------             ---------------------------------------------------------------------------------------------
2.35(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        James W. Medlock, D.D.S., P.A. and James Medlock, D.D.S.
2.36(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., James Randy Mellard, D.D.S., M.S., P.C. and James Randy Mellard, D.D.S., M.S.
2.37(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Mary B. Mellard, D.D.S., P.C. and Mary B. Mellard, D.D.S.
2.38(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., T.L. Mullooly, D.D.S., Inc. and T.L. Mullooly, D.D.S.
2.39(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Byron L. Novosad, D.D.S., Inc. and Byron L. Novosad, D.D.S.
2.40(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Randy O'Brien, D.D.S., Inc. and Randy O'Brien, D.D.S.
2.41(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Terrence C. O'Keefe, D.D.S.
2.42(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Harold A. Pebbles, D.D.S., P.C. and Harold Pebbles, D.D.S.
2.43(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Jimmy F. Pinner, D.D.S.
2.44(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Omer K. Reed, D.D.S., Ltd. and Omer K. Reed, D.D.S.
2.45(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Richard Reinitz, D.D.S., P.C. and Richard Reinitz, D.D.S.
2.46(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Greg Richards, D.D.S.
2.47(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Richard N. Smith, DMD, P.C. and The Paradise Trust
2.48(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        John N. Stellpflug, D.D.S.
2.49(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Jack Stephens, D.D.S.
2.50(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Y. Paul Suzuki, D.D.S., P.S. and Paul Suzuki, D.D.S.
2.51(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Donald F. Tamborello, D.D.S.
2.52(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Helena Thomas, D.D.S.

 EXHIBIT
 NUMBER                                                        DESCRIPTION
---------             ---------------------------------------------------------------------------------------------
2.53(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Louis J. Thornley, D.D.S., P.S. and Louis J. Thornley, D.D.S.
2.54(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and S.
                        Victor Uhrenholdt, D.D.S.
2.55(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Scott Van Zandt, D.D.S.
2.56(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Ronald M. Yaros, D.D.S., P.C. and Ron Yaros, D.D.S.
                      The schedules and exhibits to the foregoing acquisition agreements have not been filed as exhibits to this Registration Statement. Pursuant to Item 601(b)(2) of Regulation S-K,
                        Pentegra Dental Group, Inc. agrees to furnish a copy of such schedules and exhibits to the
                        Commission upon request.
3.1(1)        --      Restated Certificate of Incorporation of Pentegra Dental Group, Inc.
3.2(1)        --      Bylaws of Pentegra Dental Group, Inc.
4.1(1)        --      Form of certificate evidencing ownership of Common Stock of Pentegra Dental Group, Inc.
4.2(1)        --      Form of Registration Rights Agreement for Owners of Founding Affiliated Practices
4.3(1)        --      Registration Rights Agreement dated September 30, 1997 between Pentegra Dental Group, Inc.
                        and the stockholders named therein
4.4           --      Form of Indenture from Pentegra Dental Group, Inc. to U.S. Trust Company of Texas, N.A., as
                        Trustee relating to the Convertible Debt Securities
5.1           --      Opinion of Jackson Walker L.L.P.
10.1(1)       --      Pentegra Dental Group, Inc. 1997 Stock Compensation Plan
10.2(1)       --      Employment Agreement dated July 31, 1997 between Pentegra Dental Group, Inc. and Omer K.
                        Reed, D.D.S.
10.3(1)       --      Employment Agreement dated July 1, 1997 between Pentegra Dental Group, Inc. and Gary S.
                        Glatter
10.4(1)       --      Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and John Thayer
10.5(1)       --      Employment Agreement dated September 1, 1997 between Pentegra Dental Group, Inc. and Sam H.
                        Carr
10.6(1)       --      Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and James Dunn,
                        Jr.
10.7(1)       --      Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and Kimberlee K.
                        Rozman
10.8(1)       --      Form of Service Agreement
10.9(1)       --      Amendment to Employment Agreement dated July 31, 1997 between Pentegra Dental Group, Inc. and
                        Omer K. Reed, D.D.S.
10.10(1)      --      Second Amendment to Employment Agreement dated July 31, 1997 between Pentegra Dental Group,
                        Inc. and Omer K. Reed, D.D.S.
10.11(1)      --      Amendment to Employment Agreement dated May 1, 1997 between Pentegra Dental Group, Inc. and
                        Gary S. Glatter

 EXHIBIT
 NUMBER                                                        DESCRIPTION
---------             ---------------------------------------------------------------------------------------------
10.12(1)      --      Amendment to Employment Agreement dated September 1, 1997 between Pentegra Dental Group, Inc.
                        and Sam H. Carr
10.13(1)      --      Amendment to Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and
                        James L. Dunn, Jr.
10.14(1)      --      Amendment to Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and
                        John Thayer
10.15(1)      --      Amendment to Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and
                        Kimberlee Rozman
10.16(1)      --      Second Amendment to Asset Contribution Agreement dated August 20, 1997 between Pentegra
                        Dental Group, Inc., Pentegra, Ltd., Napili International, Inc. and the shareholders of
                        Pentegra, Ltd. and Napili International, Inc.
10.17(2)      --      Credit Agreement dated June 1, 1998 between Bank One, Texas, N.A. and Pentegra Dental Group,
                        Inc.
12.1          --      Statement of Ratio of Earnings to Fixed Charges
23.1          --      Consent of PricewaterhouseCoopers LLP
23.2          --      Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)
24.1          --      Power of Attorney (contained on the signature page of this Registration Statement)
25.1          --      Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of U.S. Trust Company of Texas, N.A., as Trustee under Exhibit 4.4

---------

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-37633), and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

    (b) Financial Statement Schedules.

    All schedules are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes thereto.

ITEM 22.  UNDERTAKINGS.

    (a) The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Pentegra Dental Group, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 29, 1998.

                                PENTEGRA DENTAL GROUP, INC.

                                By:             /s/ GARY S. GLATTER
                                     -----------------------------------------
                                                  Gary S. Glatter
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Each person whose signature appears below hereby appoints Kimberlee K. Rozman and Sam H. Carr and each of them, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name of each such person who is then an officer or director of the Registrant, and to file, any amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 29, 1998.

          SIGNATURES            TITLE
------------------------------  ----------------------------------------------

     /s/ GARY S. GLATTER
------------------------------  President, Chief Executive Officer and
       Gary S. Glatter            Director (Principal Executive Officer)

       /s/ SAM H. CARR          Senior Vice President, Chief Financial Officer
------------------------------    and Director (Principal Financial and
         Sam H. Carr              Accounting Officer)

       /s/ OMER K. REED
------------------------------  Chairman of the Board
     Omer K. Reed, D.D.S.

     /s/ J. MICHAEL CASAS
------------------------------  Director
       J. Michael Casas

     /s/ GEORGE M. SIEGEL
------------------------------  Director
       George M. Siegel

    /s/ RONNIE L. ANDRESS,
            D.D.S.
------------------------------  Director
  Ronnie L. Andress, D.D.S.

          SIGNATURES            TITLE
------------------------------  ----------------------------------------------

   /s/ JAMES H. CLARKE, JR.
            D.D.S.
------------------------------  Director
 James H. Clarke, Jr. D.D.S.

   /s/ RONALD E. GEISTFELD
------------------------------  Director
 Ronald E. Geistfeld, D.D.S.

  /s/ MACK E. GREDER, D.D.S.
------------------------------  Director
    Mack E. Greder, D.D.S.

 /s/ ROGER ALLEN KAY, D.D.S.
------------------------------  Director
   Roger Allen Kay, D.D.S.

    /s/ GERALD F. MAHONEY
------------------------------  Director
      Gerald F. Mahoney

     /s/ ANTHONY P. MARIS
------------------------------  Director
       Anthony P. Maris

     /s/ RONALD M. YAROS
------------------------------  Director
   Ronald M. Yaros, D.D.S.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                                        DESCRIPTION
---------             ---------------------------------------------------------------------------------------------
2.1(1)        --      Form of Asset Contribution Agreement between Pentegra Dental Group, Inc. and a sole proprietorship
2.2(1)        --      Form of Asset Contribution Agreement between Pentegra Dental Group, Inc. and a partnership
2.3(1)        --      Form of Asset Contribution Agreement between Pentegra Dental Group, Inc. and an entity
2.4(1)        --      Form of Agreement and Plan of Reorganization between Pentegra Dental Group, Inc. and an entity
2.5(1)        --      Exchange Agreement dated as of July 31, 1997 among Pentegra Investments, Inc., Pentegra
                        Dental Group, Inc. and the stockholders named therein
2.6(1)        --      Asset Contribution Agreement dated as of August 20, 1997 among Pentegra Dental Group, Inc.,
                        Pentegra, Ltd., Napili International and Omer K. Reed, D.D.S.
2.7(1)        --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        James P. Allen, D.D.S.
2.8(1)        --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Walter J. Anderson, D.D.S, Donald H. Plotkin, D.D.S, William H. Swilley,
                        D.D.S., William A. Cerny, D.D.S. and Graham A. Satchell, D.D.S., Inc., dba Anderson Dental
                        Group and Walter J. Anderson, D.D.S., Donald H. Plotkin, D.D.S., William A. Cerny, D.D.S.,
                        Brian M. Ellis, D.D.S. and Afshan Kaviani, D.D.S.
2.9(1)        --      Asset Contribution Agreement dated August 15, 1997 by and among Pentegra Dental Group, Inc.,
                        Ronnie Andress, D.D.S., Inc., and Ronnie Andress, D.D.S.
2.10(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Victor H. Burdick, D.D.S., P.C., and Victor H. Burdick, D.D.S.
2.11(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Marvin V. Cavallino, D.D.S., A Professional Corporation, and Marvin Cavallino,
                        D.D.S.
2.12(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., James H. Clarke, Jr., D.D.S., Inc. and James H. Clarke, Jr., D.D.S.
2.13(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Henry Cuttler, D.D.S.
2.14(1)       --      Agreement and Plan of Reorganization dated August 11, 1997 by and among Pentegra Dental
                        Group, Inc., Edward T. Dougherty, Jr., D.D.S., P.A., and Edward T. Dougherty, Jr., D.D.S.
2.15(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Family Dental Centers, P.A., Steve Anderson, D.D.S. and Lindi B. Anderson, D.D.S.
2.16(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Richard H. Fettig, D.D.S.
2.17(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Alan H. Gerbholz, D.D.S., P.C. and The AMG Trust.
2.18(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Michael J. Gershtenson, D.D.S., P.C. and Michael J. Gershtenson, D.D.S.

 EXHIBIT
 NUMBER                                                        DESCRIPTION
---------             ---------------------------------------------------------------------------------------------
2.19(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Mack E. Greder, D.D.S, P.C. and Mack Greder, D.D.S.
2.20(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Salvatore J. Guarnieri, D.D.S.
2.21(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Kent M. Hamilton, D.D.S, P.C. and Kent M. Hamilton, D.D.S.
2.22(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        David R. Henderson, D.D.S.
2.23(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Stephen Hwang, D.D.S.
2.24(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Jackson Dental Partnership, Penn Jackson, Sr. and Penn Jackson, Jr.
2.25(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Bruce A. Kanehl, D.D.S.
2.26(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Roger Allen Kay, D.D.S, P.A. and Roger A. Kay, D.D.S.
2.27(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Patrick T. Kelly, D.D.S, P.C. and Patrick T. Kelly, D.D.S.
2.28(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Brian K. Kniff, D.D.S, P.C., Brian K. Kniff, D.D.S and Gordon Ledingham,
                        D.D.S.
2.29(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Lakeview Dental, P.C. and Kevin Gasser, D.D.S.
2.30(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Donald W. Lanning, D.D.S.
2.31(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        David A. Little, D.D.S.
2.32(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Susan E. Lunson, D.D.S., P.C. and Susan E. Lunson, D.D.S.
2.33(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Richard W. Mains, Jr., D.M.D, P.C. and Richard W. Mains, Jr., D.M.D.
2.34(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        James M. McDonough, D.D.S.
2.35(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        James W. Medlock, D.D.S., P.A. and James Medlock, D.D.S.
2.36(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., James Randy Mellard, D.D.S., M.S., P.C. and James Randy Mellard, D.D.S., M.S.
2.37(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Mary B. Mellard, D.D.S., P.C. and Mary B. Mellard, D.D.S.
2.38(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., T.L. Mullooly, D.D.S., Inc. and T.L. Mullooly, D.D.S.

 EXHIBIT
 NUMBER                                                        DESCRIPTION
---------             ---------------------------------------------------------------------------------------------
2.39(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Byron L. Novosad, D.D.S., Inc. and Byron L. Novosad, D.D.S.
2.40(1)       --      Asset Contribution Agreement dated August 20, 1997 by and among Pentegra Dental Group, Inc.,
                        Randy O'Brien, D.D.S., Inc. and Randy O'Brien, D.D.S.
2.41(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Terrence C. O'Keefe, D.D.S.
2.42(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Harold A. Pebbles, D.D.S., P.C. and Harold Pebbles, D.D.S.
2.43(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Jimmy F. Pinner, D.D.S.
2.44(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Omer K. Reed, D.D.S., Ltd. and Omer K. Reed, D.D.S.
2.45(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Richard Reinitz, D.D.S., P.C. and Richard Reinitz, D.D.S.
2.46(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Greg Richards, D.D.S.
2.47(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Richard N. Smith, DMD, P.C. and The Paradise Trust
2.48(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        John N. Stellpflug, D.D.S.
2.49(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Jack Stephens, D.D.S.
2.50(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Y. Paul Suzuki, D.D.S., P.S. and Paul Suzuki, D.D.S.
2.51(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Donald F. Tamborello, D.D.S.
2.52(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Helena Thomas, D.D.S.
2.53(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Louis J. Thornley, D.D.S., P.S. and Louis J. Thornley, D.D.S.
2.54(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and S.
                        Victor Uhrenholdt, D.D.S.
2.55(1)       --      Asset Contribution Agreement dated August 20, 1997 between Pentegra Dental Group, Inc. and
                        Scott Van Zandt, D.D.S.
2.56(1)       --      Agreement and Plan of Reorganization dated August 20, 1997 by and among Pentegra Dental
                        Group, Inc., Ronald M. Yaros, D.D.S., P.C. and Ron Yaros, D.D.S.
                      The schedules and exhibits to the foregoing acquisition agreements have not been filed as exhibits to this Registration Statement. Pursuant to Item 601(b)(2) of Regulation S-K,
                        Pentegra Dental Group, Inc. agrees to furnish a copy of such schedules and exhibits to the
                        Commission upon request.
3.1(1)        --      Restated Certificate of Incorporation of Pentegra Dental Group, Inc.

 EXHIBIT
 NUMBER                                                        DESCRIPTION
---------             ---------------------------------------------------------------------------------------------
3.2(1)        --      Bylaws of Pentegra Dental Group, Inc.
4.1(1)        --      Form of certificate evidencing ownership of Common Stock of Pentegra Dental Group, Inc.
4.2(1)        --      Form of Registration Rights Agreement for Owners of Founding Affiliated Practices
4.3(1)        --      Registration Rights Agreement dated September 30, 1997 between Pentegra Dental Group, Inc.
                        and the stockholders named therein
4.4           --      Form of Indenture from Pentegra Dental Group, Inc. to U.S. Trust Company of Texas, N.A., as
                        Trustee relating to the Convertible Debt Securities
5.1           --      Opinion of Jackson Walker L.L.P.
10.1(1)       --      Pentegra Dental Group, Inc. 1997 Stock Compensation Plan
10.2(1)       --      Employment Agreement dated July 31, 1997 between Pentegra Dental Group, Inc. and Omer K.
                        Reed, D.D.S.
10.3(1)       --      Employment Agreement dated July 1, 1997 between Pentegra Dental Group, Inc. and Gary S.
                        Glatter
10.4(1)       --      Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and John Thayer
10.5(1)       --      Employment Agreement dated September 1, 1997 between Pentegra Dental Group, Inc. and Sam H.
                        Carr
10.6(1)       --      Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and James Dunn,
                        Jr.
10.7(1)       --      Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and Kimberlee K.
                        Rozman
10.8(1)       --      Form of Service Agreement
10.9(1)       --      Amendment to Employment Agreement dated July 31, 1997 between Pentegra Dental Group, Inc. and
                        Omer K. Reed, D.D.S.
10.10(1)      --      Second Amendment to Employment Agreement dated July 31, 1997 between Pentegra Dental Group,
                        Inc. and Omer K. Reed, D.D.S.
10.11(1)      --      Amendment to Employment Agreement dated May 1, 1997 between Pentegra Dental Group, Inc. and
                        Gary S. Glatter
10.12(1)      --      Amendment to Employment Agreement dated September 1, 1997 between Pentegra Dental Group, Inc.
                        and Sam H. Carr
10.13(1)      --      Amendment to Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and
                        James L. Dunn, Jr.
10.14(1)      --      Amendment to Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and
                        John Thayer
10.15(1)      --      Amendment to Employment Agreement dated July 12, 1997 between Pentegra Dental Group, Inc. and
                        Kimberlee Rozman
10.16(1)      --      Second Amendment to Asset Contribution Agreement dated August 20, 1997 between Pentegra
                        Dental Group, Inc., Pentegra, Ltd., Napili International, Inc. and the shareholders of
                        Pentegra, Ltd. and Napili International, Inc.
10.17(2)      --      Credit Agreement dated June 1, 1998 between Bank One, Texas, N.A. and Pentegra Dental Group,
                        Inc.
12.1          --      Statement of Ratio of Earnings to Fixed Charges
23.1          --      Consent of PricewaterhouseCoopers LLP
23.2          --      Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)
24.1          --      Power of Attorney (contained on the signature page of this Registration Statement)

 EXHIBIT
 NUMBER                                                        DESCRIPTION
---------             ---------------------------------------------------------------------------------------------
25.1          --      Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of U.S. Trust Company of Texas, N.A., as Trustee under Exhibit 4.4

---------

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-37633), and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.